Exhibit 1

Annual Financial Report

(Japanese GAAP)

This report is an English translation of “Yukashoken-Houkokusho” as of and for the year ended March 31, 2006, pursuant to the Japanese Securities and Exchange Law, Regulation 24-1, filed on June 26, 2006 through Electronic Disclosure for Investors’ Network (EDINET), pursuant to the Japanese Securities and Exchange Law, Regulation 27-30-2.

Document for filing:	Annual Financial Report

Pursuant to:	Japanese Securities and Exchange Law, Regulation 24-1

Administrative division for filing to:	Director of Kanto Local Finance Bureaus

Filing date:	June 26, 2006

Period of Annual Financial Report for:	April 1, 2005 ~ March 31, 2006

Company name:	NISSIN CO., LTD.
	Note:	Nissin Co., Ltd. will change its company's name to NIS Group Co., Ltd. on October 1, 2006, in accordance with a resolution of the 47th Annual Shareholders’ Meeting held on June 24, 2006.

Representative:	Shinsuke Amiya, President, Representative Director and Co-CEO

Location of Matsuyama Head Office:	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime (The address above is the registered head office; the actual principal executive office is the Tokyo Head Office indicated below)

Telephone:	+ 81-89-943-2400

Contact:	Shigeharu Nakashima, Deputy General Manager of Operations Control Division and General Manager of Accounting & Controller Department

Location of Tokyo Head Office:	6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo

Telephone:	+ 81-3- 3348-2424

Contact:	Shigeharu Nakashima, Deputy General Manager of Operations Control Division and General Manager of Accounting & Controller Department

Locations where the filing is available to the public:	Tokyo Head Office, Nissin Co., Ltd. (6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo)

Osaka Branch Office, Nissin Co., Ltd. (2-27, Shiromi 1-chome, Chuo-ku, Osaka City, Osaka)

Eastern Japan Investigation Department, Nissin Co., Ltd. (1-8, Hon-cho 4-chome, Kawaguchi City, Saitama)

Chiba-chuo Loan Office, Nissin Co., Ltd. (14-13, Fujimi 1-chome, Chuo-ku, Chiba City, Chiba)

Yokohama Higashiguchi Loan Office, Nissin Co., Ltd. (5-32, Kinko-cho, Kanagawa-ku, Yokohama City, Kanagawa)

Nagoya Loan Center, Nissin Co., Ltd. (5-31, Nishiki 3-chome, Naka-ku, Nagoya City, Aichi)

Sannomiya Loan Office, Nissin Co., Ltd. (2-20, Gokodori 4-chome, Chuo-ku, Kobe City, Hyogo)

Tokyo Stock Exchange, Inc. (2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)

Annual Financial Report

FIRST SECTION:     CORPORATE INFORMATION

Note:     All amounts in these financial statements are rounded down to the nearest unit.

ITEM 1.     OVERVIEW OF THE CORPORATION

1.     Key Financial Data and Trends

	Year Ended / As of March 31,
	2002	2003	2004	2005	2006

	(in millions except percentages, shares, per share data and number of employees)
Consolidated Financial Data:
Operating revenues	¥36,515	¥45,601	¥45,693	¥45,867	¥60,991
Ordinary income	9,256	10,714	11,112	8,592	12,785
Net income	4,817	5,209	6,186	6,525	9,033
Shareholders’ equity	43,191	44,905	53,832	65,793	79,824
Total assets	177,834	203,714	207,955	226,287	350,861
Shareholders’ equity per share (in yen)	1,310.62	708.98	425.90	127.11	58.35
Net income per share (in yen):
Basic	146.13	79.63	49.04	12.67	6.91
Diluted	146.12	—	45.21	11.53	6.50
Shareholders’ equity ratio (%)	24.3	22.0	25.9	29.1	22.8
Return on equity (%)	11.7	11.8	12.5	10.9	12.4
Price earnings ratio (times)	11.3	12.2	17.3	23.7	37.3
Net cash (used in) provided by operating activities	(20,396)	(14,347)	5,053	16,202	(89,882)
Net cash provided by (used in) investing activities	287	(1,462)	(2,184)	(15,825)	(17,144)
Net cash provided by (used in) financing activities	11,384	22,306	(6,237)	4,765	102,574
Cash and cash equivalents at end of year	17,116	23,612	20,243	25,376	21,105
Number of employees (persons)	859	832	851	818	998
Average number of temporary employees (persons)	77	82	94	85	100

Non-consolidated Financial Data:
Operating revenues	36,401	41,381	40,795	32,370	34,152
Ordinary income	9,431	10,304	10,596	7,989	8,109
Net income	4,978	4,945	5,483	6,279	6,944
Common stock	6,610	6,610	7,218	7,779	11,848
Issued shares (in thousand shares)	33,156	66,312	134,726	544,668	1,406,470
Shareholders’ equity	43,430	44,883	53,150	64,861	74,752
Total assets	177,697	201,680	201,733	206,782	300,715
Shareholders’ equity per share (in yen)	1,317.86	708.95	420.58	125.32	54.65
Dividends per share (in yen):
Full-year dividends	25.00	15.00	8.50	3.875	2.10
of which half-year dividend	12.50	6.50	3.75	1.375	1.00
Net income per share (in yen):
Basic	151.02	75.85	43.49	12.21	5.32
Diluted	151.01	—	40.19	11.20	5.02
Shareholders’ equity ratio (%)	24.4	22.3	26.4	31.4	24.9
Return on equity (%)	12.1	11.2	11.2	10.6	9.9
Price earnings ratio (times)	10.9	12.8	19.5	24.6	48.5
Dividend pay-out ratio (%)	16.6	19.4	19.4	31.7	39.5
Number of employees (persons)	816	813	785	680	720
Average number of temporary employees (persons)	76	81	86	74	90

Notes:	1.	Consumption taxes are excluded from operating revenues.
	2.	Diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the corresponding fiscal year.
	3.	On May 21, 2002, Nissin Co., Ltd. completed a 2-for-1 stock split.
	4.	On May 20, 2003, Nissin Co., Ltd. completed a 2-for-1 stock split.
	5.	On May 20, 2004, Nissin Co., Ltd. completed a 2-for-1 stock split.
	6.	On November 19, 2004, Nissin Co., Ltd. completed a 2-for-1 stock split.
	7.	On May 20, 2005, Nissin Co., Ltd. completed a 1.2-for-1 stock split.
	8.	On November 18, 2005, Nissin Co., Ltd. completed a 2-for-1 stock split.
	9.	The full-year dividends per share for the year ended March 31, 2003 includes the ¥1 commemorative dividend in connection with the listing of Nissin Co., Ltd. shares on the New York Stock Exchange.

Annual Financial Report

Notes:	10.	The half-year dividends per share for the year ended March 31, 2005, which amounted to ¥2.75, include the ¥0.5 commemorative dividend in connection with the listing of a subsidiary’s shares on the stock exchange. In addition, the amount of half-year dividends per share presented above is adjusted retroactively to reflect the 2-for-1 stock split completed on November 19, 2004.
	11.	The half-year dividends per share for the year ended March 31, 2006 amounted to ¥2.00. In addition, the amount of half-year dividends per share presented above is adjusted retroactively to reflect the 2-for-1 stock split completed on November 18, 2005.
	12.	Accounting Standards Board Statement (“ASB Statement”) No. 2, “Accounting Standard Concerning Net Income Per Share”, and Accounting Standards Board Guidance (“ASB Guidance”) No. 4, “Guidance for Accounting Standard Concerning Net Income Per Share”, issued by Accounting Standards Board of Japan (“ASBJ”) on September 25, 2002, were adopted beginning for the year ended March 31, 2003.
		In addition, per share data are adjusted retroactively as follows, reflecting the above mentioned standard and guidance, as well as stock splits:

	Year Ended / As of March 31,

Per Share Data	2002	2003	2004	2005	2006

	(in yen)
Consolidated:
Shareholders’ equity per share	¥34.13	¥36.93	¥44.37	¥52.96	¥58.35
Net income per share:
Basic	3.81	4.15	5.11	5.28	6.91
Diluted	3.81	—	4.71	4.80	6.50

Non-consolidated:
Shareholders’ equity per share	34.32	36.93	43.81	52.22	54.65
Dividends per share:
Full-year dividends	0.65	0.78	0.89	1.62	2.10
of which half-year dividend	0.33	0.34	0.39	0.57	1.00
Net income per share:
Basic	3.93	3.95	4.53	5.09	5.32
Diluted	3.93	—	4.19	4.67	5.02

Annual Financial Report
2.	Corporate History

May 1960	Nissin Shoji Co., Ltd. (Common stock ¥1.85 million) established in Matsuyama City as a financial institution specializing in discounting commercial bills.
April,1967	Merged with Nissin Real Estate Co., Ltd. (Common stock ¥8 million).
July 1967	Began offering real estate secured loans.
July 1972	Began offering consumer loans.
September 1981	Began offering small business owner loans.
February 1984	Registered as a money-lending company following the enactment of the “Moneylending Business Restriction Law”.
September 1988	Expanded business network to the Chugoku region by opening the Hiroshima Branch.
March 1990	Expanded business network to the Kinki region by opening the Osaka-Minami Branch.
April 1990	Merged with National Shinpan Co., Ltd. (Common stock ¥10 million).
May 1990	Began offering Wide loans.
November 1990	Changed company name to Nissin Co., Ltd., and relocated the head office to the current location.
March 1992	Expanded business network to the Kyushu region by opening the Fukuoka Branch.
January 1994	Expanded business network to the Kanto region by opening the Omiya Branch.
April 1994	Obtained approval from Japan Securities Dealers Association to register shares on the OTC market.
August 1994	Established the Tokyo Office to strengthen financing activities and recruiting capabilities in the Kanto region.
March 1995	Expanded business network to the Chubu region by opening the Nagoya Branch.
June 1995	Expanded business network to the Tohoku region by opening the Sendai Branch.
Expanded business network to the Hokkaido region by opening the Sapporo Branch.
September 1996	Listed on the Second Section of the Osaka Securities Exchange.
October 1996	Upgraded the Tokyo Office to branch office status.
April 1998	Upgraded the Tokyo Branch Office to head office status.
December 1998	Listed on the Second Section of the Tokyo Stock Exchange.
September 1999	Listed on the First Section of the Tokyo Stock Exchange and Osaka Securities Exchange.
March 2000	Began offering Business Timely loans.
July 2001	Established Nissin Servicer Co., Ltd., currently a consolidated subsidiary.
August 2002	Listed on the New York Stock Exchange.
November 2003	Established NIS Lease Co., Ltd., currently a consolidated subsidiary.
July 2004	Established Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd. (now renamed Nissin Leasing (China) Co., Ltd.), currently a consolidated subsidiary.
September 2004	Nissin Servicer Co., Ltd. was listed on the Mothers market of the Tokyo Stock Exchange.
December 2004	Acquired all the outstanding shares of Yamagen Securities Co., Ltd. (now renamed NIS Securities Co., Ltd.), currently a consolidated subsidiary.
December 2005	Acquired Aprek Co., Ltd., currently a consolidated subsidiary, through a cash tender offer.

Annual Financial Report

3.     Description of Business

The Nissin corporate group (collectively the “Company”), comprised of Nissin Co., Ltd. (“NISSIN”), its 20 subsidiaries, and 10 affiliates, provides integrated financial services as its core business. Information about the members of the group is given below:

Business Segment	Business Category	Company Name	Business Description

Integrated financial services	Business owner loan	Aprek Co., Ltd., a consolidated subsidiary	Provider of unsecured and secured loans
Chuo Mitsui Finance Service Co., Ltd., an equity-method affiliate 1 other equity-method affiliate
		Nissin Co., Ltd.	Provider of unsecured loans, secured loans, and real estate financing
	Consumer loan		Credit guarantee in connection with unsecured and secured loans to business owners and individuals
	Credit guarantee	NIS Lease Co., Ltd., a consolidated subsidiary	Accounts receivable guarantee and credit guarantee in connection with real estate rentals
	Leasing		Provider of leases, installment loans, and rentals in domestic market
		Nissin Leasing (China) Co., Ltd., a consolidated subsidiary	Provider of leases, installment loans, and rentals in Chinese market
	Securities	NIS Securities Co., Ltd., a consolidated subsidiary	Investment banking
	Intermediary of financial services	Webcashing.com Co., Ltd., an equity-method affiliate	Internet-based financial mediation
Loan servicing	Loan servicing	Nissin Servicer Co., Ltd., a consolidated subsidiary	Acquisition, collection and collection services of specific money claims
		J One Investment Co., Ltd., a consolidated subsidiary 7 other consolidated subsidiaries	Acquisition and joint acquisition of specific money claims, and other
CN Capital Co., Ltd., an equity-method affiliate 5 other equity-method affiliates
Other businesses	Real estate-related services	NIS Property Co., Ltd., a consolidated subsidiary 1 other consolidated subsidiary	Real estate transactions, brokerage, rents, appraisement, and other
Nippon Real Estate Rating Services Co., Ltd., an equity-method affiliate
	Other services	5 consolidated subsidiaries	Business owner support services, and other

Notes:	1.	NIS Securities Co., Ltd. changed its company’s name from Yamagen Securities Co., Ltd. on May 1, 2005.
	2.	Aprek Co., Ltd. became a consolidated subsidiary on December 2, 2005 through a cash tender offer.
	3.	On January 23, 2006, Nippon Real Estate Rating Services Co., Ltd., an equity-method affiliate, was established as a joint venture with Funai Zaisan Consultants Co., Ltd. and commenced real estate-related services.
	4.	Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd., which formerly operated business consulting and other businesses, obtained a leasing license in China on September 14, 2005 and began operating its leasing business upon changing its company’s name to Matsuyama Nissin Leasing (Shanghai) Co., Ltd. In addition, it changed its company’s name to Nissin Leasing (China) Co., Ltd. on March 13, 2006 and expanded its business operations throughout the region to all over China.
	5.	Nissin Servicer Co., Ltd. is listed on the Mothers Market of the Tokyo Stock Exchange and Aprek Co., Ltd. is listed on the JASDAQ Securities Exchange.
	6.	The equity method is no longer applied to Shinsei Business Finance Co., Ltd., a former equity-method affiliate, since NISSIN’s equity interest in Shinsei Business Finance Co., Ltd. became less than 20% on April 14, 2006 and significant influence cannot be exercised over Shinsei Business Finance Co., Ltd..

Annual Financial Report

Our business flow chart is shown below:

Annual Financial Report

4.     Overview of Subsidiaries and Affiliates

		Capital
Company Name	Location	(in millions)	Main Business	Interest Owned (%)	Relationship

(Consolidated Subsidiaries)

Nissin Servicer Co., Ltd. (Notes 2, 3 and 4)	Shinjuku-ku, Tokyo	¥1,695	Loan servicing	74.6%	1 interlocking director Lending of funds Financial consulting services

NIS Securities Co., Ltd. (Note 2)	Shinjuku-ku, Tokyo	1,620	Integrated financial services	100.0	1 interlocking director and 2 statutory auditors Consignment of investment consulting Consignment of investment securities management

Nissin Leasing (China) Co., Ltd. (Note 2)	Shanghai, China	US$20,000 (in thousands)	Integrated financial services	100.0	3 interlocking directors

Aprek Co., Ltd. (Note 3)	Kitakyushu City, Fukuoka	482	Integrated financial services	69.3	3 interlocking directors and 1 statutory auditor Lending of funds Guarantees of borrowings from banks Financial consulting services

NIS Lease Co., Ltd.	Shinjuku-ku, Tokyo	475	Integrated financial services	100.0	3 interlocking directors and 1 statutory auditor Lending of funds Customer referral services Consignment of investment consulting Office leases

NIS Property Co., Ltd.	Shinjuku-ku, Tokyo	60	Other businesses	100.0	3 interlocking directors Lending of funds Customer referral services Consignment of guarantees to purchase real estate Office leases

14 other companies

(Equity-method Affiliates)

Chuo Mitsui Finance Service Co., Ltd.	Chuo-ku, Tokyo	500	Integrated financial services	30.0	1 interlocking director and 1 statutory auditor Guarantees for borrowings from banks Guarantees for borrowings by customers

Webcashing.com Co., Ltd.	Minato-ku, Tokyo	300	Integrated financial services	38.0	—

Nippon Real Estate Rating Services Co., Ltd.	Shinjuku-ku, Tokyo	80	Other businesses	25.0	—

7 other companies

Notes:	1.	“Main Business” refers to the “Business Segment”.
	2.	The subsidiary is a “Specified subsidiary”.
	3.	The subsidiary is a company required to file its annual financial report (Yukashoken-Houkokusho) with the Ministry of Finance.
	4.	The subsidiary’s operating revenue, net of inter-company sales, contributes to more than 10% of the consolidated operating revenues. However, the presentation of significant financial results information is omitted, as the subsidiary is a company required to file its annual financial report (Yukashoken-Houkokusho).

Annual Financial Report

5.     Employees

(1)   Employees of the Company

March 31, 2006
Integrated
	Financial Services	Loan Servicing	Other Businesses	Total

(persons)
Number of Employees	901 (93)	74 (7)	23 (0)	998 (100)

Notes:	1.	The number of employees represents the number of full-time employees, including employees of third parties loaned to the Company, net of employees loaned to third parties by the Company.
	2.	Each number presented in parentheses is the average number of temporary employees for the one-year period, which is not included in the relevant number of full-time employees.
	3.	Temporary employees include part-timers and persons with short-term contracts, net of temporary employees dispatched from personnel agencies.
	4.	The number of employees increased by 180 persons, or 22.0%, compared with the end of the previous fiscal year due to an increase in the number of consolidated subsidiaries.

(2)   Employees of NISSIN

March 31, 2006
Number of Employees	Average Age	Average Years of Service	Average Annual Salary

(persons)	(years)	(years)	(in thousands)
720 (90)	30.6	5.3	¥5,283

Notes:	1.	The number of employees represents the number of full-time employees, including employees of other companies loaned to NISSIN, net of employees loaned to companies other than NISSIN.
	2.	The amount presented in “Average Annual Salary” includes bonuses and additional wages.
	3.	Each number presented in parentheses is the average number of temporary employees for the one-year period, which is not included in the relevant number of full-time employees.
	4.	Temporary employees include part-timers and persons with short-term contracts, net of temporary employees dispatched from personnel agencies.

(3)   Labor Unions

 None of the Company’s employees are members of any labor union. We consider the relations between management and labor to be  excellent.

Annual Financial Report

ITEM 2.     OVERVIEW OF BUSINESS
1.	Summary of Operating Results

(1)	Business Performance

For the year ended March 31, 2006, the Japanese economy showed signs of strength in corporate profitability and business confidence, especially with respect to major companies, and signs of rises in the stock and real estate markets caused by an inflow of funds from certain companies. These trends also led to continuous improvements in employment and personal consumption. On the other hand, the Japanese economy still faces uncertainties such as inflation in prices for raw materials caused by the expansion of production activities, fiscal reconstruction, and the social security system. Thus, the environment remained difficult for uncreditworthy small to medium-sized enterprises and venture companies to obtain necessary funding for corporate growth.

In the business owners loan industry in which we operate integrated financial services as our core business, demand for business finance services has been increasing due to active business operations by companies, and also due to increasing needs for real estate finance resulting from the brisk real estate market, centering on metropolitan areas. Moreover, in the leasing business, the volume of lease deals has been increasing due to expanding capital investment by companies. In the consumer loan industry, although the number of bankruptcy cases has been decreasing, it is still difficult to forecast trends because excess interest repayment costs increase due to the increasing legal debt restructuring procedures which require the intervention of lawyers or judicial scriveners.

In addition, competition in customer acquisition has become more intensified in both business owners and consumer loan industries due to financial industry reorganization and further market entry by companies from different business segments.

In the loan servicing industry, although acquisition of specific money claims has been competitive as disposal of nonperforming loans by major commercial banks has reached a peak, the real estate-securitization market has been strong due to increasing real estate-backed loans receivable, resulting from the recovery of the real estate market and the disposal of nonperforming loans by regional financial institutions.

In this business environment, while aiming at progress towards our goal of becoming a “Total Financial Solution Provider”, we have focused our efforts on the expansion of financial solutions and enhancement of derived businesses, with integrated financial services and loan servicing business as our two key pillars of profits.

As a result of these efforts, total operating revenues for the year ended March 31, 2006 was ¥60,991 million, an increase of ¥15,124 million, or 33.0%, compared with the previous fiscal year. This is attributable to an increase in revenue from loans receivable, which consists of interest income and loan origination fees, due to an increase in loans receivable centering on real estate financing in the loan business, an increase in revenue from purchased loans and sales of real estate in the loan servicing business, and an increase in revenue from leases and installment loans due to the expansion of the leasing business.

Operating income for the year ended March 31, 2006 was ¥12,784 million, an increase of ¥4,165 million, or 48.3%, compared with the previous fiscal year. This is attributable to a reduction of costs in each business segment and promotion of efficient business activities, despite a provision to reserve for losses on excess interest repayments in the loan business. Consequently, ordinary income for the year ended March 31, 2006 was ¥12,785 million, an increase of ¥4,192 million, or 48.8%, compared with the previous fiscal year. Net income for the year ended March 31, 2006 was ¥9,033 million, an increase of ¥2,507 million, or 38.4%, compared with the previous fiscal year.

Annual Financial Report

Operating results of the various group segments are described below:
1)	Integrated Financial Services
(a)	Loan

In the loan business, which is our core business, we promote financing of unsecured and secured loans, including Real Estate Finance, to business owners. In addition, we attempted to expand our sales network and improve efficiency in order to enhance group synergies. Regarding loans to consumers, we focused on accumulating high-quality loans receivable while integrating branch offices for efficiency.

In addition, Aprek Co., Ltd., which operates business financing for small to medium-sized enterprises in the Kyushu region, became a consolidated subsidiary in December 2005 through a cash tender offer.

As a result of these efforts, originated loan amounts for the year ended March 31, 2006 was ¥206,946 million, an increase of ¥88,133 million, or 74.2%, compared with the previous fiscal year, and total outstanding balance of notes and loans receivable as of March 31, 2006, was ¥224,240 million, an increase of ¥78,932 million, or 54.3%, compared with the balance at the end of the previous fiscal year.

The equity method is no longer applied to Shinsei Business Finance Co., Ltd., a former equity-method affiliate, as NISSIN’s equity interest in Shinsei Business Finance Co., Ltd. became less than 20% on April 14, 2006 and significant influence can no longer be exercised over Shinsei Business Finance Co., Ltd.

(b)	Credit Guarantee

In the credit guarantee business, we guarantee unsecured and secured business owners loans receivable and unsecured consumer loans receivable of other companies. We focused our efforts on business expansion and promoting efficiency through pursuing synergistic effects by utilizing our credit expertise developed through our experience in the loan industry and our alliance company’s customer databases and established brand value.

As a result of these efforts, the outstanding balance of guaranteed borrowings, net of reserves for guarantee losses as of March 31, 2006 was ¥12,220 million, an increase of ¥4,890 million, or 66.7%, compared with the balance at the end of the previous fiscal year.

(c)	Leasing

In the leasing business, NIS Lease Co., Ltd. focused on providing financial services such as leases and installment loans which were able to meet capital needs, such as capital necessary for opening or expanding businesses, to small and medium-sized businesses that had experienced difficulties in fulfilling their financial needs in the current lease market. As a result of these efforts, the total assets held for leases and installment loans, net of unearned revenue from installment loans, were ¥8,636 million, an increase of ¥2,879 million, or 50.0%, compared with the balance at the end of the previous fiscal year.

In addition, Nissin Leasing (China) Co., Ltd., a consolidated subsidiary, which changed its business name from Matsuyama Nissin Leasing (Shanghai) Co., Ltd., commenced leasing business operations upon obtaining a leasing license in China on September 14, 2005.

Annual Financial Report

(d)	Securities

In the securities business, NIS Securities Co., Ltd. promotes the investment banking business, which provides proposals and offers for funding techniques to listed venture companies and small to medium-sized enterprises.
As a result of these efforts, operating revenue from integrated financial services for the year ended March 31, 2006 was ¥40,127 million, an increase of ¥6,084 million, or 17.9%, and operating income from integrated financial services was ¥7,169 million, an increase of ¥574 million, or 8.7%, compared with the previous fiscal year.
2)	Loan Servicing

In the loan servicing business, Nissin Servicer Co., Ltd. promotes acquisition of specific money claims through a proactive approach to financial institutions, efficient collecting on activities which take into consideration customers’ rehabilitation and profitability, and enhancement of real estate-related businesses. As a result of these efforts, the total of purchased loans receivable and real estate for sale as of March 31, 2006 was ¥30,165 million, an increase of ¥14,634 million, or 94.2%, operating revenue from loan servicing for the year ended March 31, 2006 was ¥17,644 million, an increase of ¥5,973 million, or 51.2%, and operating income from loan servicing was ¥4,994 million, an increase of ¥3,067 million, or 159.2%, compared with the previous fiscal year, respectively.

3)	Other Businesses

In other businesses, we operate real estate-related businesses centering on NIS Property Co., Ltd. promoting active investment in profitable real estate, as well as business owner support services, among other businesses. As a result of these efforts, operating revenue from other businesses for the year ended March 31, 2006 was ¥3,219 million, an increase of ¥3,065 million, compared to ¥154 million for the previous fiscal year, and operating income from other businesses was ¥128 million, compared to operating losses of ¥51 million for the previous fiscal year.
(2)	Cash Flows

As of March 31, 2006, cash and cash equivalents (hereafter referred to as “cash”) was ¥21,105 million, a decrease of ¥4,271 million, or 16.8%, compared with the end of the previous fiscal year, due to an increase in total operating assets from active business operations. Overviews of each cash flow various activities are as follows:

(Cash Flow from Operating Activities)

Net cash used in operating activities for the year ended March 31, 2006 was ¥89,882 million, compared to ¥16,202 million provided for the previous fiscal year. This change is mainly attributable to ¥80,891 million used in net origination of notes and loans receivable, centering on real estate-backed financing; Real Estate Finance, compared to ¥20,994 million provided by net collection of notes and loans receivable for the previous fiscal year, ¥10,187 million used in net acquisitions of purchased loans receivable, due to active operations in loan servicing business, compared to ¥10,188 million used in the previous fiscal year, while income before income taxes was ¥16,311 million, an increase of ¥4,948 million, compared with the previous fiscal year.

Annual Financial Report

(Cash Flows from Investing Activities)
Net cash used in investing activities for the year ended March 31, 2006 was ¥17,144 million, compared to ¥15,825 million used for the previous fiscal year. This change is mainly attributable to an increase of investments in venture businesses in hopes of producing synergy, and an increase of investments in Tokumei-Kumiai relating to real estate.
(Cash Flows from Financing Activities)
Net cash provided by financing activities for the year ended March 31, 2006 was ¥102,574 million, compared to ¥4,765 million provided for the previous fiscal year. This change is mainly attributable to ¥99,243 million provided by net proceeds from interest-bearing debt, compared to ¥2,486 million provided for the previous fiscal year.

Annual Financial Report

2.	Operating Results

(1)	Operating Results of the Company

1)	Operating Revenues by Business Segment

	Year Ended March 31,
	2005		2006
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Small business owner loans	¥11,069	24.2%	¥11,063	18.2%
Business Timely loans	4,919	10.7	5,709	9.4
Secured loans	949	2.1	2,875	4.7
Notes receivable	45	0.1	85	0.1
Wide loans	10,280	22.4	8,376	13.7
Consumer loans	1,984	4.3	736	1.2

Total interest income from notes and loans receivable	29,250	63.8	28,846	47.3

Other financial income	0	0.0	13	0.0

Other operating income:
Loan origination fees	1,367	3.0	2,785	4.6
Recovery from loans previously charged off	711	1.5	896	1.5
Guarantee fees received	844	1.8	1,385	2.3
Revenue from leases and installment loans	1,657	3.6	4,450	7.3
Other	211	0.5	1,748	2.8

Total other operating income	4,792	10.4	11,267	18.5

Sub-total	34,043	74.2	40,127	65.8

Loan servicing
Revenue from purchased loans	10,095	22.0	11,921	19.6
Other operating income	1,575	3.4	5,722	9.4

Sub-total	11,670	25.4	17,644	29.0

Other businesses
Other operating income	154	0.4	3,219	5.2

Total	¥45,867	100.0%	¥60,991	100.0%

Notes:	1.	Business segments presented above are identical to the business segments presented in “Business Segment Information”.
	2.	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report

2.	Operating Assets by Business Segment

	March 31,
	2005			2006
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Notes and loans receivables:
Small business owner loans	¥56,958	34.0%	¥62,307	23.6%
Business Timely loans	20,862	12.5	25,282	9.5
Secured loans	18,385	11.0	91,311	34.5
Notes receivable	145	0.1	2,298	0.9
Wide loans	46,128	27.5	40,045	15.1
Consumer loans	2,827	1.7	2,994	1.2

Total notes and loans receivable	145,307	86.8	224,240	84.8

Assets held for finance leases, of which ownership is non-transferable:
Machinery	271	0.2	306	0.2
Equipment	1,534	0.9	2,213	0.8
Software	259	0.1	358	0.2
Other	12	0.0	53	0.0
Total assets held for finance leases, of which ownership is non-transferable	2,078	1.2	2,931	1.2

Assets held for operating leases	550	0.3	1,429	0.5
Installment loans	3,128	1.9	4,274	1.6
Other	893	0.5	1,482	0.5

Sub-total	151,958	90.7	234,359	88.6

Loan servicing
Purchased loans receivable	14,862	8.9	24,038	9.1
Real estate for sale	668	0.4	6,126	2.3

Sub-total	15,531	9.3	30,165	11.4

Total	¥167,489	100.0%	¥264,524	100.0%

Notes:	1.	Installment loans represents the amounts of total installment loans less the amounts of unearned revenue from installment loans.
	2.	Other than those presented above, guaranteed borrowings outstanding in connection with the credit guarantee business in integrated financial services are as follows:

	March 31,
	2005	2006
	Amount	Amount

	(in millions)
Guaranteed borrowings outstanding	¥7,701	¥12,850

Note:	The amounts of guaranteed borrowings outstanding presented above are the amounts before deduction of reserves for guarantee losses.

Annual Financial Report

(2)	Operating Results of NISSIN

A.	Disclosure under the “Regulation for Disclosure of Special Finance Companies”

1)	Loans Outstanding by Category

	March 31, 2005
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)
Consumers:
Unsecured loans (except housing loans)	39,379	48.7%	¥48,955	33.7%	24.03%
Secured loans (except housing loans)	159	0.2	1,196	0.8	8.50
Housing loans	—	—	—	—	—

Sub-total	39,538	48.9	50,152	34.5	23.66

Business owners:
Unsecured loans	40,943	50.7	77,563	53.4	24.00
Secured loans	247	0.3	17,446	12.0	8.64
Notes receivable	91	0.1	145	0.1	13.23

Sub-total	41,281	51.1	95,155	65.5	21.17

Total	80,819	100.0%	¥145,307	100.0%	22.06%

	March 31, 2006
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)
Consumers:
Unsecured loans (except housing loans)	36,158	47.9%	¥42,502	19.8%	23.52%
Secured loans (except housing loans)	165	0.2	1,810	0.8	10.22
Housing loans	—	—	—	—	—

Sub-total	36,323	48.1	44,313	20.6	22.97

Business owners:
Unsecured loans	38,581	51.1	78,872	36.6	23.15
Secured loans	513	0.7	91,871	42.7	6.38
Notes receivable	97	0.1	166	0.1	11.42

Sub-total	39,191	51.9	170,910	79.4	14.12

Total	75,514	100.0%	¥215,223	100.0%	15.94%

Notes:	1.	The amounts of unsecured loans for consumers represent the sum of the amounts of consumer loans and Wide loans excluding certain collateralized loans. The amounts of unsecured loans for business owners represent the sum of the amounts of small business owner loans excluding certain collateralized loans and Business Timely loans.
	2.	Each amount represents the sum of loans receivable and notes receivable.

2)	Loans Outstanding by Type of Pledged Assets

	March 31,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Pledged Assets	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Investment securities	7	0.0%	¥358	0.2%	53	0.1%	¥4,764	2.2%
of which equity stock	6	0.0	357	0.2	39	0.0	4,440	2.1
Receivables	36	0.0	256	0.2	36	0.0	304	0.1
of which bank deposits	—	—	—	—	—	—	—	—
Inventories	—	—	—	—	31	0.0	171	0.1
Real estate	363	0.5	18,027	12.4	555	0.8	88,379	41.1
Foundations	—	—	—	—	—	—	—	—
Other	—	—	—	—	3	0.0	61	0.0

Sub-total	406	0.5	18,642	12.8	678	0.9	93,681	43.5

Guaranteed	53,812	66.6	102,830	70.8	48,153	63.8	93,098	43.3
Unsecured	26,510	32.8	23,689	16.3	26,586	35.2	28,276	13.1
Notes receivable	91	0.1	145	0.1	97	0.1	166	0.1

Total	80,819	100.0%	¥145,307	100.0%	75,514	100.0%	¥215,223	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

Annual Financial Report

3)	Loans Outstanding by Loan Term

	March 31,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Term	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Revolving loans	26,510	32.8%	¥23,689	16.3%	26,586	35.2%	¥28,276	13.1%
One year or less	652	0.8	17,293	11.9	986	1.3	69,739	32.4
Over one year to 5 years	51,886	64.2	98,979	68.1	45,872	60.8	108,294	50.3
Over 5 years to 10 years	1,754	2.2	5,173	3.6	2,050	2.7	8,626	4.1
Over 10 years to 15 years	12	0.0	96	0.1	18	0.0	255	0.1
Over 15 years to 20 years	5	0.0	76	0.0	2	0.0	30	0.0
Over 20 years to 25 years	—	—	—	—	—	—	—	—
Over 25 years	—	—	—	—	—	—	—	—

Total	80,819	100.0%	¥145,307	100.0%	75,514	100.0%	¥215,223	100.0%

Average loan term per account	50 months				49 months

Notes:	1.	The average loan term per account is calculated based on the assumption that the loan term of revolving loans is three years, because the contract is renewed every three years automatically.
	2.	Each amount represents the sum of loans receivable and notes receivable.

4)	Loans Outstanding by Type of Industry

	March 31,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Type of Industry	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Manufacturing	2,167	2.7%	¥5,172	3.6%	2,014	2.7%	¥5,156	2.4%
Construction	4,792	5.9	10,202	7.0	4,441	5.9	15,588	7.2
Public utility	—	—	—	—	—	—	—	—
Transportation / communication	1,013	1.3	2,214	1.5	920	1.2	1,995	0.9
Wholesale / retail / restaurants	23,262	28.8	40,317	27.8	22,165	29.3	42,475	19.7
Finance / insurance	278	0.3	2,089	1.4	285	0.4	5,489	2.6
Real estate	629	0.8	16,139	11.1	790	1.0	67,565	31.4
Service	7,816	9.7	16,939	11.7	7,606	10.1	30,145	14.0
Individuals	39,538	48.9	50,152	34.5	36,323	48.1	44,313	20.6
Other	1,324	1.6	2,080	1.4	970	1.3	2,493	1.2

Total	80,819	100.0%	¥145,307	100.0%	75,514	100.0%	¥215,223	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

5)	Funding Status

	March 31,
	2005		2006
		Average Borrowing		Average Borrowing
	Amount	Interest Rate	Amount	Interest Rate

	(in millions except accounts and percentages)
Borrowings from financial institutions	¥100,855	2.19%	¥131,521	1.74%
Other	33,614	1.83	80,491	1.04
of which bonds and commercial paper	26,942	1.58	58,822	1.01

Total	134,469	2.09	212,013	1.53
NISSIN’s capital	74,824	—	86,395	—
of which common stock	7,779	—	11,848	—

Notes:	1.	NISSIN’s capital represents the amount of total assets plus allowances and reserves, including statutory reserves, less the sum of total liabilities, and the planned amount of dividends and directors’ bonuses.
	2.	The average borrowing interest rate is the weighted-average interest rate of borrowings during the period.

Annual Financial Report

B.	Overview of Operations

1)	Number of Branches

	March 31,
	2005	2006

Manned branches and loan offices	50	50

2)	Operating Revenues
(a)	Operating Revenue by Operating Activity

	Year Ended March 31,
	2005		2006
	Amount	Percentage of Total	Amount	Percentage of Total

		(in millions except percentages)
Interest income from notes and loans receivable:
Small business owner loans	¥11,069	34.2%	¥10,796	31.6%
Business Timely loans	4,919	15.2	5,709	16.7
Secured loans	949	3.0	2,832	8.3
Notes receivable	45	0.1	21	0.1
Wide loans	10,280	31.8	8,376	24.5
Consumer loans	1,984	6.1	736	2.2

Sub-total	29,250	90.4	28,472	83.4

Other financial income:
Interest from deposits	0	0.0	0	0.0
Other	0	0.0	5	0.0

Sub-total	0	0.0	5	0.0

Other operating income:
Loan origination fees	1,367	4.2	2,785	8.2
Recovery from loans previously charged off	711	2.2	894	2.6
Guarantee fees received	790	2.4	1,268	3.7
Other	250	0.8	724	2.1

Sub-total	3,120	9.6	5,674	16.6

Total	¥32,370	100.0%	¥34,152	100.0%

Note:	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report
(b)	Interest Income from Notes and Loans Receivable by Region

	Year Ended March 31,
	2005		2006
Region	Amount	Percentage of Total	Amount	Percentage of Total

	(in millions except percentages)
Hokkaido	¥868	3.0%	¥1,194	4.2%
Tohoku	1,474	5.0	659	2.3
Kanto	12,657	43.3	14,493	50.9
Chubu	2,777	9.5	2,475	8.7
Kinki	4,982	17.0	4,445	15.6
Chugoku	1,614	5.5	1,822	6.4
Shikoku	1,585	5.4	699	2.5
Kyushu	3,289	11.3	2,682	9.4

Total	¥29,250	100.0%	¥28,472	100.0%

Notes:	1.	Consumption taxes are excluded from the amounts presented above.

	2.	“Regions” are categorized by location of the branch or loan office. The prefectures included in each region are as follows:

		(The same definitions of regions also apply to those under 4 — (d)).

Hokkaido:	Hokkaido
Tohoku:	Iwate, Miyagi, Fukushima
Kanto:	Ibaraki, Tochigi, Gunma, Saitama, Chiba, Tokyo, Kanagawa
Chubu:	Niigata, Ishikawa, Nagano, Shizuoka, Aichi
Kinki:	Kyoto, Osaka, Hyogo, Nara
Chugoku:	Okayama, Hiroshima
Shikoku:	Tokushima, Kagawa, Ehime, Kochi
Kyushu:	Fukuoka, Kumamoto, Oita, Kagoshima, Okinawa
3)	Originated Loan Amounts by Product

	Year Ended March 31,
	2005		2006
Loan Product	Amount	Percentage of Total	Amount	Percentage of Total

	(in millions except percentages)
Small business owner loans	¥45,833	38.6%	¥45,958	22.5%
Business Timely loans	17,408	14.7	22,248	10.9
Secured loans	31,402	26.4	118,418	57.9
Notes receivable	3,969	3.3	638	0.3
Wide loans	15,897	13.4	14,977	7.3
Consumer loans	4,301	3.6	2,391	1.1

Total	¥118,812	100.0%	¥204,633	100.0%

Annual Financial Report

4.	Loans Outstanding

(a)	Loans Outstanding by Product

	March 31,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Product	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Small business owner loans	23,486	29.1%	¥56,958	39.2%	21,463	28.4%	¥56,691	26.3%
Business Timely loans	17,493	21.6	20,862	14.4	17,228	22.8	25,282	11.8
Secured loans	370	0.5	18,385	12.7	538	0.7	90,042	41.8
Notes receivable	91	0.1	145	0.1	97	0.1	166	0.1
Wide loans	30,362	37.6	46,128	31.7	26,830	35.6	40,045	18.6
Consumer loans	9,017	11.1	2,827	1.9	9,358	12.4	2,994	1.4

Total	80,819	100.0%	¥145,307	100.0%	75,514	100.0%	¥215,223	100.0%

(b)	Loans Outstanding by Loan Balance

	March 31,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Balance	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
¥500,000 or less	17,387	21.5%	¥5,109	3.5%	19,384	25.7%	¥5,663	2.6%
¥500,001 ~ ¥1,000,000	15,734	19.5	12,507	8.6	15,443	20.5	12,050	5.6
¥1,000,001 ~ ¥3,000,000	40,216	49.8	72,870	50.2	30,894	40.9	55,290	25.7
¥3,000,001 ~ ¥5,000,000	5,849	7.2	22,541	15.5	7,347	9.7	29,249	13.6
¥5,000,001 ~ ¥10,000,000	1,295	1.6	8,926	6.1	1,817	2.4	12,278	5.7
Over ¥10,000,000	338	0.4	23,352	16.1	629	0.8	100,689	46.8

Total	80,819	100.0%	¥145,307	100.0%	75,514	100.0%	¥215,223	100.0%

Average balance of loans outstanding per account (in thousands)		¥1,798				¥2,850

Note:	Each amount represents the sum of loans receivable and notes receivable.

(c)	Loans Outstanding by Interest Rate

	March 31,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Interest Rate	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Less than 15%	257	0.3%	¥19,453	13.4%	670	0.9%	¥97,538	45.3%
15% or more but less than 20%	2,395	3.0	9,106	6.2	3,792	5.0	14,334	6.7
20% or more but less than 25%	49,745	61.5	93,966	64.7	45,707	60.5	80,472	37.4
From 25% to 29.2%	28,422	35.2	22,781	15.7	25,345	33.6	22,877	10.6

Total	80,819	100.0%	¥145,307	100.0%	75,514	100.0%	¥215,223	100.0%

Average contractual interest rate (%)		22.06%				15.94%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The average contractual interest rate is the weighted-average interest rate as of the end of year.

Annual Financial Report

(d)	Loans Outstanding by Region

	March 31,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Region	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Hokkaido	1,921	2.4%	¥3,330	2.3%	2,786	3.7%	¥4,530	2.1%
Tohoku	3,398	4.2	5,399	3.7	1,637	2.2	3,329	1.5
Kanto	37,374	46.2	74,932	51.6	41,387	54.8	150,999	70.2
Chubu	6,524	8.1	10,869	7.5	5,824	7.7	10,067	4.7
Kinki	13,350	16.5	23,632	16.3	8,002	10.6	22,945	10.7
Chugoku	3,594	4.5	5,985	4.1	4,221	5.6	6,962	3.2
Shikoku	7,213	8.9	8,907	6.1	5,526	7.3	6,179	2.9
Kyushu	7,445	9.2	12,249	8.4	6,131	8.1	10,207	4.7

Total	80,819	100.0%	¥145,307	100.0%	75,514	100.0%	¥215,223	100.0%

Notes:	1.	The definitions of regions are listed in 2-(b).
	2.	Each amount represents the sum of loans receivable and notes receivable.

(e)	Loans Outstanding by Customers’ Gender and Age

	March 31,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Gender / Age	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Male:
20~29 years old	5,241	6.5%	¥7,195	4.9%	4,526	6.0%	¥6,827	3.2%
30~39 years old	12,150	15.0	20,778	14.3	11,059	14.6	29,560	13.7
40~49 years old	12,046	14.9	25,830	17.8	11,737	15.5	63,666	29.6
50~59 years old	12,564	15.5	28,744	19.8	12,217	16.2	41,980	19.5
60 years old or over	7,323	9.1	14,985	10.3	7,152	9.5	27,994	13.0

Sub-total	49,324	61.0	97,533	67.1	46,691	61.8	170,029	79.0

Female:
20~29 years old	2,275	2.8	2,668	1.8	1,875	2.5	1,996	0.9
30~39 years old	5,504	6.8	7,212	5.0	4,966	6.6	8,696	4.0
40~49 years old	7,396	9.2	10,976	7.6	6,618	8.8	11,237	5.2
50~59 years old	10,433	12.9	16,429	11.3	9,663	12.8	15,619	7.3
60 years old or over	5,887	7.3	10,486	7.2	5,701	7.5	7,644	3.6

Sub-total	31,495	39.0	47,774	32.9	28,823	38.2	45,194	21.0

Total	80,819	100.0%	¥145,307	100.0%	75,514	100.0%	¥215,223	100.0%

Notes:	1.	For a corporation, the gender and age represent those of its representative director.
	2.	Each amount represents the sum of loans receivable and notes receivable.

5)	Loans Outstanding Per Office and Per Employee

	March 31,
	2005		2006
	Number of		Number of
	Accounts	Amount	Accounts	Amount

	(in millions except percentages)
Loans outstanding per office	1,616	¥2,906	1,510	¥4,304
Loans outstanding per employee	166	298	152	433

Notes:	1.	Loans outstanding per office are calculated based on the total number of branches and loan offices at the end of period. The total numbers of branches and loan offices as of March 31, 2005 and 2006 were both 50.
	2.	Loans outstanding per employee are calculated based on the number of sales persons at the end of period. The numbers of sales persons at March 31, 2005 and 2006 were 487 and 496, respectively.

Annual Financial Report

3.	Challenges for the Company

In order to ensure its profitability, the Company is working on the following challenges to develop and differentiate our various businesses amidst intensified competition:

(1)	Strengthening internal controls

Since NISSIN is listed on the New York Stock Exchange, we aim to establish an internal control system based on the Sarbanes-Oxley Act. We are implementing a risk control system to respond to the changing business environment promptly and adequately and further enhancing a framework of compliance through thorough adherence to laws and regulations related to the Company. In addition, we are enhancing the management monitoring system through improvement of the executive officer system in order to clearly distinguish the responsibilities and authority of management and supervision from those of the operational execution functions.

(2)	Strengthening the sales system

Regarding operation processes and personnel distribution, the Company seeks to establish a sales system which is able to promptly respond to changes in the market in order to understand the diversity of customers’ attributes and needs, and to provide them with the best level of service. In addition, we are strengthening our sales system by improving the ability of our sales staff through training and job rotation. The Company, at the same time, periodically reviews duplication of work inside our group, and hires and retains professional human resources, aiming at the establishment of an efficient and effective organization in order to understand and respond to various situations.

(3)	Further increasing credit screening ability

The Company strives to accumulate high-quality loans receivable by carrying out prompt screening processes to ensure credit screening according to each risk level and to handle increasing cases resulting from the prioritization strategy of the Company. In addition, the Company seeks to retain human resources with expertise within the credit screening departments of each group company and to further improve their skills in order to provide financial solutions for each customer.

(4)	Stabilizing fund procurement

Regarding fund procurement, which is essential for expanding our businesses, the Company is promoting increased issuance of commercial paper, commitment lines, and other products, in order to respond to diversified customers’ needs and ensure flexibility and stability in procurement. The Company is also pursuing conventional indirect financing, bond issuance, asset-securitization, and other mechanisms, so that we are able to adjust promptly to changes in the fund procurement environment.

Annual Financial Report

4.	Business Risk Factors

The risks that may affect our business results, stock price and financial position are discussed below. The forward-looking statements in this annual financial report are based on current management’s judgment as of June 26, 2006, the filing date.

Risks and uncertainties which may affect our business results are not limited to the factors listed below, as unknown risks and uncertainties may be as yet unexpected to us.

(1)	Risk from Business Environment

1)	Weak economic conditions

For the year ended March 31, 2006, the Japanese economy showed signs of strength in corporate profitability and business confidence, especially with respect to major companies, and signs of rises in the stock and real estate markets caused by an inflow of funds from certain companies. These trends also led to continuous improvements in employment and personal consumption. On the other hand, the Japanese economy still faces uncertainties such as inflation in prices for raw materials caused by the expansion of production activities, fiscal reconstruction, and the social security system. Thus, the environment remained severe for obtaining necessary funding for corporate growth of uncreditworthy small to medium-sized enterprises and venture companies.

Although economic trends have been recovering due to increasing corporate profits for major companies, if the economic situation in Japan worsens, we may be forced to further increase our provisions for loan losses, or we may be forced to limit our acquisition of new customers, thereby adversely affecting our financial condition and results of operations.

2)	Intensified competition in acquisition of customers and specific money claims

Competition in customer acquisition has become more intensified in both the business owners and consumer loan industries due to the recent entry of major financial institutions and IT companies, and financial industry reorganization over the different business segments. In the loan servicing industry, acquisition of specific money claims has been competitive as disposal of nonperforming loans by major commercial banks has reached a peak.

As customer acquisition competition has intensified, if we cannot sufficiently acquire prime customers, or if we lose prime customers to our competitors, or cannot acquire specific money claims as planned, it could adversely affect our financial condition and results of operations.

3)	Misconduct by an employee or director or negative publicity for our industry

Any of our employees or directors could engage in misconduct, which includes conduct that exceeds authority, concealment of unauthorized or unsuccessful activities, and improper use of confidential information or leakage of personal information. Such misconduct could result in regulatory sanctions, legal liability, and serious reputation or financial harm to the Company. The precautions we take may not always deter or prevent such misconduct, even though we recognize compliance as the most significant challenge for management. Even if we succeed in managing the conduct of our own employees and directors, we may suffer reputationally or financially from the negative impact caused by misconduct by other lenders in the finance industry. This could lead to the introduction of additional regulations or laws favoring borrowers that might erode our profitability, and therefore could affect our financial position and results of operations.

Annual Financial Report

(2)	Regulation Risk

1)	Regulations under Japanese law

Our main business is provision of integrated financial services and servicing businesses. The main laws and regulations, with which we must comply, are as follows.

(a)	Regulations concerning loan business

Regulations concerning interest rates

•	Contributions Law (the “CL”)
•	Interest Rate Restriction Law (the “IRRL”)

Regulations concerning loan operations

•	Moneylending Business Restriction Law (the “MBRL”)
•	Administrative Guidelines issued by the Financial Services Agency (the “FSA Guidelines”)

(b)	Law on Debt Servicing Business by Servicing Companies (the “Servicer Law”)

(c)	Installment Sales Law

(d)	Securities and Exchange Law

(e)	Other related regulations

•	Law on Protection of Personal Information (the “LPPI”)
•	Law on Customer Identification and Retention of Records on Transactions by Financial Institutions (the “LCI”)
•	Revised Civil Code

The overview of the laws or regulations mentioned above and the accompanying risks are as follows:

(a)	Regulations concerning loan business

Regulations concerning the interest rate

Regarding the lending rate, the CL defines the maximum lending rate of 29.20%, and all of our products are set below the maximum lending rate. However, on August 1, 2003, the Amendment of the MBRL and the CL was promulgated, and a revision of the CL regarding the statutory maximum interest rate will be implemented within three years from promulgation, which is January 2007.

The IRRL Article 1, paragraph 1 provides that a loan with an interest rate exceeding the prescribed rate is invalid with respect to the portion exceeding the maximum rate. Prescribed rates are 20% per annum for loans of less than ¥100 thousands; 18% per annum for loans of ¥100 thousands or more but less than ¥1 million; and 15% per annum for loans of ¥1 million or more. The difference in interest rates between the maximum rates of the CL and the IRRL is the so-called “gray-zone interest rate”.

Annual Financial Report

Although a part of our contractual loan interest rates exceed such prescribed rates, a payment of interest in excess of the prescribed rates is deemed to be valid so long as the excess interest is paid voluntarily and the moneylender has complied with the specific legal documentation and notification procedures (the “Deemed Interest Payment”). However, in the past year, the Supreme Court passed decisions concerning the Deemed Interest Payment on January 13, 2006 and January 19, 2006. The necessary requirements for the voluntariness of the Deemed Interest Payment were interpreted more exactingly than before, and only limited cases, which satisfy strict requirements, were allowed to receive the Deemed Interest Payment within the gray-zone interest rate.

Accordingly, demand for repayment of interest in excess of the prescribed rate has increased in our industry, and, consequently, the Company has posted reserve for losses on excess interest repayments beginning from the year ended March 31, 2006.

If excess interest repayments to customers increase significantly beyond the expectation, or if the gray-zone interest rate is abolished due to lowering of maximum lending rate, which could be implemented due to tightening interpretation of necessary requirements for the Deemed Interest Payment, it could adversely affect our financial condition and results of operations.

Regulations concerning loan operations

On February 10, 1984, we registered as a moneylender with the Shikoku Local Finance Bureau under Article 3 of MBRL, and have since renewed our registration every three years. Our registration number is “Shikoku Local Finance Bureau (8) 00016”. As a registered moneylender, we are subject to various regulations, such as prohibition of excessive lending, display of lending terms and conditions, advertisement of lending terms and conditions, prohibition of exaggerated advertisements, requirements of issuance of written notice and issuance of receipts, preparation of accounts and records, restriction on the acquisition of blank power of attorney, regulations on loan collection practices, return of loan contracts, indication of registration signs, and restrictions on loan assignments.

On September 1, 2003 and January 1, 2004, amendments to the MBRL were enacted which reinforced the moneylender’s registration system, tightened regulation concerning marketing and loan collection practices, and increased penalties on unregistered moneylenders and violations of the statutory maximum interest rate stipulated by the CL. In addition, on October 29, 2003, the Financial Services Agency revised its guidelines to constrain excessive lending.

Furthermore, on May 1, 2005, aiming at more thorough user protection, the Financial Services Agency revised its guidelines to further strengthen the concept of “responsibility to explain” for moneylenders, especially explanations regarding the letter of attorney for the creation of a notary deed and guarantee matters. Moreover, on November 14, 2005, the guidelines were revised to clarify the duty to disclose customers’ transaction records and carry out thorough customer identification procedure, since the Supreme Court judged non-disclosure of transaction records a contravention of the principle of faith and trust on July 19, 2005.

Although the Company’s practices fully comply with the related regulations, changes in basic policies of the Financial Services Agency and any amendments to these laws and acts, depending on the content, could affect our business and results of operations.

Annual Financial Report

(b)	The Servicer Law

The Servicer Law applies to the Company’s loan servicing business operated by Nissin Servicer Co., Ltd. On October 25, 2001, Nissin Servicer Co., Ltd. was licensed by the Ministry of Justice pursuant to the Servicer Law to perform loan servicing activities. The Servicer Law, in addition to setting forth the required authorization standards for the conduct of loan servicing business, also stipulates required compliance items with respect to the scope of these activities, the obligation to provide specified legal documentation and notification procedures upon repayment of specific money claims, and the obligation to return legal documents evidencing such debt. Although the Company’s practices fully comply with the law and related regulations, in the event that there is an easing of the licensing standards or establishment of new regulations, if, in spite of our intention to expand into other business areas, approval to perform such operations is not granted, it could adversely affect our business strategies.

Further, as we mainly purchase specific money claims from financial institutions by invited tender, the increase in the number of companies entering this market, together with the contraction in the liquidity market for bad debts due to the trend towards economic recovery, have led to increasingly severe competition. In response to these factors, we have revised pricing standards through classification of specific money claims into categories, and by improving the accuracy of due diligence, we have maintained our competitiveness in the purchase of specific money claims. This, together with the development of new areas of business such as liquidation of assets, securitization, and corporate revitalization, has allowed us to respond to the current business environment. However, if we are unable to maintain competitiveness in the purchase of specific money claims, or if there are rapid increases in purchase prices or falls in commission fees, our loan servicing business may have decreased profitability, which could significantly affect our business strategies and results of operations.

(c)	Installment Sales Law

The “Installment Sales Law” applies to the Company’s installment sales business operated by NIS Lease Co., Ltd. Upon application of the “Installment Sales Law”, the Company is required to comply with the regulations, among other things, such as “display of selling conditions”, “issuance of written documentations”, “restrictions with respect to cancellation of a contract”, “restrictions with respect to maximum amount of compensated damages accompanying cancellation of a contract”, “revocation of contracting application”, and “prevention of purchases which exceed solvency”.

Although the Company’s practices fully comply with the “Installment Sales Law”, any amendments to these laws and acts, depending on the contents, could affect our financial position and results of operations.

(d)	Securities and Exchange Law

The Securities and Exchange Law, as well as regulations imposed by each securities exchange’s self-regulatory organization, apply to the Company’s securities business operated by NIS Securities Co., Ltd. Although the Company’s practices fully comply with these laws and related regulations, any amendments to these laws and related regulations, or any establishment of new laws and regulations beyond current expectations, depending on the contents, could affect our financial position and results of operations.

(e)	Other related regulations

•	The LPPI

On April 1, 2005, the LPPI as well as the guidelines concerning personal information by related ministries and agencies were publicly announced and fully implemented. Under the LPPI, an entrepreneur or corporation handling personal data is required to “specify and limit the purpose of usage for such data”, “acquire such data appropriately and notify the purpose of usage for such data”, “ensure data accuracy”, “provide safety and protection control of such data”, “supervise employees and third-party consignees”, “restrict the provision of such data to third-parties”, and “respond to a person who requests control over his or her personal information, including amendment, suspension of the use or deletion of his or her data”.

Annual Financial Report

An entrepreneur or corporation handling personal data is also required to file certain reports, when considered necessary, with to the relevant minister. Failure to comply with certain duties stipulated by the LPPI, when considered necessary in order to protect personal rights and interests, empowers the competent minister to recommend or order required administrative sanctions and penalties for non-compliance or negligence in reporting.

In order to comply with the requirements of the LPPI and other related statutes, the Company established a working committee, which examines countermeasures, develops a control system and continuously inspects the control system. However, events such as leakage of personal data for unforeseen reasons may occur, and this could affect our business activities and results of operations.

•	The LCI

The LCI was implemented on January 6, 2003. Under the LCI, a financial institution must identify its customers and keep a record of transactions, and a management system of customer account information is required to be facilitated. The Company’s business practice complies with the requirements of the LCI.

Any amendment to the law, or any implementation of new laws and acts, which affects our business activities, could affect our financial position and results of operations.

•	Revised Civil Code

On April 1, 2005, the “Revised Civil Code” was enacted and the language and terms of the Civil Code were modernized to make it easier for people to understand the Civil Code. Simultaneously, the Revised Civil Code provides for rationalization of the contents of a guaranty contract, especially revolving guaranty contracts, in which guarantors normally assume excessive responsibility with respect to the loan.

The revised code includes new provisions for:

•	revolving guaranty voided if the maximum or limit amount is not stated;

•	guaranteed liability assumed by guarantors pursuant to a revolving guaranty contract only limits to the amount of the loan performed before the principal amount decision date;

•	upon subjection to compulsory execution, or petition to commence bankruptcy proceedings, or upon the death of a primary obligor and a guarantor, guaranteed liability for the amount of the loan performed thereafter will not be assumed by a guarantor pursuant to a revolving guaranty contract,; and

•	guaranty contracts, including revolving guaranty contracts, are invalid unless executed in written documents.

In response to the Revised Civil Code, the Company is performing necessary diligence such as verification of written contracts and operating procedures. However, any further amendments to the Civil Code in the future, which result in the need to reconstruct of our operating management system, could affect our operating activities.

Annual Financial Report

2)	Regulations under U.S. law

In August 2002, we listed our shares on the New York Stock Exchange; therefore, we are required to comply with U.S. laws, including as described below.

The U.S. Investment Company Act of 1940 was enacted to protect the public interest and investors in investment trust transactions. In general, a company which is or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities may be deemed to be an investment company under the U.S. Investment Company Act of 1940. We do not believe that we are an investment company as defined under the U.S. Investment Company Act of 1940. However, if we were to be deemed an investment company, we would be prohibited from issuing our securities in the United States and may have to terminate U.S. listing or other sponsorships promoting a U.S. trading market for our issued securities.

On July 30, 2002, Congress passed the Sarbanes-Oxley Act (the “SOX”), designed to restore shareholder confidence in publicly traded securities following a series of highly publicized corporate scandals by providing greater transparency in corporate accounting and reporting. All issuers, including foreign issuers, of securities of which are registered under Securities Exchange Act of 1934 are subject to the SOX, which emphasizes the responsibility of the issuer’s management and board of directors over financial reporting, and establishment and maintenance of effective internal controls, as well as improvement of disclosure levels. Furthermore, violation by any person or corporation of the Securities Exchange Act of 1934 shall be subject to severe penalties. Pursuant to SOX 302, the chief executive officer and chief financial officer (the “Management”) are required to certify in each annual report that the report does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, and that the financial statements and other financial information included in the report fairly present in all material respects the financial condition and results of operations of the company as of and for the periods presented in the report, and the signing officers are responsible for establishing and maintaining necessary internal controls. Our Management is also making such certifications.

In addition, the Company is subject to SOX 404 beginning from the fiscal year ending March 31, 2007, and as such we must fulfill the obligation to attach Management assessment of internal controls to each annual report. In the event the Management finds any problems with respect to internal controls over financial reporting, they must identify and evaluate the materiality of the issue, and if it is a material weakness, the issue must be disclosed in the annual report. Also, if the Management submits any false reporting, they could face criminal charges.

We are in the midst of strengthening our corporate governance structure in order to comply with SOX while obtaining a wide range of advisory opinions from inside and outside experts regarding the approaches to corporate governance and risk management, and examining them from different perspectives. We will continue to do our best to enhance our internal control structure in order to:

i)	ensure the reliability of our financial statements,
ii)	ensure our management and corporate business activities comply with related regulations, and
iii)	improve the effectiveness and efficiency of our management and corporate business activities.

However, intentional or unintentional failure of the Management to comply with SOX, with respect to certifications regarding our financial reporting, could subject the certifying Management to severe legal sanctions, therefore tarnishing our credibility and adversely affecting our stock price and business activities.

Moreover, any amendments to SOX that will reinforce regulations that we must comply with,could adversely affect our business operations.

Annual Financial Report

3)	Amendments to current laws and the growing variety of legal means with which our customers can seek protection from creditors

In recent years, the number of legal means and deregulatory measures with which retail borrowers can seek protection from creditors has increased. On February 17, 2000, Japan’s Special Conciliation Law was enforced, and under the law, a borrower in financial difficulty may, under the supervision of a conciliation committee, negotiate with some or all of his or her lenders to reschedule or revise payment obligations. The borrower may also petition a court to order suspension of enforcement procedures against the borrower’s assets during the negotiation procedures, with fewer requirements needed, compared to the former civil conciliation procedures. On April 2001, with the purpose of facilitating the simplified and prompt economic recovery of individuals, an amendment to the Civil Rehabilitation Law was passed. The law provides several relatively convenient alternative procedures for restructuring loan repayments with the court’s approval by individual borrowers in financial difficulty, without declaring personal bankruptcy under the Bankruptcy Law.

The growing variety of legal means and deregulatory measures have caused an increase in the number of customers seeking protection from creditors by taking advantage of these legal means.

In addition, an amendment to the Bankruptcy Law was enacted on January 1, 2005 to simplify the procedure for, and improve the debtors’ and debtors’ estate’s protection under, personal bankruptcy. Under this amendment, a debtor can take advantage of a unified discharge procedure and a larger scope of bankruptcy assets to be retained by insolvent debtors.

Also, this amendment may discourage borrowers who would otherwise make an effort to repay the entirety of their loans from doing so because of the relative ease of restructuring their loan payments. While we are generally able to collect a small portion of payments owed to us pursuant to the Special Conciliation Law or Civil Rehabilitation Law, we generally recover almost nothing under personal bankruptcy proceedings.

Furthermore, the accessibility of lawyers and judicial scriveners who advise retail borrowers in financial difficulties has increased due to various deregulatory measures, including regulations concerning advertisement by lawyers, which have enabled advertisements by lawyers since October 2000, and the amendment of the Judicial Scriveners Law on April 1, 2003, which partly enables proceedings of reconciliation and civil conciliation by judicial scriveners in the Summary Court.

At present, it is not possible to anticipate the effects of enforcement or deregulation of these laws and regulations to our business. However, if this trend continues, the number of our customers seeking legal protection from enforcement of terms of payment and adjournment of payment may increase, and as a result, if the number of delinquent loans increase, our provisions for loan losses may increase and this could adversely affect our financial position and results of operations.

(3)	Business Risk

1)	Funding and market interest rates

In our business operations, we need capital and liquidity for funding loans to customers, acquisition of purchased loans, general working capital, capital expenditures for reinforcement of our operating activities and acquisition of assets held for leases, dividend payments and acquisition of treasury stock. We derive the funds we require to meet our capital requirements principally from cash flow provided by operations, indirect financing through borrowings from financial institutions, and direct financing from capital markets such as through issuances of bonds.

Moreover, although contractual borrowing interest rates are subjected to fluctuation due to the market environment and other factors, the contractual lending interest rate in our loan business is restricted to 29.2% as stipulated by the CL. Therefore, in order to minimize our interest fluctuation risk, we are promoting financing with a fixed interest rate for borrowings from financial institutions and issuance of corporate bonds.

Annual Financial Report

We believe that we do not have any difficulties in our access to funds required at present. However, a number of other factors largely beyond our control do exist, such as severe disruptions of the financial markets and change in the lending stance toward us due to group reorganization of financial institutions and other reasons, as well as negative views about the prospects for the finance industry generally and downgrades of Japan’s sovereign debt ratings. Any impact from these factors that worsen our capital procurement environment significantly beyond our expectations could increase our interest expenses and prevent us from obtaining sufficient funds from lenders or capital markets, thereby adversely affecting our financial position and results of operations.

2)	Reliability of our information or technological systems and networks

We increasingly rely on internal and external information and technological systems and networks to generate new business, provide services to customers, and manage our operations.

In particular, our business depends on:

•	the ability of our automated fund transfer system to handle high volumes of phone calls and to provide customers a more convenient alternative with reliable privacy protection;
•	the reliability and security of third-party databases from which we obtain credit information about our customers;
•	the reliability of Sanyo Financial Technology’s wire transfer service that we use to disburse loans to accounts designated by our customers; and
•	the reliability of the financial institutions that hold our customers’ accounts from which we automatically transfer their payments to us.

In addition, we outsource the following hardware and software in order to manage operating transactions and accounting data, confidential customer information, and other back-office operations:

•	our main computer housed in an NEC affiliate’s data center, to which all data are backed up each business day;
•	dedicated lines that connect our main computer and outsourcing center to our application servers and e-mail servers, and
•	an NEC affiliate to provide maintenance and support work for our main computer.

Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, computer hackers, computer viruses and similar events or the loss of support services from third parties such as our main systems solution provider including NEC and its affiliates, telephone carriers, and Internet backbone providers. Any disruption, outages, or delays or other difficulties experienced by any of these technological and information systems and networks could affect our financial position and results of operations.

3)	Influence on important decisions by the Chairman and Representative Director and his family

Kunihiko Sakioka, the Chairman and Representative Director of NISSIN, and his family members can exercise a controlling influence over important decisions involving significant corporate transactions such as the sale of our company, corporate restructuring, investment in businesses or assets, or changes in the terms of future financing, all of which could affect our business and affairs.

The interests of these shareholders in these and other matters may differ from those of our public shareholders.

4)	Operating assets portfolio

In response to the diversified needs of small to medium-sized businesses and consumers, as well as to maximize our corporate value, we are promoting the expansion of our operating assets in integrated financial services. As of March 31, 2006, operating assets amounted to ¥264,524 million, of which 88.6% was attributable to integrated financial services.

Annual Financial Report

With respect to the operating assets in integrated financial services, of which 95.7% consists of loans receivable, we aimed at the accumulation of prime assets with lower charge-off risks through acquisition of prime customers by promotion of our alliance strategy; known as the “Financial Version of an OEM”. However, deterioration in the quality of our operating assets due to aggravation of the financial condition of small to medium-sized enterprises caused by rapid changes in the economic environment, consumers’ moral hazard regarding borrowings, and other various factors could adversely affect our financial position and results of operations.

5)	Risk concerning investment

We are conducting capital tie-ups with various companies which have synergistic effects in integrated financial services, for the purpose of network expansion with these companies. However, in the future, if the stock prices of these companies decline significantly, or the financial condition of our investments worsen due to deterioration of the economic environment, we could suffer impairment losses on these securities, or our shareholders’ equity ratio could decline due to fluctuation in unrealized profits on investment securities, which therefore could adversely affect our financial position and results of operations.

6)	Strategic alliances and joint ventures to acquire new customers

We are changing from the “Nissin brand” to the “NIS Group brand” in order to maintain continuous growth amidst extremely keen competition, by improving the synergy of our group while cultivating investments and alliance partners and our alliance strategy: the “Financial Version of an OEM”. We aimed at establishment of a customer base by promoting strategic alliances and joint ventures by fully utilizing our “sales and marketing expertise” and “credit management know-how and expertise”. Although we aim to establish a solid profit base for our group through this tie-up strategy, we may not be able to successfully grow new ventures or strategic alliances, or, due to business reasons, maintain alliances with third parties. This could adversely affect our business strategies and results of operations.

7)	Risk concerning real estate-related businesses

Regarding the Company’s real estate-related businesses, we are actively developing our businesses backed by the brisk real estate market in recent years. However, as a real estate business has a strong tendency to reflect economic trends, the value of real estate held by the Company would likely mirror deteriorating Japanese economic conditions, and this could adversely affect our business strategies.

In addition, in the event taxation regimes concerning real estate-related businesses, including land taxation, are amended, costs at acquisition and sales of real estate will increase, and could adversely affect our businesses.

Moreover, tightening of regulations, such as the Building Standard Law, the City Planning Law, and other real estate-related regulations, is expected due to recent scandals such as the falsification of earthquake-resistance data for building designs. Any amendments to the regulations, including tightening of regulations, could impose us to new obligations, increase our costs, restrict us against vested rights, therefore could adversely affect our businesses.

5.	Significant Contracts

None

6.	Research and Development

None

Annual Financial Report

7.	Management’s Discussion and Analysis

(1)	Significant Accounting Policies and Estimates

The following describes our significant accounting policies that affect our significant judgments and estimates used in the preparation of our consolidated financial statements. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities. These estimates are based on, but not limited to, historical results, industry standards and current economic conditions, giving due consideration to materiality. Our estimates are based on information that is currently available to us and on various other assumptions that we believe are reasonable under the circumstances. Actual results may vary from those estimates, and those estimates could differ, under different assumptions or conditions.

1)	Interest Income from Loans Receivable

Interest income from loans receivable is recognized on an accrual basis. Article 1-1 of the Interest Rate Restriction Law (the “IRRL”) provides that a loan with an interest rate exceeding a prescribed rate is invalid with respect to the portion exceeding the maximum rate. However, Article 1-2 of the IRRL provides that a payment by a borrower or guarantor of interest in excess of the prescribed rate is valid and non-refundable so long as the excess interest is paid without coercion, mistake or threat and provided that we have complied with the specified legal documentation and notification procedures pursuant to Article 43 of the MBRL. Nevertheless, in recent years, the Supreme Court decision regarding the Deemed Interest Payment were made on January 13, 2006 and January 19, 2006, and the necessary requirements for the voluntariness of the Deemed Interest Payment were interpreted more exactly than before. In addition, only limited cases, which satisfied requirements, were allowed to receive the Deemed Interest Payment within the gray-zone interest rate.

Accordingly, we maintain reserves for estimated losses from the above-mentioned excess interest payments at a level that, in management’s judgment, is adequate to provide for estimated probable refund claims of excess interest previously paid by borrowers.

We recognize accrued interest income on loans receivable outstanding as of the balance sheet date at the lower of the restricted rate or the contractual interest rate. Contractual interest in excess of the restricted rate is recognized as interest income when collected.

Accrual of interest income is ceased when loan principal is charged off or is wholly or partially reserved.

2)	Loans Receivable and Allowance for Loan Losses

In order to provide for loan losses, we calculate the estimated probable uncollectible amount by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

The allowance for loan losses is maintained at a level that, in our management’s judgment, is adequate to provide for the estimated probable uncollectible loan losses from known and inherent risks in our loan portfolios. Allowances are reviewed both on an individual loan and portfolio basis. In evaluating the adequacy of the allowance, management considers various factors, including current economic conditions, such as unemployment rates, corporate insolvencies and personal bankruptcy cases, and historical loss experience. Recoveries of previously charged-off amounts are recognized as income.

Restructured loans include any loans for which interest, principal or term is restructured. Allowances for restructured loans are based on the collection history or legal classification of the borrowers.

Annual Financial Report

Our policy is generally to charge off loan balances and cease accrual of interest as follows:

(a)	Consumer loans and Business Timely loans: Loan balances are charged off and interest accrual is terminated when a loan’s contractual interest payment becomes 67 days delinquent or upon the occurrence of other events such as the bankruptcy of the borrower.

(b)	Small business owner loans and Wide Loans: Loan balances are charged off when we believe the likelihood of any future collection is minimal. Events triggering charge-offs include bankruptcy of both the borrower and guarantor. Interest accrual is terminated at the earlier of the date when contractual interest payments are 97 days delinquent or the date when all or a part of loan principal is deemed uncollectible.

(c)	Secured loans: Loan balances are charged off when we believe the likelihood of any future collection is minimal. We consider the availability and value of collateral in determining the level of charge-off. Interest accrual is terminated at the earlier of the date when contractual interest payments are 97 days delinquent or the date when all or a part of loan principal is deemed uncollectible.

Other than above, in the case that loans are restructured, we charge off the amount of the recorded loan balance less the restructured loan balance.

3)	Purchased Loans Receivable and Revenue Recognition

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans. With respect to the costs of purchased loans collected, for those purchased loans for which we can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs and, for those purchased loans for which we cannot reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

Most of purchased loans are distressed loans purchased from third party originators such as banks, and all of purchased loans are reported at purchased cost.

Purchased loans for which we can reasonably estimate the expected timing and amount of cash flows due to installment repayments contract with borrower, we use those expected future cash flows, based on future yields, to recognize the principal portion of the collection as costs of purchased loans collected. As of March 31, 2006, approximately ¥939 million in book value of loans was accounted for under this method.

In addition, since we cannot reasonably estimate the expected timing and amount of cash flows from collections such as lump-sum repayment and legal enforcement, we recognize revenue from these collections of loans using the cost recovery method. Under this method, payments from a borrower are first applied to loan principal and the entire amount is recognized as revenue from purchased loans and costs of purchased loans collected. Once the purchased cost is fully recovered, subsequent receipts are recognized as revenue.

If we determine that we cannot recover a portion of the cost of the purchased loans, an allowance for the expected uncollectible portion is established. The loan is written off once we deem the entire loan uncollectible.

Annual Financial Report

(2)	Results of Operations

Total operating revenues for the year ended March 31, 2006 was ¥60,991 million, an increase of ¥15,124 million, or 33.0%, compared with the previous fiscal year. This is attributable to an increase in revenue from loans receivable, which consists of interest income and loan origination fees, due to an increase in loans receivable centering on real estate financing in the loan business, an increase in revenue from purchased loans and sales of real estate in the loan servicing business, and an increase in revenue from leases and installment loans due to the expansion of the leasing business.

Operating income for the year ended March 31, 2006 was ¥12,784 million, an increase of ¥4,165 million, or 48.3%, compared with the previous fiscal year. This is attributable to a reduction of costs in each business segment and promotion of efficient business activities, despite a provision to reserve for losses on excess interest repayments in the loan business. Consequently, ordinary income for the year ended March 31, 2006 was ¥12,785 million, an increase of ¥4,192 million, or 48.8%, compared with the previous fiscal year. Net income for the year ended March 31, 2006 was ¥9,033 million, an increase of ¥2,507 million, or 38.4%, compared with the previous fiscal year.

1)	Operating Revenues

Interest income from notes and loans receivable was ¥28,846 million, a decrease of ¥403 million, or 1.4%, compared to ¥29,250 million for the previous fiscal year, due to a decline in average lending interest rate resulting from increased acquisition of high quality receivables with low interest lending rates, while the balance of notes and loans receivable was ¥224,240 million, an increase of ¥78,932 million, or 54.3%, compared to ¥145,307 million as of the end of the previous fiscal year, due to enhancement of loans to business owners as we focused our efforts on real estate financing.

Revenue from purchased loans in the loan servicing business was ¥11,921 million, an increase of ¥1,826 million, or 18.0%, compared to ¥10,095 million for the previous fiscal year, due to efficient collecting activities which took into consideration the customers’ revitalization and profitability.

With respect to other operating revenues, loan origination fees in the integrated financial services were ¥2,785 million due to an increase of notes and loans receivable, revenue from leases and installment loans was ¥4,450 million due to expansion of the leasing business, revenue from sales of real estate in the loan servicing business was ¥4,209 million, and revenue from sales of real estate in other businesses was ¥2,832 million. As a result, operating revenues were ¥60,991 million, an increase of ¥15,124 million, or 33.0%, compared to ¥45,867 million for the previous fiscal year.

2)	Operating Expenses

Financial costs were ¥2,424 million, a decrease of ¥309 million, or 11.3%, compared to ¥2,733 million for the previous fiscal year, due to negotiation with banks on terms and conditions of borrowings and diversified fund procurement such as expanded issuance of commercial papers and commitment line agreements which has resulted lower borrowing interest rates, while the balance of interest-bearing borrowings was ¥246,682 million, an increase of ¥97,322 million, or 65.2%, compared to ¥149,360 million as of the end of the previous fiscal year.

Costs of purchased loans collected were ¥6,962 million, an increase of ¥111 million, or 1.6%, compared to ¥6,850 million for the previous fiscal year, due to efficient collecting activities, despite an increase of revenue from purchased loans in the loan servicing business.

Other operating expenses were ¥38,820 million, an increase of ¥11,156 million, or 40.3%, compared to ¥27,664 million for the previous fiscal year. This is attributable to an increase of costs of leases and installment loans of ¥2,122 million, or 132.7%, to ¥3,722 million, compared to ¥1,599 million for the previous fiscal year, due to expansion of leasing business in the integrated financial services. In addition, costs of real estate for sale in the loan servicing business amounted to ¥2,953 million and costs of real estate for sale in other businesses amounted to ¥2,504 million

Annual Financial Report

As a result, operating expenses were ¥48,207 million, an increase of ¥10,958 million, or 29.4%, compared to ¥37,248 million for the previous fiscal year.

3)	Operating Income

Operating income was ¥12,784 million, an increase of ¥4,165 million, or 48.3%, compared to ¥8,619 million for the previous fiscal year as a result of operating revenues of ¥60,991 million and operating expenses of ¥48,207 million.

4)	Other Income and Expenses

Other income was ¥1,005 million, an increase of ¥387 million, or 62.8%, compared to ¥617 million for the previous fiscal year, mainly due to income from investment funds of ¥699 million and fees received from securities loaned of ¥89 million.

Other expenses were ¥1,004 million, an increase of ¥359 million, or 55.9%, compared to ¥644 million for the previous fiscal year, mainly due to provision for loan losses of ¥127 million charged by consolidated subsidiaries, in addition to interest expenses on borrowings (other) of ¥411 million, an increase of ¥267 million, or 185.1%, compared to ¥144 million for the previous fiscal year.

5)	Ordinary Income

Ordinary income was ¥12,785 million, an increase of ¥4,192 million, or 48.8%, compared to ¥8,592 million for the previous fiscal year as a result of operating income of ¥12,784 million, other income of ¥1,005 million and other expenses of ¥1,004 million.

6)	Special Gains and Losses

Special gains were ¥4,171 million, a decrease of ¥1,469 million, or 26.1%, compared to ¥5,641 million for the previous fiscal year. This is attributable to reversal of allowance for loan losses of ¥3,327 million, gains on change of equity interest of ¥1,341 million, and gains on sales of investment securities of ¥972 million, all of which incurred in the previous fiscal year, despite gains on sales of investment securities of ¥4,170 million for the year ended March 31, 2006.

Special losses were ¥645 million, a decrease of ¥2,225 million, or 77.5%, compared to ¥2,870 million for the previous fiscal year. This is attributable to losses on devaluation of investment securities of ¥1,542 million, losses on cancellation of lease contracts of ¥346 million, amortization of consolidation account adjustments of ¥599 million, and amortization of equity-method account adjustments of ¥201 million, all of which incurred in the previous fiscal year, despite impairment of investment securities of ¥337 million and losses on sales of accounts receivable of ¥189 million for the year ended March 31, 2006.

7)	Net Income

As a result of the above, income before income taxes and minority interests was ¥16,311 million, an increase of ¥4,948 million, or 43.5%, compared to ¥11,363 million for the previous fiscal year. Income taxes were ¥6,682 million, an increase of ¥2,030 million, or 43.7%, compared to ¥4,651 million for the previous fiscal year, and consequently, net income rose to ¥9,033 million, an increase of ¥2,507 million, or 38.4%, compared to ¥6,525 million for the previous fiscal year.

Annual Financial Report

(3)	Liquidity and Capital Resources

1)	Cash Flows

As of March 31, 2006, cash and cash equivalents (hereafter referred to as “cash”) was ¥21,105 million, a decrease of ¥4,271 million, or 16.8%, compared with the end of the previous fiscal year, due to an increase in the total operating assets from active business operations.

Net cash used in operating activities for the year ended March 31, 2006 was ¥89,882 million, compared to ¥16,202 million provided for the previous fiscal year. This change is mainly attributable to ¥80,891 million used in net origination of notes and loans receivable, centering on real estate-backed financing; Real Estate Finance, compared to ¥20,994 million provided by net collection of notes and loans receivable for the previous fiscal year, ¥10,187 million used in net acquisitions of purchased loans receivable, due to active operations in loan servicing business, compared to ¥10,188 million used in the previous fiscal year, while income before income taxes was ¥16,311 million, an increase of ¥4,948 million, compared with the previous fiscal year.

Net cash used in investing activities for the year ended March 31, 2006 was ¥17,144 million, compared to ¥15,825 million used for the previous fiscal year. This change is mainly attributable to an increase of investments in venture businesses in hopes of producing synergy, and an increase of investments in Tokumei-Kumiai relating to real estate.

Net cash provided by financing activities for the year ended March 31, 2006 was ¥102,574 million, compared to ¥4,765 million provided for the previous fiscal year. This change is mainly attributable to ¥99,243 million provided by net proceeds from interest-bearing debt, compared to ¥2,486 million provided for the previous fiscal year.

2)	Liquidity and Capital Requirements

In our business operation, our principal capital and liquidity needs are for funding loans to customers, purchase of loans, general working capital, capital expenditures for enhancement of our operating activities and acquisition of assets held for leases, dividend payments and acquisition of treasury stock.

(a)	Loan Origination

We provide integrated financial services as our principle business, and our most critical capital requirement is for loan origination.

(b)	Purchase of Loans

We mainly purchase distressed loans from third party originators including financial institutions in our loan servicing business operations.

(c)	Working Capital

Our working capital needs are primarily for financial costs such as interest expenses, and operating expenses including salaries and employee benefits, commission fees and rental expenses.

(d)	Capital Expenditures

Our capital expenditures for the year ended March 31, 2006 were mainly used in integrated financial services operated by NISSIN, in connection with acquisition of intangible fixed assets accompanying the development of the operating system in order to increase the efficiency in the sales and marketing operation, and acquisition of assets held for leases by NIS Lease Co., Ltd.

For the year ending March 31, 2007, NISSIN has budgeted capital expenditures in the amount of ¥43 million for the refurbishment of Tokyo Head Office and ¥62 million for relocation and renovation of branches and loan offices in order to enhance sales and marketing operation.

Annual Financial Report

In addition, NIS Lease Co., Ltd. has budgeted capital expenditures in the amount of ¥3,600 million for the acquisition of assets held for leases.

(e)	Dividend Payments

The amount of dividend payments depends on various factors, including our future earnings and the economic trends. However, we need sufficient liquidity, in order to provide for the planned amount.

(f)	Acquisition of Treasury Stock

At NISSIN’s Annual Shareholders’ Meeting held on June 22, 2004, a resolution was approved concerning a partial amendment of NISSIN’s Articles of Incorporation which permits acquisition of shares of treasury stock by Board of Directors approval. We will continuously plan to acquire treasury stock after carefully considering the trends in our results of operations, financial position and share price as well as the market trends.

3)	Financial Position

In the integrated financial services, notes and loans receivable were ¥224,240 million, an increase of ¥78,932 million, or 54.3%, compared to ¥145,307 million as of the end of the previous fiscal year, due to enhancement of loans to business owners as we focused our efforts on real estate financing, and the total assets held for leases and installment loans were ¥8,636 million, an increase of ¥2,879 million, or 50.0%, compared to the end of the previous fiscal year. In addition, the total purchased loans receivable and real estate for sale in the loan servicing business were ¥30,165 million, an increase of ¥14,634 million, or 94.2%, compared to the end of the previous fiscal year, due to active developments in the loan servicing business. Moreover, investment securities were ¥34,501 million, an increase of ¥10,266 million, or 42.4%, compared to the end of the previous fiscal year, due to active investments in venture businesses in hopes of producing synergies with the Company. As a result, the total assets as of March 31, 2006 were ¥350,861 million, an increase of ¥124,574 million, or 55.1%, compared to the end of the previous fiscal year.

The total liabilities as of March 31, 2006 were ¥268,629 million, an increase of ¥109,285 million, or 68.6%, compared to the end of the previous fiscal year, due to the balance of interest-bearing borrowings of ¥246,682 million, an increase of ¥97,322 million, or 65.2%, compared to ¥149,360 million as of the end of the previous fiscal year, and the balance of accrued income taxes of ¥6,088 million, an increase of ¥5,372 million, or 750.0%, compared to ¥716 million as of the end of the previous fiscal year.

Shareholders’ equity as of March 31, 2006 was ¥79,824 million, an increase of ¥14,031 million, or 21.3%, compared to the end of the previous fiscal year. This is mainly attributable to increased common stock and additional paid-in capital of ¥27,368 million, an increase of ¥9,124 million, or 50.0%, compared to the end of the previous fiscal year, due to factors such as conversion of convertible bonds, and also net income for the year ended March 31, 2006 which amounted to ¥9,033 million, while unrealized gains on investment securities was ¥5,097 million, a decrease of ¥2,837 million, or 35.8%, compared to the end of the previous fiscal year, due to sales of certain investment securities. As a result, shareholders’ equity ratio as of March 31, 2006 was 22.8%, a decrease of 6.3 points compared to the end of the previous fiscal year, due to an increase of interest-bearing borrowings, despite an increase of shareholders’ equity.

4)	Capital Resources

We seek to manage our capital resources and liquidity to provide adequate funds for current and future financial obligations. We derive the funds we require to meet our capital requirements principally from cash flow provided by operations, indirect financing through borrowings from financial institutions and direct financing from capital market such as through issuances of bonds. In addition, in order to improve our financial position, we reduced our financial costs by diversification of our financing methods.

Annual Financial Report

We believe that our existing cash and cash equivalents as of March 31, 2006, and the amount of cash that we anticipate will be generated from our business operations, together with our existing access to borrowings and capital markets, will be sufficient for us to continue to operate our business at current levels through the year ending March 31, 2007.

5)	Commitments

(a)	Long-term Borrowings

We require a significant amount of funds for the purpose of extending loans to our customers. All of our borrowings are denominated in yen. As of March 31, 2006, we had long-term borrowings, including convertible bonds and asset backed securities, as well as current portion of long-term borrowings, totaling ¥190,900 million.

Of our total long-term borrowings as of March 31, 2006, ¥140,258 million were from loans, principally from banks and other financial institutions. Our long-term loans will mature within 5 years, and accrue interest on a fixed rate basis or on a floating rate basis. As of March 31, 2006, the weighted average interest rate of our long-term loans was 1.6%.

In addition, ¥28,972 million of our total long-term borrowings as of March 31, 2006 were from the issuance of long-term bonds, including convertible bonds. Our long-term bonds will mature within 3 years, and as of March 31, 2006, the weighted average interest rate of our long-term bonds was 1.1%.

(b)	Short-term Borrowings

Our short-term borrowings comprised of bank loans and commercial paper. Interest rates on bank loans as of March 31, 2006 under fixed or floating contracts ranged from 1.0% to 5.0% with the weighted average interest rates of these bank loans being 1.4%. Interest rates on commercial paper as of March 31, 2006 ranged from 0.3% to 1.0% with the weighted average interest rates of these commercial papers being 0.7%.

(c)	Collateral for Borrowings

Information on the details of our assets pledged as collateral and corresponding borrowings secured by the collateral is stated in “ITEM 5. 1. FINANCIAL STATEMENTS – Consolidated Financial Statements – Notes to Consolidated Financial Statements – Consolidated Balance Sheets”.

6)	Contingencies

(a)	Loan Commitments

Information on the details of our loan commitments is stated in “ITEM 5. 1. FINANCIAL STATEMENTS – Consolidated Financial Statements – Notes to Consolidated Financial Statements – Consolidated Balance Sheets”.

(b)	Guarantees

As of March 31, 2006, we had outstanding guarantees in the total amount of ¥12,220 million. This includes guarantees for borrowings of business owners, lease receivable, accounts receivable in connection with the complementation of customers’ credibility in corporate transactions and credit guarantees in connection with real estate leases. Pursuant to each agreement, we receive a certain percentage of the outstanding guarantees as guarantee fees. Meanwhile, we are required to perform as a guarantor for the borrowings for which payments are delinquent for a certain period of time. In order to provide for estimated probable losses from these guarantee transactions, we maintain a reserve for estimated guarantee losses.

In addition, as of March 31, 2006, we guaranteed bank borrowings of ¥1,920 million of our equity-method affiliates.

Annual Financial Report

ITEM 3.  OVERVIEW OF PROPERTY AND EQUIPMENT

1.	Overview of Capital Expenditures

Our total amount of investment in property and equipment was ¥3,373 million during the year ended March 31, 2006. Main expenditures were for integrated financial services, in connection with acquisition of intangible fixed assets of ¥216 million accompanying the development of the operating system in order to strengthen the sales and marketing operation of NISSIN and NIS Securities Co., Ltd., and acquisition of assets held for leases of ¥2,973 million by NIS Lease Co., Ltd.

In addition, all capital expenditures were made without additional funding.

Annual Financial Report

2.	Major Property and Equipment

(1)	NISSIN

		Book Value
		Buildings						Number of
Name of Office	Description	and		Land				Employees
(Location)	(Business Segment)	Structures	Equipments	(m2)		Software	Total	(persons)

		(in millions except square meter)
Tokyo Head Office (Shinjuku-ku, Tokyo)	Offices (Integrated financial services)	¥76	¥84	—		¥1,864	¥2,025	139
Matsuyama Head Office (Matsuyama City, Ehime)		330	34	355 (815.07) [409.51]		17	738	35
Osaka Branch Office (Chuo-ku, Osaka)		9	3	—		—	13	14

Eastern Japan Investigation Department (Kawaguchi City, Saitama)	Sales support (Integrated financial services)	4	3	—		—	7	36

Hokkaido region (Sapporo Loan Center and 1 other)	Branches and loan offices (Integrated financial services)	0	1	—		—	1	20
Tohoku region (Koriyama Branch and 2 other)		1	3	—		—	5	21
Kanto region (Ikebukuro Loan Office and 17 other)		14	12	—		—	26	222
Chubu region (Nagoya Loan Center and 5 other)		4	4	—		—	8	43
Kinki region (Nanba Branch and 6 other)		4	5	—		—	9	89
Chugoku region (Hiroshima Loan Center and 2 other)		1	2	—		—	3	22
Shikoku region (Matsuyama Loan Office and 3 other)		3	3	—		—	6	19
Kyushu region (Fukuoka Loan Center and 6 other)		3	5	—		—	9	60

Total	—	¥454	¥163	355		¥1,882	¥2,856	720
				(815.07)
				[409.51	]

Notes:	1.	The figures in the brackets above represent the office space leased to third-parties, which are included in the figures in the parentheses.
	2.	The average number of temporary employees of NISSIN is 90 persons for the year ended March 31, 2006 and is excluded from the numbers presented above.
	3.	Consumption taxes are excluded from amounts presented above.
	4.	In addition, major leased assets are as follows:

				Annual Lease	Balance of
Business Segment	Description	Units	Lease Term	Payment	Lease Contracts

			(years)	(in millions)	(in millions)
Integrated financial services	Operating system	1	4 ~ 5	¥571	¥1,042
Integrated financial services	Vehicles	63	5	19	36

Total	—	—	—	¥590	¥1,079

Note:	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report

(2)	Domestic Subsidiaries

			Book Value (in millions except square meter)
			Buildings						Number of
	Office	Description	and			Land			Employees
Name of Subsidiary	(Location)	(Business Segment)	Structures	Machinery	Equipments	(m2)	Other	Total	(persons)

Nissin Servicer Co., Ltd.	Head Office (Shinjuku-ku, Tokyo)	Office (Loan servicing)	¥20	¥—	¥4	—	¥8	¥34	74

Aprek Co., Ltd.	Head Office (Kita-kyushu, Fukuoka)	Office and other (Integrated financial services)	131	—	5	532 (1,952.43) [501.94]	8	679	40

	Kyushu region (Fukuoka Branch and 6 other)	Branches (Integrated financial services)	0	—	2	—	3	6	51

	Shikoku region (Hiroshima Branch and 1 other)	Branches (Integrated financial services)	—	—	0	—	0	0	11

NIS Lease Co., Ltd.	Head Office (Shinjuku-ku, Tokyo)	Office (Integrated financial services)	6	—	3	—	0	10	37

	—	Assets held for leases (Integrated financial services)	529	347	2,443	—	413	3,733	—

NIS Securities Co., Ltd.	Head office (Shinjuku-ku, Tokyo)	Office (Integrated financial services)	14	—	12	—	15	42	25

Notes:	1.	The figures in the brackets above represent office space leased to third-parties, which are included in the figures in the parentheses.
	2.	The average numbers of temporary employees of Nissin Servicer Co., Ltd., Aprek Co., Ltd., and NIS Lease Co., Ltd. are 7 persons, 1 person, and 2 persons, respectively, for the year ended March 31, 2006, and are excluded from the numbers presented above. In addition, NIS Securities Co., Ltd. does not have any temporary employee.
	3.	Consumption taxes are excluded from the amounts presented above.
	4.	“Other” consists of software and vehicles.
	5.	In addition, major leased assets are as follows:

			Lease	Annual Lease	Balance of Lease
Name of Subsidiary			Term	Payment	Contracts
(Business Segment)	Description	Units	(years)	(in millions)	(in millions)

Nissin Servicer Co., Ltd. (Loan servicing)	Operating system	1	4 ~ 5	¥27	¥79

Aprek Co., Ltd. (Integrated financial services)	Complex machine	9	5	1	5

NIS Lease Co., Ltd. (Integrated financial services)	Operating system	1	4 ~ 5	10	90

NIS Securities Co., Ltd. (Integrated financial services)	Operating system	1	5 ~ 7	13	40

Total	—	—	—	¥53	¥217

Note:	Consumption taxes are excluded from the amounts presented above.

(3)	Foreign Subsidiaries

There was no significant property and equipment.

Annual Financial Report

3.	Plans of Acquisitions and Disposals of Property and Equipment

(1)	Acquisitions of Major Property and Equipment

1)	Assets for Internal Use

The following major property and equipment will be acquired during the year ending March 31, 2007:

		Expenditure Plan
				Amount		Expected
Company’s	Description	Total	Amount	Estimated		Date of
Name	(Business Segment)	Amount	Paid	to Pay	Date Started	Completion

		(in millions)
NISSIN	Refurbishment of Tokyo Head Office (Integrated financial services)	¥43	¥—	¥43	April 2006	June 2006

	Relocation and renovation of 18 branches and loan offices (Integrated financial services)	62	—	62	June 2006	December 2006

Notes:	1.	All future capital expenditures above will be made without additional funding.
	2.	The amounts of expenditures include the amounts of security deposits for leased office.
	3.	The increase in the above property and equipment will have no significant effect on the financial position or result of operation.
	4.	The consumption taxes are excluded from the amounts presented above.

2)	Assets for Held for Leases

The following major property and equipment will be acquired during the year ending March 31, 2007:

		Expenditure Plan
	Description			Amount
Company’s Name	(Business Segment)	Total Amount	Amount Paid	Estimated to Pay

		(in millions)
NIS Lease Co., Ltd.	Assets held for leases (Integrated financial services)	¥3,600	¥—	¥3,600

Notes:	1.	All future capital expenditures above will be made without additional funding.
	2.	The consumption taxes are excluded from the amounts presented above.

(2)	Disposals of Major Property and Equipment

There will be no major property and equipment that will be disposed during the year ending March 31, 2007, except for disposal in the course of the Company’s routine renewal of its property and equipment.

Annual Financial Report

ITEM 4.  OVERVIEW OF NISSIN
1.	Information on Capital Stock
(1)	The Total Number of Shares

1)	Total Number of Authorized Shares

Type of Shares	Number of Shares

(shares)
Common stock	3,840,000,000

Total	3,840,000,000

Notes:	1.	The Board of Directors on December 20, 2005 resolved the following amendment to the Articles of Incorporation as of April 1, 2006:
		The number of authorized shares shall be 7,680,000,000 shares; however, the number will be decreased by the amount of stock retired, if any.
	2.	The amendment of the Articles of Incorporation was resolved in the Annual Shareholders’ Meeting held on June 24, 2006 and the following clause was deleted:
		The number of authorized shares will be decreased by the amount of stock retired, if any.
2)	Total Number of Issued Shares

		June 26, 2006
	March 31, 2006	(Filing Date)
Type of Shares	(shares)	(shares)	Stock Exchange	Details

			Tokyo Stock Exchange	Share of NISSIN's common
Common stock	1,406,470,644	2,814,921,721	(First Section)	stock with voting rights and
			New York Stock Exchange	without any restriction

Total	1,406,470,644	2,814,921,721	—	—

Notes:	1.	On April 1, 2006, NISSIN completed a 2-for-1 stock split.
	2.	The number of issued shares of common stock as of the filing date does not include the number of shares newly issued upon exercises of stock options, including conversions of former convertible bonds, and third-party allotment during the period from June 1, 2006 to the filing date of this annual financial report.

Annual Financial Report

(2)	Information on Stock Options and Convertible Bonds

1)	Stock Options
(Approved at the Annual Shareholders’ Meeting on June 24, 2003)

	March 31, 2006	May 31, 2006

Number of stock options (units):	2,754	2,429
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	2,643,840(1)	4,663,680(1)
Amount to be paid in upon stock option exercise (in yen per share):	¥56(2)	¥28(2)
Exercise period:	August 1, 2003 ~	August 1, 2003 ~
	July 31, 2006	July 31, 2006
Exercise price (in yen per share):	¥56	¥28
Amount to be credited to common stock (in yen per share):	¥28	¥14
Requirement for exercise of stock option:	Grantee must be a director, statutory auditor, employee, corporate advisor, persons with short-term contracts or employee of NISSIN or its wholly-owned subsidiary at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock option are defined in the stock option contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	(1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

			1
		Paid-in amount as adjusted = Paid-in amount before adjustment ×	Split or consolidation ratio

		In the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

(3)	Each figure for May 31, 2006 is adjusted accordingly, reflecting the 2-for-1 stock split completed on April 1, 2006.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2006	May 31, 2006

Number of stock options (units):	29,990	28,140
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	14,395,200(1)	27,014,400(1)
Amount to be paid in upon stock option exercise (in yen per share):	¥105(2)	¥53(2)
Exercise period:	August 1, 2004 ~	August 1, 2004 ~
	July 31, 2007	July 31, 2007
Exercise price (in yen per share):	¥105	¥53
Amount to be credited to common stock (in yen per share):	¥53	¥27
Requirement for exercise of stock option:	Grantee must be a director, statutory auditor, corporate advisor, persons with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of NISSIN’s business partner company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock option are defined in the stock option contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	(1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

			1
		Paid-in amount as adjusted = Paid-in amount before adjustment ×	Split or consolidation ratio

		In the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

(3)	Each figure for May 31, 2006 is adjusted accordingly, reflecting the 2-for-1 stock split completed on April 1, 2006.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2006	May 31, 2006

Number of stock options (units):	480	480
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	230,400 (1)	460,800 (1)
Amount to be paid in upon stock option exercise (in yen per share):	¥109 (2)	¥55 (2)
Exercise period:	February 1, 2005 ~	February 1, 2005 ~
	January 31, 2008	January 31, 2008
Exercise price (in yen per share):	¥109	¥55
Amount to be credited to common stock (in yen per share):	¥55	¥28
Requirement for exercise of stock option:	Grantee must be a director, statutory auditor, corporate advisor, persons with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of NISSIN’s business partner company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock option are defined in the stock option contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	(1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

			1
		Paid-in amount as adjusted = Paid-in amount before adjustment ×	Split or consolidation ratio

		In the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

(3)	Each figure for May 31, 2006 is adjusted accordingly, reflecting the 2-for-1 stock split completed on April 1, 2006.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2006	May 31, 2006

Number of stock options (units):	3,896	3,848
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	1,870,080(1)	3,694,080(1)
Amount to be paid in upon stock option exercise (in yen per share):	¥134(2)	¥67(2)
Exercise period:	May 1, 2005 ~	May 1, 2005 ~
	April 30, 2008	April 30, 2008
Exercise price (in yen per share):	¥134	¥67
Amount to be credited to common stock (in yen per share):	¥67	¥34
Requirement for exercise of stock option:	Grantee must be a director, statutory auditor, corporate advisor, persons with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of NISSIN’s business partner company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock option are defined in the stock option contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	(1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

			1
		Paid-in amount as adjusted = Paid-in amount before adjustment ×	Split or consolidation ratio

		In the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

(3)	Each figure for May 31, 2006 is adjusted accordingly, reflecting the 2-for-1 stock split completed on April 1, 2006.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2005)

	March 31, 2006	May 31, 2006

Number of stock options (units):	23,650	22,950
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	4,730,000 (1)	9,180,000 (1)
Amount to be paid in upon stock option exercise (in yen per share):	¥116 (2)	¥58 (2)
Exercise period:	August 1, 2005 ~	August 1, 2005 ~
	July 31, 2008	July 31, 2008
Exercise price (in yen per share):	¥116	¥58
Amount to be credited to common stock (in yen per share):	¥58	¥29
Requirement for exercise of stock option:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or director, statutory auditor or employee of a business partner company of NISSIN approved by the Board of Directors at the time of the exercise of such new subscription rights. The business partners approved by the Board of Directors are bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between NISSIN and each grantee. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock option are defined in the Contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	(1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

			1
		Paid-in amount as adjusted = Paid-in amount before adjustment ×	Split or consolidation ratio

		In the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

(3)	Each figure for May 31, 2006 is adjusted accordingly, reflecting the 2-for-1 stock split completed on April 1, 2006.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2005)

	March 31, 2006	May 31, 2006

Number of stock options (units):	4,800	4,800
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	960,000 (1)	1,920,000 (1)
Amount to be paid in upon stock option exercise (in yen per share):	¥262 (2)	¥131 (2)
Exercise period:	April 1, 2006 ~	April 1, 2006 ~
	March 31, 2009	March 31, 2009
Exercise price (in yen per share):	¥262	¥131
Amount to be credited to common stock (in yen per share):	¥131	¥66
Requirement for exercise of stock option:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or director, statutory auditor or employee of a business partner company of NISSIN approved by the Board of Directors at the time of the exercise of such new subscription rights. The business partners approved by the Board of Directors are bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between NISSIN and each grantee. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock option are defined in the Contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	(1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

			1
		Paid-in amount as adjusted = Paid-in amount before adjustment ×	Split or consolidation ratio

		In the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

(3)	Each figure for May 31, 2006 is adjusted accordingly, reflecting the 2-for-1 stock split completed on April 1, 2006.

2)	Convertible Bonds (stipulated by the former Amended Commercial Code etc., Article 19-2)
The information with respect to the 3rd convertible bonds (“CBs”) issued on September 13, 2001 is as follows:

	March 31, 2006	May 31, 2006

Balance of CBs (in millions)	¥ 822	¥ 741
Conversion price (in yen)	81.8	40.9
Amount to be credited to common stock (in yen per share)	41	21

Note:	The conversion price and amount to be credited to common stock as of May 31, 2006 is adjusted retroactively, reflecting the 2-for-1 stock split completed on April 1, 2006.
(3)	Changes in the Number of Issued Shares and Balance of Paid-in Capital

	Increase in Issued	Balance of Issued
	Shares of	Shares of	Change in		Change in	Balance of
	Common Stock	Common Stock	Common	Balance of	Additional	Additional
Date	(shares)	(shares)	Stock	Common Stock	Paid-in Capital	Paid-in Capital
	(in millions, except shares)
April 1, 2001 ~ March 31, 2002	428,000	33,156,014	¥ 443	¥ 6,610	¥ 443	¥ 8,933
May 21, 2002	33,156,014	66,312,028	—	6,610	—	8,933
May 20, 2003	66,312,028	132,624,056	—	6,610	—	8,933
April 1, 2003 ~ March 31, 2004	2,102,136	134,726,192	607	7,218	713	9,647
May 20, 2004	134,726,192	269,452,384	—	7,218	—	9,647
April 1, 2004 ~ September 30, 2004	189,526	269,641,910	27	7,245	32	9,679
November 19, 2004	269,641,910	539,283,820	—	7,245	—	9,679
October 1, 2004 ~ March 31, 2005	5,384,611	544,668,431	533	7,779	523	10,203
May 20, 2005	108,933,686	653,602,117	—	7,779	—	10,203
April 1, 2005~ September 30, 2005	12,475,533	666,077,650	1,022	8,802	1,018	11,221
November 18, 2005	666,077,650	1,332,155,300	—	8,802	—	11,221
October 1, 2005 ~ March 31, 2006	74,315,344	1,406,470,644	3,046	11,848	3,032	14,253

Notes:	1	.	The increases in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the years ended March 31, 2002 were due to the exercises of stock options (warrants).
	2	.	The increase in the number of issued shares of common stock on May 21, 2002 was due to a 2-for-1 stock split.
	3	.	The increase in the number of issued shares of common stock on May 20, 2003 was due to a 2-for-1 stock split.
	4	.	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the year ended March 31, 2004 was due to the exercises of stock options (warrants).
	5	.	The increase in the number of issued shares of common stock on May 20, 2004 was due to a 2-for-1 stock split.
	6	.	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the six month ended September 30, 2004 was due to the exercises of stock options (warrants).
	7	.	The increase in the number of issued shares of common stock on November 19, 2004 was due to a 2-for-1 stock split.
	8	.	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the six months ended March 31, 2005 was due to the conversion of convertible bonds.
	9	.	The increase in the number of issued shares of common stock on May 20, 2005 was due to a 1.2-for-1 stock split.
	10	.	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the six month ended September 30, 2005, was due to the conversion of convertible bonds.
	11	.	The increase in the number of issued shares of common stock on November 18, 2005 was due to a 2-for-1 stock split.
	12	.	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the six month ended March 31, 2006, was due to the conversion of convertible bonds.
	13	.	The number of issued shares of common stock increased by 1,406,470,644 shares due to a 2-for-1 stock split completed on April 1, 2006.
	14	.	For the period from April 1, 2006 through May 31, 2006, the number of issued shares of common stock increased by 1,980 thousand shares, balance of common stock increased by ¥41 million and balance of additional paid-in capital increased by ¥39 million due to the conversion of convertible bonds.
	15	.	The number of issued shares of common stock increased by 86,021,600 shares due to a third-party allotment completed on June 12, 2006.

Annual Financial Report

(4)	Details of Shareholdings
The following table shows the details of shareholdings in units under Japanese Unit Share System. Each unit equals 100 shares of common stock. In addition, the total number of shares below 1 unit under Japanese Unit Share System is 224,944 shares.

	March 31, 2006
		Number of Shares
		Owned
Category	Number of Shareholders	(units)	Percentage of Total

Governmental organizations	—	—	—%
Financial institutions	42	1,885,582	13.4
Securities companies	22	245,757	1.8
Other corporations	411	3,576,883	25.4
Foreign shareholders:
Other than individuals	138	1,143,398	8.1
Individuals	28	7,532	0.1
Individuals and other	71,868	7,203,305	51.2

Total	72,509	14,062,457	100.0%

Notes:	1	.	With respect to 40,051,037 shares of treasury stock held by NISSIN, 400,510 units are included in “Individuals and other” and 37 shares are included in shares below 1 unit under Japanese Unit Share System.
	2	.	1,626 units nominally owned by Japan Securities Depositary Center, Inc. are included in “Other corporations”.
(5)	Principal Shareholders

		March 31, 2006
		Number of
		Shares Owned	Percentage of
Name	Address	(thousand shares)	Total Issued Shares

Nissin Building Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	167,851	11.93%
Shuho, Ltd.	6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo	164,337	11.68
Japan Trustee Services Bank, Ltd.	8-11, Harumi 1-chome, Chuo-ku, Tokyo	57,313	4.08
The Master Trust Bank of Japan, Ltd.	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	48,306	3.43
Kunihiko Sakioka	Setagaya-ku, Tokyo	44,805	3.19
Hideo Sakioka	Matsuyama City, Ehime	39,348	2.80
The Chase Manhattan Bank, N.A. London (Standing agent: Mizuho Corporate Bank, Ltd.)	Woolgate House, Coleman Street, London, EC2P 2HD, United Kingdom (6-7, Nihonbashi-Kabuto-cho, Chuo-ku, Tokyo)	28,065	2.00
Trust & Custody Services Bank, Ltd.	8-12, Harumi 1-chome, Chuo-ku, Tokyo	25,695	1.83
Japan Securities Finance Co., Ltd.	2-10, Nihonbashi-Kayaba-cho 1-chome, Chuo-ku, Tokyo	24,572	1.75
Midori Moriyama	Matsuyama City, Ehime	19,887	1.41

Total	—	620,182	44.09%

Notes:	1	.	40,051,037 shares of treasury stock, comprising 2.85% of total number of issued shares as of March 31, 2006, are not accounted for in the above list of principal shareholders.
	2	.	According to the Report on Large Shareholding pursuant to Regulation 27-26 Paragraph 1 of the Securities and Exchange Law submitted on April 30, 2005, INVESCO Asset Management (Japan) Limited and another institution jointly owned 34,094 thousand shares of NISSIN. In addition, according to the Amendment Report on Large Shareholding pursuant to Regulation Section 27-26 Paragraph 2 of the Securities and Exchange Law submitted on October 31, 2005, they owned 11,869 thousand shares, but these are excluded from the above list of principal shareholders because the exact number of shares owned by these institutions as of March 31, 2006 could not be confirmed.
	3	.	According to the Report on Large Shareholding pursuant to Regulation 27-26 Paragraph 1 of the Securities and Exchange Law submitted on June 30, 2005, Goldman Sachs (Japan) Ltd. and 2 other institutions jointly owned 40,528 thousand shares of NISSIN. In addition, according to the Amendment Report on Large Shareholding pursuant to Regulation Section 27-26 Paragraph 2 of the Securities and Exchange Law submitted on December 31, 2005, they owned 25,638 thousand shares, but these are excluded from the above list of principal shareholders because the exact number of shares owned by these institutions as of March 31, 2006 could not be confirmed.
	4	.	According to the Amendment Report on Large Shareholding pursuant to Regulation 27-26 Paragraph 2 of the Securities and Exchange Law submitted on February 28, 2006, Fidelity Investments Japan Limited owned 48,547 thousand shares of NISSIN, but this is excluded from the above list of principal shareholders because the exact number of shares owned by this institution as of March 31, 2006 could not be confirmed.
	5	.	Of all the shares held above, the following are related to trust businesses:

Japan Trustee Services Bank, Ltd. The Master Trust Bank of Japan, Ltd. Trust & Custody Services Bank, Ltd.	57,313 thousand shares 48,306 thousand shares 25,695 thousand shares

Annual Financial Report

(6)	Voting Rights of Capital Stock

1)	Issued Shares

		Number of Voting
Type	Number of Shares Issued	Rights	Details
	(shares)
Non-voting capital stock	—	—	—
Capital stock with restricted voting rights (Treasury stock)	—	—	—
Capital stock with restricted voting rights (Others)	—	—	—
Capital stock with voting rights (Treasury stock)	(Treasury stock) Common stock: 40,051,000	—	Share of NISSIN’s common stock with voting rights and without any restriction.
Capital stock with voting rights (Others)	Common stock: 1,366,194,700	13,661,947	(same as above)
Capital stock below 1 unit under Japanese Unit Share System	Common stock: 224,944	—	(same as above)
Total number of shares of capital stock issued	1,406,470,644	—	—
Total number of voting rights	—	13,661,947	—

Notes:	1	.	162,600 shares (equivalent to 1,626 voting rights) nominally owned by Japan Securities Depositary Center, Inc., are included in the “Capital stock with voting rights (Others)”.
	2	.	37 shares of treasury stock are included in the “Capital stock below 1 unit under Japanese Unit Share System”.
2)	Treasury Stock

		Shares of Common Stock Owned
					Percentage of Total
Owner	Address	Under NISSIN’s Name	Under Other Names	Total Number of Shares	Issued Shares
		(shares except percentages)
(Treasury stock) NISSIN	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	40,051,000	—	40,051,000	2.85%

Total	—	40,051,000	—	40,051,000	2.85%

(7)	Information on Stock Option Plans

(Stock Options in the Form of New Shares Subscription Rights)

1)	Pursuant to Articles 280-20 and 280-21 of the former Amended Commercial Code of Japan (the “Code”), the 44th Annual Shareholders’ Meeting held on June 24, 2003 approved a special resolution on issuance of new share subscription rights to NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisers or employees, including employees loaned to other companies, all of whom are designated by the Board of Directors.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 24, 2003

Grant for:	NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisors or employees, including employees loaned to other companies, all of whom are designated by the Board of Directors; 182 persons
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 1,500,000 shares (Note)
Amount to be paid in upon stock option exercise:	As presented in “(2) Information on Stock Options and Convertible Bonds — 1) Stock Options”
Exercise period:	Same as above
Requirement for exercise of stock option:	Same as above
Transfer restriction item:	Same as above

Note:	The maximum number of new share subscription rights is 15,000 units. 100 shares of common stock are subject to per unit stock option. In addition, the number of shares subjected to per unit stock option was adjusted retroactively to reflect 2-for-1 stock splits completed on May 20, 2004, November 19, 2004, November 18, 2005 and April 1, 2006, and a 1.2-for-1 stock split completed on May 20, 2005.

Annual Financial Report

2)	Pursuant to Articles 280-20 and 280-21 of the Code, the 45th Annual Shareholders’ Meeting held on June 22, 2004 approved a special resolution on issuance of new share subscription rights to NISSIN, its subsidiaries or its equity-method affiliates’ directors, statutory auditors, corporate advisors, persons with short-term contracts, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partners’ directors, statutory auditors or certain employees which are approved by the Board of Directors.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 22, 2004

Grant for:	The Company’s directors, statutory auditors, corporate advisors, person with short-term contracts, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partners’ directors, statutory auditors or certain employees which are approved by the Board of Directors; 1,278 persons(1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 8,000,000 shares(2)
Amount to be paid in upon stock option exercise:	As presented in “(2) Information on Stock Options and Convertible Bonds — 1) Stock Options”
Exercise period:	Same as above
Requirement for exercise of stock option:	Same as above
Transfer restriction item:	Same as above

Notes:	(1)	The number of grantee approved by the Board of Directors was 1,149 persons on July 6, 2004, 9 persons on January 11, 2005 and 120 persons on April 12, 2005.
	(2)	The maximum number of new share subscription rights is 80,000 units. 100 shares of common stock are subject to per unit stock option. In addition, the number of shares subjected to per unit stock option was adjusted retroactively to reflect 2-for-1 stock splits completed on November 19, 2004, November 18, 2005 and April 1, 2006, and a 1.2-for-1 stock split completed on May 20, 2005.
3)	Pursuant to Articles 280-20 and 280-21 of the Code, the 46th Annual Shareholders’ Meeting held on June 22, 2005 approved a special resolution on issuance of new share subscription rights to NISSIN, its subsidiaries or its equity-method affiliates’ directors, statutory auditors, corporate advisors, persons with short-term contracts, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or NISSIN’s business partner’s directors, statutory auditors or certain employees which are approved by the Board of Directors.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 22, 2005

Grant for:	The Company’s directors, statutory auditors, corporate advisors, person with short-term contracts, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or NISSIN’s business partners’ directors, statutory auditors or certain employees which are approved by the Board of Directors; 279 persons(1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 5,000,000 shares(2)
Amount to be paid in upon stock option exercise:	As presented in “(2) Information on Stock Options and Convertible Bonds — 1) Stock Options”
Exercise period:	Same as above
Requirement for exercise of stock option:	Same as above
Transfer restriction item:	Same as above

Notes:	(1)	The number of grantee approved by the Board of Directors was 251 persons on July 6, 2005, and 28 persons on March 14, 2006.
	(2)	The maximum number of new share subscription rights is 50,000 units. 100 shares of common stock are subject to per unit stock option. In addition, the number of shares subjected to per unit stock option was adjusted retroactively to reflect 2-for-1 stock splits completed on November 18, 2005 and April 1, 2006.

Annual Financial Report

4)	Pursuant to Articles 361 of the Corporate Law, the 47th Annual Shareholders’ Meeting held on June 24, 2006 approved a resolution on issuance of new share subscription rights to directors of NISSIN as a part of directors’ remuneration.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 24, 2006

Grant for:	NISSIN’s directors (1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to an annual maximum total of 30,000,000 shares (2),(3)
Amount to be paid in upon stock option exercise:	Note (4)
Exercise period:	The Board of Directors, at resolution of issuance of new share subscription right, shall define the certain exercise period within the range of 5 years from the first day of the month following the month of the approval date.
Requirement for exercise of stock option:	Grantee must be, in principle, a director of NISSIN at the time of the exercise of such new share subscription rights. However, stock options may be exercised upon the retirement of a director or under certain other reasonable circumstances approved by the Board of Directors.

Other requirement for the exercise of stock option shall be defined by the Board of Directors’ resolution of offering terms and conditions of the new share subscription rights.
Transfer restriction item:	Upon approval by the Board of Directors.

Notes:	(1)	The details regarding the number of grantees are determined upon approval by the Board of Directors.
	(2)	The annual maximum number of new share subscription rights is 300,000 units. 100 shares of common stock are subject to per unit stock option.
	(3)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(4)	The exercise price would be the average daily closing price on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of the stock option, multiplied by a certain numeric value, which ranges from 1.1 to 2.0, determined by the Board of Directors’ resolution of offering terms and conditions of new share subscription rights, with any fraction below ¥1 rounded upward to the nearest yen.
In addition, in the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

1
Paid-in amount as adjusted = Paid-in amount before adjustment × Split or consolidation ratio

Moreover, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

Annual Financial Report

2.	Acquisition of Treasury Stock
(1)	Acquisition of Treasury Stock in Accordance with the Resolution of Annual Shareholders’ Meeting or the Approval of Board of Directors

1)	Acquisition of Treasury Stock Pursuant to Resolution of Annual Shareholders’ Meeting Approved on June 22, 2005

None

2)	Resolution for Acquisition of Treasury Stock at Annual Shareholders’ Meeting on June 24, 2006

None

(2)	Acquisition of Treasury Stock for Capital Reduction, Retirement or Cancellation by Retained Earning Under Articles of Incorporation

1)	Acquisition of Treasury Stock Under Resolution of Annual Shareholders’ Meeting Approved on June 22, 2005

None

2)	Resolution for Acquisition of Treasury Stock at Annual Shareholders’ Meeting on June 24, 2006

None
3.	Dividend Policy
We consider returns to shareholders as a top-priority issue and implements suitable profit return measures which include dividend increases and stock splits, based on consideration of economic and financial circumstances, industry trends, and the Company’s financial position and business performance. With regards to our basic dividend policy, we strive to maintain a target dividend payout ratio of 30% based on our consolidated net income base in order to maintain stable dividend payments.
Based on the policy indicated above, NISSIN paid a half-year dividend of ¥2.00 per share, or ¥1.00 per share as adjusted for the 2-for-1 stock split completed on November 18, 2005. In addition, NISSIN plans to pay a year-end dividend of ¥1.10 per share, totaling an annual dividend of ¥2.10 per share for this fiscal year.
With regard to the use of retained earnings, we intend to strengthen our future financial position by using reserves to establish new business models and make strategic investments that have the potential to lead to further growth.
Note: Approval date of the Board of Directors concerning a half-year dividend for the six months ended September 30, 2005 was           November 7, 2005.

Annual Financial Report

4.	Market Price Information
(1)	The Yearly Highest and Lowest Prices of the Shares of NISSIN’s Common Stock for the Fiscal Years Ended March 31, 2002, 2003, 2004, 2005, and 2006

	For the Year Ended March 31,
	2002	2003	2004	2005	2006
	(in yen)
Highest	¥2,900	¥1,140	¥860	¥509	¥308
	[870]	[515]	[464]	[274]	[135]

Lowest	1,425	720	377	210	140
	[820]	[456]	[410]	[240]	[106]

Note:	These prices are those quoted on the First Section of the Tokyo Stock Exchange, and the prices in brackets are the ex-right prices following completion of stock splits.
(2)	The Monthly Highest and Lowest Prices of the Shares of NISSIN’s Common Stock during the Six Months Ended March 31, 2006

	October 2005	November 2005	December 2005	January 2006	February 2006	March 2006
	(in yen)
Highest	¥178	¥236	¥307	¥290	¥277	¥247
						[135]

Lowest	140	166	194	217	200	210
						[106]

Notes:	1	.	These prices are those quoted on the First Section of the Tokyo Stock Exchange.
	2	.	The prices in brackets are the ex-right prices following completion of stock split.

Annual Financial Report

5.	Members of the Boards of Directors and Statutory Auditors

Directors or					Number of
Statutory Auditors		Name			Shares Owned
Position	Job Title	(Date of Birth)		Business Career	(thousand shares)

Chairman and Representative	Co-CEO	Kunihiko Sakioka (January 10, 1962)	April, 1986 September, 1988	Joined NISSIN Manager of Hiroshima Branch	89,610
Director			March, 1989	Director
			December, 1989	General Manager of Finance Department
			February, 1991	Managing Director, Advice to Finance and System Information
			December, 1992	Senior Managing General Manager of Sales & Marketing Control Division
			October, 1996	Representative Senior Managing General Manager of Tokyo Branch Office, Advice to Sales & Marketing Control Division
			April, 1998	Representative Senior Managing General Manager of Sales & Marketing Control Division
			June, 2000	President and Representative Director, and General Manager of Sales & Marketing Control Division
			March, 2004	Representative Director of Shuho Ltd. (current position)
			July, 2005 June, 2006	President and Representative Director and Executive Officer Chairman and Representative Director and Co-CEO (current position)

President and Representative Director	Co-CEO	Shinsuke Amiya (October 3, 1957)	June, 1994	Joined Merrill Lynch Securities Inc. (currently Merrill Lynch Japan Securities Co., Ltd.)	—
			June, 2003	Head of Investment Banking Group
			March, 2005	Vice-Chairman and Head of Investment Banking Group
			May, 2006	Joined NISSIN Special Advisor
			June, 2006	President and Representative Director and Co-CEO (current position)

Director and Advisor		Hideo Sakioka (May 14, 1928)	August, 1953 May, 1960	Started money lending business Founded Nissin Shoji Co., Ltd.	78,696
(currently NISSIN)
President and Representative Director
			January, 1980	Founded Nissin Building Co., Ltd. President and Representative Director
			March, 1989	Representative Director of Shuho Ltd.
			June, 2000	Chairman and Representative Director
			May, 2001	President and Representative Director of Nissin Building Co., Ltd. (current position)
			January, 2004	Director of Nissin Servicer Co., Ltd. (current position)
			June, 2006	Director and Advisor (current position)

Senior Managing Director	Executive Officer General Manager of Group Strategy Division	Hitoshi Higaki (December 14, 1959)	November, 1983 March, 1994	Joined NISSIN General Manager of Accounting Department and Finance Department	7,843
			June, 1994	Director and General Manager of General Affairs Department
			May, 1995	Director, General Manager of Corporate Planning Department and Accounting Department
			June, 1996	Director and General Manager of Corporate Planning Department, Advice to Accounting Department
			June, 2000	Managing Director and General Manager of Corporate Planning Department
			April, 2003	Managing Director and General Manager of Operations Control Division
			July, 2004	Concurrently General Manager of Corporate Planning Department
			August, 2004	Statutory Auditor of Venture Link Co., Ltd. (current position)
			July, 2005	Senior Managing Director and Executive Officer
			June, 2006	Senior Managing Director, Executive Officer and General Manager of Group Strategy Division (current position)

(Continued)

Annual Financial Report

(Continued)

Directors or					Number of
Statutory		Name			Shares Owned
Auditors Position	Job Title	(Date of Birth)		Business Career	(thousand shares)

Managing Director	Executive Officer General Manager of Sales & Marketing Division	Toshioki Otani (December 22, 1970)	April, 1994 September, 1995 July, 2000 January, 2001	Joined NISSIN Manager of Kumamoto Branch General Manager of Finance Department General Manager of Finance Department and Business Development Department	3,662
			April, 2002	General Manager of Eastern Japan Sales Department
			June, 2002	Director
			April, 2003	Director and General Manager of Business Development Department
			November, 2003	President and Representative Director of NIS Lease Co., Ltd. (current position)
			July, 2004	Director and Deputy General Manager of Sales & Marketing Control Division and General Manager of Business Development Department
			July, 2005	Managing Director, Executive Officer and General Manager of Sales & Marketing Control Division and Sales Department
			November, 2005	Concurrently General Manager of Osaka Branch Office
			June, 2006	Managing Director, Executive Officer and General Manager of Sales & Marketing Division (current position)

Managing Director	Executive Officer General Manager of Operations Control Division	Akihiro Nojiri (November 15, 1968)	April, 1991 August, 2003	Joined Ministry of Finance Joined NISSIN General Manager, Assistant to President	682
			June, 2004	Director
			July, 2004	Director and General Manager of Finance Department
			July, 2005	Managing Director, Executive Officer and General Manager of Finance Department
			February, 2006	Managing Director, Executive Officer and General Manager of Operations Control Division (current position)

Managing Director	Executive Officer General Manager of Investor Relations Department and Officer-in-Charge East Asia Region	Yunwei Chen (January 16, 1969)	April, 1998 April, 2001 September, 2002	Joined NISSIN Manager of Corporate Planning Department 2nd Section Concurrently Assistant General Manager of Corporate Planning Department	3,269
			April, 2003	General Manager of Investor Relations Department
			June, 2003	Director
			July, 2004	Chairman of Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. (currently renamed to Nissin Leasing (China) Co., Ltd.) (current position)
			July, 2005	Managing Director, Executive Officer, General Manager of Investor Relations Department and Officer-in-Charge East
Asia Region (current position)

Director	Executive Officer Deputy General Manager of Sales & Marketing	Keishi Ishigaki (April 3, 1971)	April, 1995 April, 1996 April, 2001	Joined NISSIN Manager of Koriyama Branch General Manager of Finance Department	3,003
	Division and General Manager of Sales &		April, 2002	General Manager of Osaka Branch Office and Western Japan Sales Department
	Marketing Group		June, 2002	Director
			April, 2003	Director and General Manager of Finance Department
			July, 2004	Director and General Manager, Advice to Sales & Marketing Control Division
			August, 2004	Director of Venture Link Co., Ltd. (current position)
			July, 2005	Concurrently Executive Officer
			June, 2006	Director, Executive Officer, Deputy General Manager of Sales & Marketing Division and General Manager of Sales & Marketing Group (current position)

(Continued)

Annual Financial Report

Directors or					Number of
Statutory		Name			Shares Owned
Auditors Position	Job Title	(Date of Birth)		Business Career	(thousand shares)

Director	Executive Officer Deputy General Manager of Sales & Marketing Division and General Manager of Real Estate Group and Real Estate Business Control Department	Katsutoshi Shimizu (April 9, 1954)	April, 1999 October, 2002 June, 2003 January, 2004 March, 2004 September, 2005	Joined RISA Partners, Inc. Director Joined A-MAX Corporation Director Joined Nissin Servicer Co., Ltd. Director and General Manager of Credit Screening Department Director and General Manager of Asset Management Department Director, Advice to Asset Management Department (current position)	96
Joined NISSIN
General Manager of Real Estate Business Control Department
			February, 2006	Concurrently Executive Officer
			June, 2006	Director, Executive Officer, Deputy General Manager of Sales & Marketing Division and General Manager of Real Estate Group and Real Estate Business Control Department (current position)

Director	Executive Officer Deputy General Manager of Sales & Marketing Division and General Manager of Strategic Business Development Group	Akira Imaki (February 15, 1949)	October, 2003 September, 2004 October, 2005 April, 2006 June, 2006	Joined Capital Partners Securities Co., Ltd. Managing Director of Investment Banking Division Joined Mercer Human Resource Consulting LLC. Joined NISSIN General Manager, Assistant to President, Sales & Marketing Control Division Concurrently Executive Officer Director, Executive Officer, Deputy General Manager of Sales & Marketing Division and General Manager of Strategic Business Development Group (current position)	—

Director (Outside)		Hidenori Nakagawa (November 20, 1967)	April, 1992	Registered Daiichi Tokyo Bar Association Joined the Law offices of Nagashima & Ohno (currently the Law offices of Nagashima Ohno & Tsunematsu)	—
			September, 1999	Joined Merrill Lynch Securities Inc. (currently Merrill Lynch Japan Securities Co., Ltd.)
			June, 2004	Joined TMI Associates as a Partner (current position)
			June, 2006	Outside Director (current position)

Statutory Auditor (Standing)		Yoshiki Kishimura (August 25, 1944)	May 1980	Joined Sanyo Shinpan Finance Co., Ltd.	2,001
			February, 2001	Joined NISSIN
Corporate Adviser of Finance Department
			June, 2003	Statutory Auditor (current position)
			August, 2004	Statutory Auditor of Venture Link Co., Ltd. (current position)

Statutory Auditor (Standing)		Akio Sakioka (September 22, 1950)	March, 1971	Joined NISSIN	20,020
			January, 1976	Manager of Takamatsu Branch
			April, 1984	Director
			July, 1994	Managing Director and General Manager of Tokyo Office
			October, 1996	Managing Director and General Manager of Finance Department
			October, 2000	Managing Director, Advice to Business Audit Department
			June, 2002	Retired from Director Statutory Auditor (current position)

Statutory Auditor (Outside)		Isao Narimatsu (July 6, 1949)	April, 1979	Joined Miyata Certified Public Tax Accountant Office	768
			July, 1981	Opened Isao Narimatsu Certified Public Tax Accountant Office
			June, 2001	Statutory Auditor (current position)

Statutory Auditor (Outside)		Katsuhiko Asada (February 10, 1955)	October, 1979	Joined Arthur Andersen Tokyo Office (currently KPMG AZSA & Co.)	144
			September, 1985	Opened Katsuhiko Asada Certified Public Accountant Firm
			December, 2001	Opened Konishi & Asada Certified Public Accountant Firm
			June, 2004	Statutory Auditor (current position)

Total	—	—	—	—	209,796

Annual Financial Report

Notes:	1	.	Hidenori Nakagawa is a Director assigned from outside the Company pursuant to Article 2-15 of the Corporate Law.
	2	.	Isao Narimatsu and Katsuhiko Asada are Statutory Auditors assigned from outside the Company pursuant to Article 2-16 of the Corporate Law.
	3	.	Kunihiko Sakioka, Chairman and Representative Director, is the second son of Hideo Sakioka, Director and Advisor.
	4	.	The Annual Shareholders’ Meeting held on June 22, 2004 approved an amendment to NISSIN’s Articles of Incorporation concerning the establishment of substitute statutory auditors system pursuant to Article 1079 of the Mercantile Law issued by the Civil Affairs Bureau of the Ministry of Justice effective April 9, 2003. However, the substitute statutory auditor has not yet been elected.
	5	.	NISSIN has introduced an executive officer system in order to enhance management efficiency by further vitalize the Board of Directors, and clarify the responsibilities and authorities of management decision making and monitoring functions of the Board of Directors from operational execution functions of each business department.
Executive Officers consist of 9 directors listed above and Hirofumi Mihara, the General Manager of Credit Screening Department and Research Group, Hidetoshi Sawamura, the General Manager of Internal Control Department, and Mitsuo Sakama, the General manager of Real Estate Finance 1st Department, totaling 12 persons.

Annual Financial Report

6.	Information on Corporate Governance

(1)	The Basic View of Corporate Governance

In order to respond to the ever changing management environment, we, under our medium to long-term growth strategy, is seeking to develop efficient business operations through rapid management decisions. Within these efforts, the Company, which has as its core philosophy “honest business” and “sincere management” based on the “spirit of human dignity”, is strengthening its corporate governance in order to obtain the trust of each of its stakeholders, such as shareholders, customers, directors and employees. Specifically, the Company is working to speed-up decision making by vitalizing the Board of Directors, to segregate operations and supervision through the introduction of an executive officer system, to enhance the management monitoring system through the establishment of a Board of Statutory Auditors, which include outside statutory auditors, to improve, evaluate, construct internal controls and to strengthen the functions of internal supervisory division. Additionally, the Company recognizes that risk management and compliance are essential management issues and is implementing various measures such as the preparation of risk management related regulations, the introduction of a whistleblower system, and the implementation of internal training. The Company will, as on ongoing effort, verify the effectiveness of and further strengthen corporate governance.

(2)	Implementation of Corporate Governance Policies
1)	Overview of NISSIN’s Corporate Governance System, Including Management Organization
(a)	Corporate Government System
NISSIN has adopted a statutory auditors system.
(b)	Elections for outside directors and outside statutory auditors (as of June 24, 2006)
NISSIN has appointed 1 outside director in order to ensure adequacy for execution of operations.
In addition, NISSIN’s Board of Statutory Auditors is currently comprised of 4 individuals, including 2 outside statutory auditors. NISSIN has strengthened its system for supervising directors’ performances of their business responsibilities.
(c)	Summary of various committees
On September 1, 2004, NISSIN has established a Risk Management Committee to maintain a sound business operating structure. However, NISSIN will establish a Compliance Committee consisting largely of external key persons of integrity who will deliberate on the prevention of the incidence of compliance risk and posteriori procedures when risk occurs. This committee will report to and advise the Board of Directors on measures relating to appropriacy. In addition, when the Compliance Committee is inaugurated, the Risk Management Committee will be dissolved and absorbed within the Compliance Committee.
(d)	Assignment of full-time staff for outside directors and statutory auditors’ positions
None

Annual Financial Report

(e)	Execution and supervision
With respect to NISSIN’s system for the conduct of business, NISSIN introduced an executive officer system in July 2005 and the execution of the operations of NISSIN will be carried out, having received the decisions of the Board of Directors, by the present 12 executive officers (of whom 9 concurrently serve as directors). With respect to the supervision of the execution of operations, the state of the execution of various operations will be reported to the Board of Directors and other key meetings which are as a general rule held monthly and will be subject to the oversight of the Board of Directors. Also, with regard to the state of the execution of operations of group companies, reports will be received through the group liaison meeting in which the executives of these various companies participate.
With respect to the audit system, in April 2005 NISSIN revised regulations relating to internal audits in order to improve audits and internal controls in compliance with the Sarbanes-Oxley Act (the “SOX”) as NISSIN is listed on the New York Stock Exchange. Additionally, in June 2005 NISSIN revised audits standards and regulations related to the Board of Statutory Auditors in order to improve auditor audits in compliance with SOX. NISSIN has thereby sought to strengthen these audit functions. Concerning independent auditors, Sanyu & Co. undertake audits pursuant to the Corporate Law and the Securities & Exchange Law. 2 certified public accountants, Mr. Keisuke Takase and Mr. Tomohiro Koto, undertake audits who respectively have 15 and 5 years of continuous audits; however, we received a notice that the certified public accountant, Mr. Keisuke Takase, would be rotated from the fiscal year ending March 31, 2007 pursuant to Article 24-3 of the Certified Public Accountant Law. 3 other certified public accountants, 6 junior accountants and 5 other individuals assist in these audit performances. With respect to the remuneration for independent auditors, compensation based on performances prescribed in Article 2-1 of the Certified Public Accountant Law is ¥53 million and compensation based on other performances is ¥5 million.

Annual Financial Report

2)	Basic View of Internal Control System
(a)	Basic plan for an internal control system
In order to grow along with our various stakeholders including our customers, it is essential for NISSIN to promptly identify issues which need to be addressed by the Company, including thorough compliance, and to take appropriate action in response to such issues thorough the establishment of an internal control system. Fully recognizing the importance of such a control system, the Board of Directors passes a resolution on “the Basic Plan for an Internal Control System Infrastructure”, and announced a press release on the same day.
(b)	Development of internal control system
As stated above, because NISSIN is listed on the New York Stock Exchange, NISSIN became subject to the application of SOX Article 404 beginning from the year ending March 31, 2007 and the construction, evaluation, and reporting of the internal controls system by management has been ranked as one of this year’s most important issues. Thus, from the year 2004 NISSIN has, with the cooperation of outside consultants, promoted the construction of controls relating to risks and the documentation of internal controls, and the effective evaluation and improvement of these controls. At the present time, with respect to status of the development of an internal control system relating to financial statements, we recognize that this is progressing smoothly. On the other hand, in line with the diversified business strategy, the Company is promoting the new establishment of group companies and the acquisition of businesses and, in case these group companies have a certain impact on consolidated financial statements, NISSIN is promoting a quick response with respect to the development of internal controls systems relating to these group companies. Concerning “the Basic Plan for an Internal Control System Infrastructure” stated above, we have set forth the concrete system development plan concerning the following items:
i)	Development of compliance
•	As a division in charge of compliance, the Internal Control Department will prepare and review compliance-related regulations and manuals, and ensure that they are fully understood by all directors and employees (including executive officers; hereinafter, the same applies).

•	The Internal Audit Department will identify and prevent improper practices in NISSIN by auditing business processes of each department and will improve on procedures for undertaking these matters.

•	NISSIN will establish a Compliance Committee consisting largely of external key persons of integrity who will deliberate on the prevention of the incidence of compliance risk and posteriori procedures when risk occurs. This committee will report to and advice the Board of Directors on measures relating to appropriacy and compliance. The Board of Directors will show the utmost respect for reports and advice put forward by the committee and shall endeavor to implement the necessary measures and so forth.

•	The Company will minimize compliance risk resulting from illegal acts and other through its whistleblower system based on the internal regulations for managing the system and will promote further efficiency in the implementation of this system through appropriate review of the system’s regulations.

•	The Office of the CEO, in cooperation with the Internal Control Department, will conduct periodic training to ensure that compliance is fully understood and practiced by all directors and employees.

•	As an indirect function to further reinforce the legality of the execution of the directors’ duties, NISSIN will examine the introduction of a system for outside directors as a means of gaining the trust of the shareholders.

Annual Financial Report

ii)	Regulations and other frameworks relating to management of loss risk
•	As the division for risk management control, the Internal Control Department, in cooperation with relevant departments, will manage risk inclusively and comprehensively for the entire Company group.

•	The Board of Directors and Executive Officers Committee will receive reports on serious risk information from the Internal Control Department and will respond to such risk and implement other necessary measures. The Internal Control Department will also inform the Compliance Committee about serious risk and the committee, from its standpoint as an independent organization comprised of key external individuals of integrity, will appropriately submit reports and recommendations regarding measures concerning risk management to the Board of Directors.

•	NISSIN will classify the areas of risk management and, in addition to establishing regulations and a management framework for each type of risk, and will create framework for the rapid, appropriate communication of information and handling of risk in the event of its occurrence. Furthermore, the classification of risk shall be reviewed appropriately.

•	With respect to a framework for the disclosure of risk and other factual information, NISSIN will put in place a framework in accordance with regulations for controlling the disclosure of information.

•	The Office of the CEO, in cooperation with the Internal Control Department, will promote an awareness of risk management among individuals by conducting training for all directors and employees.

•	NISSIN will establish internal regulations including basic regulations for risk management to handle serious loss risk when it eventuates. In accordance with these regulations, the Representative Director will establish under the direct jurisdiction of his office a task force for taking measures in response to such risk.
iii)	Framework for the storage and management of information relating to the directors’ execution of duties
•	With respect to the handling of information and documents which NISSIN is required by law to prepare and store, NISSIN will appropriately store and manage information and documents relating to important decisions and the execution of significant company matters in accordance with NISSIN’s regulations for document management, bylaws for document management, and regulations for security control.

•	The directors and statutory auditors will ensure that information in these documents can be accessed at all times in accordance with NISSIN’s bylaws for document management and the Statutory Auditors’ Auditing Standards.

•	NISSIN shall appropriately revise these regulations and adjust them accordingly with other relevant regulations, as necessary.
iv)	Development of frameworks for ensuring appropriate execution of operations across the Company
•	The Company will make efforts to ensure the appropriacy of operations in the Company by formulating and revising, as needed, shared group management principles and action guidelines, and by ensuring that such shared management principles and action guidelines are fully understood throughout the Company.

•	In cooperation with the Internal Control Department, the Inter-Company Department will work to ensure the smooth execution of group operations and put in place a group management framework in line with various regulations relating to the Company management including regulations for the management of group companies.

•	The Internal Audit Department will promote the appropriacy of business operations through regular audits, including business operations and internal controls audits, of the group companies.

•	The Company will promote the sharing of group information and unity in group management policies by holding regular group liaison meetings.

Annual Financial Report

•	The Company will promote thorough compliance by ensuring that all employees are fully aware of the existence of a whistleblower system currently being established as a group-wide system and through efforts to implement this system effectively.
3)	Internal Audit, Statutory Auditor and Independent Auditors
(a)	Organization, personnel and procedure of internal audit
The Internal Audit Department is placed as an organization which is responsible for the internal auditing function. The Internal Audit Department is comprised of 12 persons including a general manager, an assistant general manager and two managers, and aims to establish an internal audit structure consist mainly of internal control audits and financial statements audits to seek improvement in operating efficiency. The Internal Audit Department also is responsible in not only the detection of improper business conducts and errors, but also the prevention of unexpected corporate losses due to such misconducts. In addition, in order to accomplish an internal control audit which corresponds to the SOX, the Company revised its internal audit-related regulations in April 2005.
The Internal Audit Department plans the yearly audit schedule, which is approved by the Representative Director, and implemented under the internal audit-related regulations.
Each branch or loan office is audited once a year, and two subsidiaries are audited annually. The findings from these audits are presented in a review session, and improvement is required and the results have to be reported. Internal audit reports are submitted to the Representative Director and Statutory Auditors, and reported monthly.
(b)	Organization, personnel and procedure of the Board of Statutory Auditors
The Board of Statutory Auditors is comprised of 4 persons, including 2 outside statutory auditors.
The statutory auditors:
•	observe the compliance of the execution of directors’ duty pursuant to the related regulations and Articles of Incorporation and,

•	audit the financial statements pursuant to the Corporate Law and related regulations.
In addition, statutory auditors plan and perform audit procedures in accordance with the Statutory Auditors’ Auditing Standards, and attend in each Board of Directors’ and other key meetings. Furthermore the Board of Statutory Auditors’ meeting is held six times a year.
(c)	Reason for maintaining the Board of Statutory Auditors system
As stated above, NISSIN currently has in place the Board of Statutory Auditors comprised of 4 statutory auditors, including 2 outside statutory auditors. The outside statutory auditors are selected from certified public accountants and tax accountants thoroughly familiar with Japanese accounting standards and financial statements. With respect to the current 2 outside statutory auditors, they are thoroughly familiar with the operations of the Company and are striving to further improve their qualifications as statutory auditors by participating in training in various areas, including compliance, hosted by various outside organizations. In addition, NISSIN recognizes the need to further strengthen corporate compliance accompanying the increase in its stakeholders including shareholders, customers and others, against a backdrop of an expanding scale of operations. As one aspect of this strengthening of corporate governance, at its Annual Shareholders’ Meeting held on June 24, 2006, NISSIN has appointed an outside director.

Annual Financial Report

(d)	Outside director and statutory auditor support system
Although NISSIN has appointed one outside director at the Shareholders’ Meeting held on June 24, 2006, there is no dedicated staff to assist outside director currently.
In addition, although NISSIN has not appointed dedicated staff to assist outside statutory auditors, appropriate and necessary support is undertaken by the Internal Audit Department and related departments when there is a request from the outside statutory auditors. Also, in order to enable them to participate in the Board of Directors and Board of Statutory Auditors even from a distance, NISSIN has introduced a teleconferencing system and has increased the availability of outside statutory auditors to participate in conferences.
(e)	Cooperation between Internal Audit Department, the Board of Statutory Auditors and independent auditors
i)	Status of cooperation between the statutory auditors and the Internal Audit Department
At NISSIN, the Internal Audit Department was established as an oversight division under the direct control of the Representative Director which is independent from the divisions which execute operations. Cooperation with the Board of Statutory Auditors has been strengthened by having the general manager of the Internal Audit Department make a monthly internal audit report and a progress report on internal controls audits to statutory auditors and also by having him participate as an observer in the Board of Statutory Auditors.
ii)	Status of cooperation between the statutory auditors and the independent auditors
As an actual result for the year ended March 2006, in addition to the provision of an audit report to the Board of Statutory Auditors by the accounting auditor as required under the former Commercial Code Special Exemption Law, the accounting auditor and standing statutory auditor have been holding, as a general rule, a “financial audit review meeting” every quarter with the participation of staffs in charge of the accounting department. Furthermore, the accounting auditor participated in Board of Statutory Auditors’ meeting held following the announcement of year-end financial results and the Board of Statutory Auditors received from the accounting auditor a report and explanation concerning the state of audits in the fiscal year, and also discussions concerning audit plans for the upcoming fiscal year. Through these procedures, the statutory auditors continue to cooperate with the accounting auditor and are undertaking the oversight and supervision of the accounting auditor’s audit performances.
(f)	Information regarding independent auditors
Information regarding independent auditors is as follows:

Name of Accountant	Independent Accounting Firm	Consecutive Audit Years

Engagement Partner: Mr. Keisuke Takase	Sanyu & Co.	15 years
Engagement Partner: Mr. Tomohiro Koto	Sanyu & Co.	5 years

Note:	NISSIN received a notice that the engagement partner, Mr. Keisuke Takase, would be rotated from the fiscal year ending March 31, 2007 pursuant to Article 24-3 of the Certified Public Accountant Law.

Assistants involved in audit services are as follows:

Certified Public Accountants:	3 persons
Junior Accountants:	6 persons
Other:	5 persons

Annual Financial Report

4)	Compensation of Directors and Statutory Auditors, and Audit Fees of Independent Accounting Firm

The compensation of directors and statutory auditors, and audit fees of independent accounting firm for the year ended March 31, 2006 are as follows:

(in millions)

Directors and statutory auditors	¥272
Inside statutory auditors	38
Outside statutory auditors	7

Compensation of directors and statutory auditors	318

Audit fees for audit opinion	53
Other	5

Audit fees of independent accounting firm	¥59

Notes:	1.	NISSIN does not have any outside directors.
	2.	Compensation of directors and statutory auditors above includes bonuses paid to directors and statutory auditors pursuant to the appropriations of earnings and salaries paid to directors having duties in an employee’s capacity.
5)	Summary of Personnel Relationships, Capital or Business Relationships and Other Interests Between the Company and the Company’s Outside Directors and Outside Statutory Auditors

NISSIN has an outside director, Hidenori Nakagawa; however, there are no special interests between the Company with him.

In addition, NISSIN has 2 outside statutory auditors, Isao Narimatsu and Katsuhiko Asada. Katsuhiko Asada has acceded to a part-time statutory auditor of NIS Securities Co., Ltd., a subsidiary. In addition, there are no special interests between the Company with Isao Narimatsu.

6)	Special Circumstances Which May Have An Important Impact On Corporate Governance

The Company has 2 listed subsidiaries as consolidated subsidiaries. While each of these listed subsidiaries continue to place their basic management policies based on the basic group strategy, these listed companies are given certain independency with regards to their management decisions because of the specialization required in their respective industry sectors. On the other hand, as NISSIN is subjected to the application of SOX, the construction of an internal control system by management and evaluations and reports of the effectiveness of the system is required. SOX is based on the COSO framework, which is the de facto global standard for internal controls systems, and in this framework these listed subsidiaries are included as important business units subject to evaluation. Accordingly, with the objective of increasing operational efficiencies and the credibility and compliance with laws and ordinances of financial reporting, NISSIN, through its leadership, is promoting the construction of internal controls systems on a consolidated basis.

7)	Other Matters Relating To Corporate Governance

Based on the Board of Directors’ resolution on “the Basic Plan for an Internal Control System Infrastructure,” we believe that our corporate governance system will be further strengthened by rapidly implementing each resolution item, by improving the internal controls system through constant revisions and by putting in place an efficient and lawful corporate system.

Annual Financial Report

ITEM 5.  FINANCIAL STATEMENTS
1.	In respect of the requirements for the preparation of the consolidated and non-consolidated financial statements;
(1)	The preparation of the consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements (the “CFS Regulations”), issued by the Ministry of Finance (MOF Ordinance No. 28, 1976).

(2)	The preparation of the non-consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Financial Statements (the “FS Regulations”), issued by the Ministry of Finance (MOF Ordinance No. 59, 1963).
2.	In respect of the report of independent certified public accountants:

The Company’s consolidated financial statements and NISSIN’s non-consolidated financial statements as of and for the year ended March 31, 2005, and those as of and for the year ended March 31, 2006, were audited by Sanyu & Co. pursuant to the Japanese Securities and Exchange Law, Regulation 193-2.

Annual Financial Report

1.	Consolidated Financial Statements
(1)	Consolidated Financial Statements

1)	Consolidated Balance Sheets

	March 31,
	2005		2006
		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets
	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 1)	¥25,820		¥22,788
Notes and loans receivable (Notes 1, 2, 5, 7 and 8)	145,307		224,240
Purchased loans receivable (Note 1)	14,862		24,038
Deferred tax assets	998		1,973
Other (Note 1)	10,178		31,142
Allowance for loan losses	(8,322)		(9,572)

Total Current Assets	188,845	83.5	294,611	84.0

Fixed Assets:
Tangible fixed assets:
Buildings and structures	1,132		1,499
Accumulated depreciation	611		864

	520		634
Equipments	385		539
Accumulated depreciation	225		319

	160		219

Assets held for leases	2,551		5,149
Accumulated depreciation	420		1,151

	2,131		3,997

Land	356		825

Total tangible fixed assets	3,168	1.4	5,677	1.6
Intangible fixed assets	2,618	1.1	2,458	0.7
Investments and other assets:
Investment securities (Notes 3 and 9)	24,235		34,501
Bankrupt and delinquent loans receivable (Note 7)	3,932		4,611
Deferred tax assets	0		112
Other (Note 3)	6,655		12,755
Allowance for loan losses	(3,170)		(3,866)

Total investments and other assets	31,653	14.0	48,114	13.7

Total Fixed Assets	37,441	16.5	56,250	16.0

Total Assets	¥226,287	100.0	¥350,861	100.0

(Continued)

Annual Financial Report

	March 31,
	2005		2006
		Percentage of		Percentage of
		Total Liabilities,		Total Liabilities,
		Minority Interests		Minority Interests
		and Shareholders’		and Shareholders’
	Amount	Equity	Amount	Equity
	(in millions except percentages)
(Continued)
LIABILITIES:
Current Liabilities:
Accounts payable	¥411		¥345
Short-term borrowings (Notes 1 and 8)	9,016		25,782
Current portion of long-term borrowings (Notes 1 and 8)	53,835		58,384
Current portion of bonds	5,060		1,860
Current portion of convertible bonds	—		822
Commercial paper	3,500		30,000
Accrued income taxes	716		6,088
Accrued bonuses	677		751
Accrued retirement benefits — employees	—		265
Reserve for guarantee losses	370		629
Reserve for losses on excess interest repayments	—		590
Other (Notes 5 and 9)	2,464		9,815

Total Current Liabilities	76,053	33.6	135,335	38.6
Long-term Liabilities:
Bonds	9,650		26,290
Convertible bonds	8,942		—
Long-term borrowings (Notes 1 and 8)	52,683		81,873
Asset backed securities (Note 1)	6,672		21,669
Deferred tax liabilities	4,798		2,855
Accrued retirement benefits — directors and statutory auditors	330		381
Other	144		154

Total Long-term Liabilities	83,221	36.8	133,225	38.0

Statutory Reserve:
Reserve for securities transactions	68		68

Total Statutory Reserve	68	0.0	68	0.0

Total Liabilities	159,344	70.4	268,629	76.6

MINORITY INTERESTS:
Minority interests	1,150	0.5	2,407	0.6

SHAREHOLDERS’ EQUITY:
Common stock	7,779	3.4	11,848	3.4
Additional paid-in capital	10,465	4.6	15,519	4.4
Retained earnings	42,659	18.9	49,040	14.0
Unrealized gains on investment securities	7,935	3.5	5,097	1.5
Foreign currency translation adjustments	(8)	(0.0)	150	0.0
Treasury stock (Note 6)	(3,037)	(1.3)	(1,833)	(0.5)

Total Shareholders’ Equity	65,793	29.1	79,824	22.8

Total Liabilities, Minority Interests and Shareholders’ Equity	¥226,287	100.0	¥350,861	100.0

Annual Financial Report

2)	Consolidated Statement of Income

	Year Ended March 31,
	2005		2006
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥29,250		¥28,846
Revenue from purchased loans	10,095		11,921
Other financial income	0		13
Other operating income	6,522		20,209

Total operating revenues	45,867	100.0	60,991	100.0
Operating Expenses:
Financial costs	2,733		2,424
Costs of purchased loans collected	6,850		6,962
Other operating expenses (Note 1)	27,664		38,820

Total operating expenses	37,248	81.2	48,207	79.0

Operating Income	8,619	18.8	12,784	21.0

Other Income:
Interest income from securities	1		1
Interest and dividends	27		107
Guarantee fees received (other)	34		20
Dividends from insurance	2		—
Income from investment funds	—		699
Fees received in connection with sales of loans receivable	392		—
Fees received from stock loaned	74		89
Other	85		85

Total other income	617	1.3	1,005	1.6
Other Expenses:
Interest expense on borrowings (other)	144		411
Stock issuance costs	118		115
Bond issuance costs	54		92
Securitization facility costs	—		54
Equity losses in affiliates, net	92		60
Penalty for cancellation of real estate lease contracts	69		—
Syndicated loan borrowing costs	140		62
Provision for loan losses	—		127
Other	23		79

Total other expenses	644	1.4	1,004	1.6

Ordinary Income	8,592	18.7	12,785	21.0

(Continued)

Annual Financial Report

	Year Ended March 31,
	2005		2006
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(in millions except percentages)
(Continued)

Special Gains:
Gains on sales of fixed assets	—		1
Gains on sales of investment securities	972		4,170
Gains on change of equity interest, net	1,341		—
Reversal of allowance for loan losses	3,327		—
Other	0		—

Total special gains	5,641	12.3	4,171	6.8
Special Losses:
Losses on sales of fixed assets	—		2
Losses on disposal of fixed assets (Note 2)	109		15
Losses on sales of investment securities	9		2
Impairment of investment securities	35		337
Losses on devaluation of investment securities	1,542		—
Losses on change of equity interest, net	—		43
Losses on transfer of offices	—		45
Losses on cancellation of lease contracts	346		—
Amortization of consolidation account adjustments	599		—
Amortization of equity-method account adjustments	201		—
Losses on sales of accounts receivable	—		189
Other	25		9

Total special losses	2,870	6.3	645	1.1

Income Before Income Taxes and Minority Interests	11,363	24.7	16,311	26.7

Income Taxes:
Current	3,219		7,674
Deferred	1,431		(992)

Total income taxes	4,651	10.1	6,682	10.9

Minority Interests	185	0.4	596	1.0

Net Income	¥6,525	14.2	¥9,033	14.8

Annual Financial Report

3.	Consolidated Statements of Retained Earnings

	Year Ended March 31,
	2005	2006
	Amount	Amount
	(in millions)
Additional Paid-in Capital:
Additional Paid-in Capital at Beginning of Year	¥9,691	¥10,465

Increase of additional paid-in capital:
Stock issuance from exercises of stock options	556	4,050
Gains on sales of treasury stock	218	1,004

Total	774	5,054

Additional Paid-in Capital at End of Year	¥10,465	¥15,519

Retained Earnings:
Retained Earnings at Beginning of Year	¥37,503	¥42,659

Increase of retained earnings:
Net income	6,525	9,033

Total	6,525	9,033

Decrease of retained earnings:
Cash dividends	1,299	2,571
Directors’ and statutory auditors’ bonuses	70	80
Total	1,370	2,651

Retained Earnings at End of Year	¥42,659	¥49,040

Annual Financial Report

4)	Consolidated Statements of Cash Flows

	Year Ended March 31,
	2005	2006
	Amount	Amount
	(in millions)
Operating Activities:
Income before income taxes	¥11,363	¥16,311
Depreciation and amortization	664	1,417
Amortization of consolidation account adjustments	599	(26)
Amortization of equity-method account adjustments	201	—
Provision for loan losses	(2,755)	1,615
Provision for losses on excess interest repayments	—	590
Provision for retirement benefits — employees	—	4
Provision for retirement benefits — directors and statutory auditors	(3)	—
Accrued bonuses	58	57
Interest income on deposits and dividends	(28)	(113)
Interest expenses	2,877	2,836
Gains on sales of fixed assets	—	(1)
Losses on sales of fixed assets	—	2
Losses on disposal of fixed assets	95	15
Gains on sales of investment securities	(972)	(4,170)
Losses on sales of investment securities	9	2
Impairment of investment securities	35	337
Losses on devaluation of investment securities	1,542	—
Charge-offs of loans receivable	8,768	8,785
(Gains) losses on change of equity interest, net	(1,341)	43
Interest receivable	229	(166)
Advanced interest received	(9)	68
Directors’ and statutory auditors’ bonuses	(72)	(83)
Other	(2,140)	(17,269)

Sub-total	19,123	10,254
Interest on deposits and dividends received	28	113
Interest paid	(2,956)	(2,750)
Income taxes paid	(5,266)	(2,301)

Sub-total	10,928	5,315
Loan originations	(118,812)	(206,946)
Collections of loans receivable	107,110	126,054
Proceeds from sales of loans receivable	32,696	—
Loans purchased	(16,896)	(17,853)
Collections of purchased loans	6,708	6,955
Proceeds from sales of purchased loans	—	711
Purchases of assets held for leases	(2,466)	(2,973)
Installment loans, net	(3,065)	(1,146)

Net cash provided by (used in) operating activities	16,202	(89,882)

(Continued)

Annual Financial Report

	Year Ended March 31,
	2005	2006
	Amount	Amount
	(in millions)
(Continued)

Investing Activities:
Deposits of restricted cash in banks, net	(408)	—
Time deposits	(25)	(0)
Proceeds from withdrawal of time deposits	—	5
Purchases of tangible fixed assets	(84)	(183)
Proceeds from sales of tangible fixed assets	—	5
Purchases of intangible fixed assets	(1,474)	(216)
Purchases of investment securities	(9,003)	(16,253)
Proceeds from sales of investment securities	1,844	5,540
Net decrease in cash from acquisition of new subsidiaries	(763)	(554)
Payments for capital contributions	(4,559)	(5,808)
Other	(1,350)	321

Net cash used in investing activities	(15,825)	(17,144)

Financing Activities:
Deposits of restricted cash in banks	—	(1,662)
Proceeds from withdrawal of restricted cash in banks	—	418
Proceeds from short-term borrowings	20,400	95,088
Repayments of short-term borrowings	(13,483)	(79,843)
Proceeds from commercial paper	15,100	65,900
Repayments of commercial paper	(14,800)	(39,400)
Proceeds from long-term borrowings	70,085	95,605
Repayments of long-term borrowings	(61,907)	(66,362)
Proceeds from bonds	8,445	18,407
Payments for redemption of bonds	(21,560)	(5,060)
Increase of asset backed securities	5,294	19,912
Decrease of asset backed securities	(5,087)	(5,002)
Cash collateral from share lending agreement	—	11,800
Redemption of cash collateral from share lending agreement	—	(7,300)
Increase of restricted deposits	(922)	(402)
Decrease of restricted deposits	965	293
Proceeds from exercise of stock warrants	42	—
Proceeds from issuance of new shares by subsidiaries	2,132	57
Dividends paid	(1,298)	(2,566)
Dividends paid to minority interests	—	(99)
Purchases of treasury stock	(1)	(2)
Proceeds from sales of treasury stock	909	2,211
Other	450	583

Net cash provided by financing activities	4,765	102,574

Effect of exchange rate changes on cash and cash equivalents	(8)	181
Net increase (decrease) in cash and cash equivalents	5,133	(4,271)
Cash and cash equivalents at beginning of year	20,243	25,376

Cash and cash equivalents at end of year	¥25,376	¥21,105

Annual Financial Report

SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS
1.	Scope of Consolidation

All subsidiaries are consolidated as follows:

	Year Ended March 31,
	2005	2006

(1) Number of consolidated subsidiaries:	11 companies	20 companies

(2) Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd.,
NIS Property Co., Ltd.,
Nissin Insurance Co., Ltd.,
NIS Real Estate Co., Ltd.,
NIS Lease Co., Ltd.,
J One Investment Co., Ltd.,
Bird’s Eye Technological Investment Corporation,
NIS Trading Co., Ltd.,
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.,
Miyako Capital Co. Ltd., and
Yamagen Securities Co., Ltd.	Nissin Servicer Co., Ltd.,
NIS Securities Co., Ltd.,
Nissin Leasing (China) Co., Ltd.,
NIS Lease Co., Ltd.,
NIS Property Co., Ltd.,
NIS Real Estate Co., Ltd.,
Nissin Insurance Co., Ltd.,
Bird’s Eye Technological Investment Corporation,
Woodnote Corporation,
Aprek Co., Ltd.,
		and 10 other companies

Bird’s Eye Technological Investment Corporation,
NIS Trading Co., Ltd.,
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. and
Miyako Capital Co. Ltd. were newly established and became consolidated subsidiaries during the year ended March 31, 2005. Also, Yamagen Securities Co., Ltd. was acquired and became a consolidated subsidiary during the year ended March 31, 2005. On June 22, 2004, Nissin Credit Guarantee Co., Ltd. changed its business name to NIS Property Co., Ltd., and on December 17, 2004, Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd. changed its business name to Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.	Woodnote Corporation and
4 other companies were newly established and became consolidated subsidiaries during the year ended March 31, 2006.
Aprek Co., Ltd. and
3 other companies also became consolidated subsidiaries through acquisition of shares during the year ended March 31, 2006.
		On September 14, 2005, Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. changed its business name to Matsuyama Nissin Leasing (Shanghai) Co., Ltd., and on March 13, 2006, changed its business name to Nissin Leasing (China) Co., Ltd.

Annual Financial Report

2.	Application of the Equity Method

	Year Ended March 31,
	2005	2006

(1) Number of equity-method affiliates:	7 companies	10 companies

(2) Names of equity-method affiliates:	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd., Chuo Mitsui Finance Service Co., Ltd., CN Two Co., Ltd., and 3 other companies	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd.,
Chuo Mitsui Finance Service Co., Ltd.,
Nippon Real Estate Rating Services Co., Ltd.,
CN Capital Co., Ltd.,
CN Two Co., Ltd.,
		and 4 other companies

The equity method was not applied to Ascot Co., Ltd. for the year ended March 31, 2005 because NISSIN believes that Ascot Co., Ltd.’s influence on NISSIN’s net income and retained earnings as a group was insignificant.
	In addition, Chuo Mitsui Finance Service Co., Ltd. was newly established and became an equity-method affiliate during the year ended March 31, 2005. Also, CN Two Co., Ltd. and 2 other companies, which are equity-method affiliates of Nissin Servicer Co., Ltd., were newly established and became equity-method affiliates during the year ended March 31, 2005.	Nippon Real Estate Rating Services Co., Ltd. and 2 other companies became equity-method affiliates through new establishment or acquisition of shares during the year ended March 31, 2006.

(3) Balance sheet dates:	If the balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliates’ financial statements for the relevant accounting year, with the exception of Webcashing.com Co., Ltd. and CN Two Co., Ltd. Webcashing.com Co., Ltd. applies a fiscal year ending September 30. The Company’s consolidated financial statements as of and for the year ended March 31, 2005, are prepared by using Webcashing.com Co., Ltd.’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, CN Two Co., Ltd., established on August 25, 2004, applies a fiscal year ending May 31. The Company’s consolidated financial statements as of and for the year ended March 31, 2005, are prepared by using CN Two Co., Ltd.’s adjusted financial statements as of February 28, 2005, for the period starting from the date of establishment to February 28, 2005.	If the balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting year, with the exception of Webcashing.com Co., Ltd., CN Two Co., Ltd. and 1 other company.

		In addition, the Company’s consolidated financial statements as of and for the year ended March 31, 2006, are prepared by using Webcashing.com Co., Ltd.’s adjusted financial statements as of the Company’s consolidated balance sheet date. Also, the Company’s consolidated financial statements are prepared by using CN Two Co., Ltd. and 1 other company’s adjusted financial statements as of February 28, 2006.

Annual Financial Report

3.	Balance Sheet Date of Consolidated Subsidiaries
The balance sheet dates of consolidated subsidiaries which are different from the date of the Company’s consolidated balance sheet date are as follows:

(April 1, 2004 ~ March 31, 2005)

Company Name	Balance Sheet Date

J One Investment Co., Ltd.	December 31
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.	December 31

The Company’s consolidated financial statements as of and for the year ended March 31, 2005, are prepared by using J One Investment Co., Ltd.’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, the Company’s consolidated financial statements as of and for the year ended March 31, 2005, are prepared by using Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.’s financial statements as of December 31, 2004, for the period starting from the date of establishment to December 31, 2004, and significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.

(April 1, 2005 ~ March 31, 2006)

Company Name	Balance Sheet Date

Nissin Leasing (China) Co., Ltd.	December 31
4 other companies	December 31

The Company’s consolidated financial statements as of and for the year ended March 31, 2006, are prepared by using the 5 above-mentioned companies’ financial statements as of and for the year ended December 31, 2005, and significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.
4.	Significant Accounting Policies
(1)	Valuation and Computation of Assets
1)	Investment securities

Other securities:
Marketable securities
Market value is determined by the market price at year-end.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Company makes evaluations based on the Company’s interest in asset value (not applicable as of March 31, 2005).
2)	Derivatives

Market value method

Annual Financial Report

(2)	Depreciation and Amortization of Fixed Assets
1)	Tangible fixed assets

Tangible fixed assets are depreciated using the declining balance method.

However, depreciation of buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the straight-line method.

Depreciation of assets held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as the residual value.

In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.
2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
(3)	Allowance for Loan Losses and Accrued Expenses
1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying percentages derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

3)	Accrued retirement benefits — employees (not applicable as of March 31, 2005)

Accrued retirement benefits for employees of a certain subsidiary are provided at the amount based on the expected retirement obligation. In addition, actuarial difference is amortized, starting from the following year of occurrence, using the straight-line method over certain periods (10 years) which are shorter than the average remaining years of service of the eligible employees.

4)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

5)	Reserve for losses on excess interest repayments (not applicable as of March 31, 2005)

Reserve for losses on excess interest repayments are provided, in order to prepare for refund claims for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law from borrowers, at the amount based on reasonable estimation taking into account past experiences and current conditions.

Annual Financial Report

6)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with the Company’s internal rules.

7)	Reserve for securities transactions

The amount of reserve for securities transactions is computed as required by the “Cabinet Office Ordinance Concerning Securities Companies”, Ordinance No. 35, pursuant to the Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s securities business operation.
(4)	Foreign currency translations

Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect at the balance sheet date, and differences arising from the translation are included in the statement of income.
The assets and liabilities of the foreign consolidated subsidiaries are translated into yen at the rates of exchange in effect at the balance sheet date. Revenue and expense accounts are translated at the average rate of exchange in effect during the year. Translation adjustments are presented as a separate component of shareholders’ equity.

(5)	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

(6)	Hedging Activities
1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2)	Hedge instruments and hedge items
•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates
3)	Hedging policy

The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

4)	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on correlation between indicated rates of the hedge instruments and those of the hedge items.

Annual Financial Report

(7)	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements
1)	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.

2)	Revenue from purchased loans and costs of purchased loans collected

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs and, for those purchased loans for which the Company cannot reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

3)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding year.
5.	Evaluation of Assets and Liabilities of Consolidated Subsidiaries

The fair market value method is used to reflect the acquisitions of consolidated subsidiaries.

6.	Amortization of Consolidation Account Adjustments

Consolidation account adjustments are fully amortized immediately as incurred.

7.	Appropriation of Earnings

Appropriation of earnings and loss disposition are recognized for the fiscal year in which they are finalized.

8.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

Annual Financial Report
CHANGES IN ACCOUNTING POLICIES
(April 1, 2004 ~ March 31, 2005)
(Amortization of Consolidation and Equity-Method Account Adjustments)
In prior periods, consolidation and equity method account adjustments, which represent the cost in excess of fair value of net assets acquired in purchase transactions, have been amortized on a straight line basis over five years except for insignificant amounts. However, beginning from the year ended March 31, 2005, the Company changed the amortization method and fully charged off the excess amount immediately as incurred.
During the year ended March 31, 2005, the Company incurred a substantial amount of consolidation account adjustments from the acquisition of Yamagen Securities Co., Ltd., and this has led the Company to review its current amortization method regarding consolidation and equity-method account adjustments. As a result of the review, the Company determined that it cannot reasonably estimate the useful life of these excesses. Moreover, in order to avoid the fluctuation in investment risk in connection with changes in business strategy and investment environment, the Company has made this change to adopt a more conservative accounting policy.
Due to this change in accounting policy, ¥201 million of goodwill of an equity-method affiliate at the beginning of this year and ¥599 million of consolidation account adjustments recognized during this year was charged off as special losses. As a result, compared with the previous method, ordinary income for the year ended March 31, 2005 increased by ¥70 million, and income before income taxes decreased by ¥730 million.
In addition, since the acquisition of a subsidiary, which aroused a substantial amount of consolidation account adjustments that led to the change in accounting policies, was incurred during the six months ended March 31, 2005, this change in accounting policies was not applied to the consolidated financial statements for the six months ended September 30, 2004.
Consequently, if this change in accounting policies was applied for the six months ended September 30, 2004, ordinary income would be understated by ¥20 million, and income before income taxes would be overstated by ¥180 million.
The impact of this change in accounting policies to the Company’s segment information is indicated in “Segment Information”.
(April 1, 2005 ~ March 31, 2006)
(Revenue from Purchased Loans and Costs of Purchased Loans Collected)
The money collected by other financial institutions from borrowers on behalf of the Company was recorded in “Operating revenues” as “Revenue from purchased loans”, and the related costs were recorded in “Operating expenses” as “Costs of purchased loans collected”. However, as money collected by other financial institutions on behalf of the Company has tended to increase, the previous method has been changed to the method of offsetting “Revenue from purchased loans”, which was included in “Operating revenues” against “Cost of purchased loans collected”, which was included in “Operating expenses”, beginning from the year ended March 31, 2006.
We have made this change in order to eliminate the instability of the amount of substitute money collection from periodic profits and losses, and reflect the results of the Company’s direct operating activities. Consequently, we believe the change will result in a more accurate picture of the Company’s actual business condition in the consolidated statement of income.
As a result of this change in accounting policy, compared with the previous method, the amount of “Revenue from purchased loans”, which was included in “Operating revenues”, and “Costs of purchased loans collected”, which was included in “Operating expenses”, for the year ended March 31, 2006 each decreased by ¥881 million, respectively.

Annual Financial Report

The impact of this change in accounting policies to the Company’s segment information is indicated in “Segment Information”.
CHANGES IN PRESENTATION
(April 1, 2004 ~ March 31, 2005)
(Consolidated Balance Sheets)
Contributions in investment funds, which was included in “Other” of “Investments and other assets” as of March 31, 2004, is included in “Investment securities” from March 31, 2005, in conjunction with the promulgation of the “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” on June 9, 2004. According to this Law, pursuant to Securities and Exchange Law, Regulation 2-2, a contribution to an investment limited partnership or similar organization is deemed an investment in securities. The amount of these contributions to investment funds as of March 31, 2004 and 2005 is ¥93 million and ¥2,339 million, respectively.
(Consolidated Statements of Income)
“Penalty for cancellation of real estate lease contracts”, which was included in “Other” of “Other Expenses” for the year ended March 31, 2004, is classified separately from the year ended March 31, 2005, as the amount of “Penalty for cancellation of real estate lease contracts” became more than one-tenth of the total of “Other Expenses”. The amount of “Penalty for cancellation of real estate lease contracts” for the year ended March 31, 2004 was ¥30 million.
(Consolidated Statements of Cash Flows)
1.	With respect to cash flows from operating activities, “Gains on change of equity interest”, which was included in “Other” for the year ended March 31, 2004, is classified separately from the year ended March 31, 2005, as the amount of “Gains on change of equity interest” became significant. The amount of “Gains on change of equity interest” for the year ended March 31, 2004 was ¥373 million.

2.	With respect to cash flows from operating activities, “Purchases of assets held for leases” which was included in “Purchases of tangible fixed assets” in “Cash flows from investing activities” for the year ended March 31, 2004 is classified separately from the year ended March 31, 2005, as the amount of “Purchases of assets held for leases” became significant. The amount of “Purchases of assets held for leases” for the year ended March 31, 2004 was ¥318 million.

3.	With respect to cash flows from operating activities, “Installment loans, net” which was included in “Other” for the year ended March 31, 2004, is classified separately from the year ended March 31, 2005, as the amount of “Installment loans, net” became significant. The amount of “Installment loans, net” for the year ended March 31, 2004 was a cash outflow of ¥70 million.

4.	With respect to cash flows from operating activities, “Payments for loans factored” and “Collections of loans factored”, which were classified separately for the year ended March 31, 2004, are included in “Other” from the year ended March 31, 2005, as the amount of “Payments for loan factored” and “Collections of loan factored” became insignificant. The amount of “Payments for loans factored” and “Collections of loans factored” for the year ended March 31, 2005 were ¥105 million and ¥119 million, respectively.

5.	With respect to cash flows from investing activities, “Payments for capital contributions”, which was included in “Other” for the year ended March 31, 2004, is classified separately from the year ended March 31, 2005, as the amount of “Payments for capital contributions” became significant. The amount of “Payments for capital contributions” for the year ended March 31, 2004 was ¥181 million.

Annual Financial Report

6.	With respect to cash flows from investing activities, payments for contributions in investment funds, which was included in “Other” prior to the year ended March 31, 2005, is included in “Purchases of investment securities” from the year ended March 31, 2005, in conjunction with the promulgation of the “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” on June 9, 2004. According to this Law, pursuant to Securities and Exchange Law, Regulation 2-2, a contribution to an investment limited partnership or similar organization is deemed an investment in securities. The amount of payments for contributions in investment funds for the year ended March 31, 2005 was ¥2,229 million. There were no payments for contributions in investment funds for the year ended March 31, 2004.
(April 1, 2005 ~ March 31, 2006)
(Consolidated Statements of Income)
1.	“Penalty for cancellation of real estate lease contracts”, which was classified separately for the year ended March 31, 2005, is included in “Other” of “Other Expenses” beginning from the year ended March 31, 2006, as the amount became less than 10% of the total of “Other Expenses”. The amount of “Penalty for cancellation of real estate lease contracts” for the year ended March 31, 2006 was ¥0 million.

2.	“Losses on cancellation of lease contracts”, which was classified separately for the year ended March 31, 2005, is included in “Other” of “Special Losses” beginning from the year ended March 31, 2006, as the amount became less than 10% of the total of “Special Losses”. The amount of “Losses on cancellation of lease contracts” for the year ended March 31, 2006 was ¥9 million.
ADDITIONAL INFORMATION
(April 1, 2004 ~ March 31, 2005)
(Consolidated Statements of Income)
In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted on corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, the Company adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥113 million were charged as a part of corporate enterprise tax, and were included in “Operating Expenses — Other operating expenses”.
(April 1, 2005 ~ March 31, 2006)
(Consolidated Balance Sheets)
As we believe that reserve for losses on excess interest repayments will become a firm accounting practice, and in order to further ensure fair appropriation of periodic profit and loss, and fiscal soundness, the Company has provided reserve for losses on excess interest repayments from the year ended March 31, 2006. As a result, compared with the previous method, “Operating Income”, “Ordinary Income”, and “Income Before Income Taxes and Minority Interests” decreased by ¥590 million.

Annual Financial Report

In addition, the Company changed the presentation method of the amount of excess interest repayments from deduction from “Operating Revenues” into addition to selling and general administrative expenses, in accordance with the above change. As a result, compared with the previous method, “Operating Revenues” increased by ¥387 million; however, there are no impacts on “Operating Income”, “Ordinary Income”, and “Income Before Income Taxes and Minority Interests”.
The impact of this change to the Company’s segment information is indicated in “Segment Information”.
(Consolidated Statements of Cash Flows)
Deposits, which are restricted in respect with withdrawal under the clauses of a borrowing contract, were previously recorded as “Deposits of restricted cash in banks, net” in “Cash flows from investing activities”. However, as the transaction volume of these restricted deposits increases and the amount becomes significant, in order to precisely match these restricted deposits with corresponding borrowings and present a more accurate cash flow condition, the previous net presentation method has been changed to the gross presentation method, and were presented separately as “Deposits of restricted cash in banks” and “Proceeds from withdrawal of restricted cash in banks” in “Cash flows from financing activities”, instead of in “Cash flows from investing activities”, beginning from the year ended March 31, 2006.
As a result of this change, compared with the previous presentation method, “Cash flows from investing activities” for the year ended March 31, 2006 increased by ¥1,244 million, and “Cash flows from financing activities” for the year ended March 31, 2006 decreased by the same amount.

Annual Financial Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Cash and deposits	¥418	¥1,662
Notes and loans receivable	18,586	15,509
Purchased loans receivable	455	380
Other current assets	—	6,541

Total	¥19,460	¥24,094

Corresponding borrowings secured by the above collateral as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Short-term borrowings	¥2,500	¥5,276
Current portion of long-term borrowings	7,301	10,183
Long-term borrowings	9,727	8,021

Total	¥19,528	¥23,481

Notes and loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings, including the current portion as of March 31, 2005 and 2006, are as follows:

	March 31,
	2005	2006

	(in millions)
Notes and loans receivable	¥1,827	¥355
Long-term borrowings	2,097	405
of which current portion	1,692	385

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Notes and loans receivable” and the related long-term liability recorded as “Asset backed securities” as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Notes and loans receivable	¥9,216	¥30,907
Asset backed securities	6,672	21,669

Note 2.	Unsecured consumer loans included in notes and loans receivable as of March 31, 2005 and 2006 are ¥2,827 million and ¥2,994 million, respectively.

Annual Financial Report

Note 3.	Investments and other transactions with affiliates included in “Investment securities” and “Investments and other assets” as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Investment securities	¥300	¥394
Investments and other assets	65	326

Note 4.	Commitments and contingencies as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Guarantees for loans outstanding of alliance companies	¥7,330	¥12,220
Guarantees for borrowings of equity-method affiliates:
Shinsei Business Finance Co., Ltd.	3,645	—
Chuo Mitsui Finance Service Co., Ltd.	150	1,920

Note 5.	Rediscounted notes as of March 31, 2005 and 2006 are ¥83 million and ¥128 million, respectively.

Note 6.	The number of issued shares of NISSIN’s common stock and treasury stock held by the Company as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(thousand shares)
Issued shares	544,668	1,406,470
of which treasury stock	27,687	40,051

Note 7.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable as of March 31, 2005 and 2006 are classified as follows:

	March 31,
	2005	2006

	(in millions)
Bankrupt loans receivable (1)	¥860	¥1,087
Delinquent loans receivable (2)	3,072	3,523
Delinquent loans receivable (3 months or more) (3)	—	—
Restructured loans receivable (4)	13,874	14,410

Total	¥17,807	¥19,021

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3), and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).

	(3)	“Delinquent loans receivable (3 months or more)” are loans receivable for which the payments of principal and interest have been delayed for 3 months or more, excluding loans receivable mentioned in (1), (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowing company and support its financial condition, excluding loans receivable mentioned in (1), (2), (3).

Annual Financial Report

Note 8.	(1)	In order to raise funds efficiently, the Company entered into syndicated loan agreements, overdraft agreements and loan commitment agreements with several banks. The limits and unused balance of these prescribed limit agreements as of March 31, 2006 are as follows:

March 31,
2006

(in millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit lines	¥21,737
Outstanding borrowings within the limits	(15,810)

Unused balance	¥5,927

(2)	In providing its core business, the integrated financial services, NISSIN contracts credit line agreements with certain customers, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Total amount of credit line agreements	¥70,727	¥85,997
Loans outstanding under credit line agreements	(23,736)	(28,319)

Total unfunded credit lines	46,990	57,678
of which unfunded credit lines without loans outstanding	40,804	48,036

Certain portions of credit line agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status or other substantial reasons. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.

Note 9.	As of March 31, 2006, “Investment Securities” includes securities in the amount of ¥5,944 million loaned to a third party under share lending agreement and “Other” of “Current Liabilities” includes the amount of ¥4,500 million received as collateral.
Consolidated Statements of Income

Note 1.	Significant components of other operating expenses for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Other operating expenses:
Cost of leases and installment loans	¥1,599	¥3,722
Cost of real estate sold in loan servicing business	—	2,953
Cost of real estate sold	—	2,504
Other costs	1,023	689
Advertising expenses	332	628
Loan losses	137	252
Repayments of excess interest	—	387
Provision for loan losses	9,106	9,717
Provision for guarantee losses	370	629
Provision for losses on excess interest repayments	—	590
Depreciation and amortization	212	586
Salaries for directors and statutory auditors	289	391
Salaries for employees	5,091	5,774
Bonuses	489	476
Provision for bonuses	677	712
Taxes and duties	710	624
Lease and rental expenses	2,080	1,948
Commission fees	862	1,044

Annual Financial Report

Note 2.	Details of losses on disposal of fixed assets for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Losses on disposal of fixed assets:
Buildings and structures	¥27	¥9
Equipments	13	2
Vehicles	—	0
Intangible fixed assets	68	4

Total	¥109	¥15

Consolidated Statements of Cash Flows

Note 1.	Cash and cash equivalents as of March 31, 2005 and 2006 are reconciled to the accounts reported in the consolidated balance sheets as follows:

	March 31,
	2005	2006

	(in millions)
Cash and deposits	¥25,820	¥22,788
Time deposits with maturities over 3 months	(25)	(20)
Restricted deposits pledged as collateral	(418)	(1,662)

Cash and cash equivalents	¥25,376	¥21,105

Note 2.	Significant components of the assets and liabilities of Yamagen Securities Co., Ltd., which have been acquired and became a consolidated subsidiary during the year ended March 31, 2005, are as follows:

December 31, 2004

(in millions)
Current assets	¥3,132
Consolidation account adjustments	599
Fixed assets	194
Current liabilities	(47)
Long-term liabilities	—
Statutory reserve	(68)

Acquisition costs	3,810
Cash and cash equivalents	(3,046)

Cash used for acquisition	¥763

Significant components of the assets and liabilities of Aprek Co., Ltd. and 2 other companies, which have been acquired and became consolidated subsidiaries during the year ended March 31, 2006, are as follows:

December 31, 2005

(in millions)
Current assets	¥7,899
Fixed assets	883
Current liabilities	(4,213)
Consolidation account adjustments	(47)
Long-term liabilities	(2,400)
Minority interests	(656)

Acquisition costs	1,466
Cash and cash equivalents	(912)

Cash used for acquisition	¥554

Annual Financial Report

Note 3.	Significant non-cash transactions for the year ended March 31, 2006, are as follows:

Year Ended March 31,
2006

(in millions)
Conversion of convertible bonds:
Increase in common stock	¥4,069
Increase in additional paid-in capital	4,050

Decrease of convertible bonds due to conversion	¥8,120

Annual Financial Report

Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
(Lessee)
1.	Equivalents of acquisition costs, accumulated amortization, accumulated impairment and book value as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Equipments:
Acquisition costs equivalent	¥2,342	¥2,229
Accumulated amortization equivalent	(1,051)	(1,257)

Book value equivalent	1,290	971
Software:
Acquisition costs equivalent	787	498
Accumulated amortization equivalent	(490)	(227)

Book value equivalent	296	271
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(2)	(3)

Book value equivalent	2	1

Total:
Acquisition costs equivalent	3,134	2,732
Accumulated amortization equivalent	(1,545)	(1,487)

Book value equivalent	¥1,589	¥1,244

2.	Equivalents of outstanding future minimum lease payments as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Due within one year	¥558	¥592
Due after one year	1,052	675

Total	¥1,610	¥1,267

3.	Lease payments, amortization expense equivalent, and interest expense equivalent for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Lease payments	¥840	¥611
Amortization expense equivalent	803	585
Interest expense equivalent	41	27

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligations is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.

Annual Financial Report

(Lessor)
1.	Acquisition costs, accumulated depreciation and amortization and book value of leased assets as of March 31, 2005 and 2006 included in assets held for leases are as follows:

	March 31,
	2005	2006

	(in millions)
Machinery:
Acquisition costs	¥295	¥397
Accumulated depreciation	(24)	(91)

Book value	271	306
Equipments:
Acquisition costs	1,705	2,849
Accumulated depreciation	(171)	(636)

Book value	1,534	2,213
Software:
Acquisition costs	291	461
Accumulated amortization	(31)	(102)

Book value	259	358
Other:
Acquisition costs	13	62
Accumulated depreciation	(0)	(8)

Book value	12	53

Total:
Acquisition costs	2,305	3,770
Accumulated depreciation and amortization	(227)	(838)

Book value	¥2,078	¥2,931

2.	Equivalents of outstanding future minimum lease payments to be received as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Due within one year	¥397	¥712
Due after one year	1,768	2,388

Total	¥2,166	¥3,101

3.	Lease revenue, depreciation and amortization expense, and interest income equivalent for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Lease revenue	¥341	¥901
Depreciation and amortization expense	238	636
Interest income equivalent	163	385

4.	The method used to calculate interest income equivalent of leased assets is as follows:
•	Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.

Annual Financial Report

Investment Securities
1.	Marketable securities included in other securities as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005			2006
	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference

	(in millions)
Other securities:
Carrying value exceeding book value Equity securities	¥5,109	¥ 18,464	¥13,354	¥11,816	¥ 20,555	¥8,739

Sub-total	5,109	18,464	13,354	11,816	20,555	8,739

Carrying value not exceeding book value Equity securities	197	179	(17)	3,003	2,840	(162)
Other	—	—	—	4	4	(0)

Sub-total	197	179	(17)	3,007	2,844	(162)

Total	¥5,306	¥ 18,644	¥13,337	¥14,823	¥ 23,400	¥8,577

2.	Other securities sold during the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005			2006
	Sales Proceeds	Gains on Sales	Losses on Sales	Sales Proceeds	Gains on Sales	Losses on Sales

	(in millions)
Other securities	¥ 1,844	¥ 972	¥ 9	¥ 5,540	¥ 4,170	¥ 2

3.	Non-marketable securities as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	Carrying Value	Carrying Value

	(in millions)
Other securities:
Equity securities	¥ 2,713	¥ 4,591
Bonds	155	114
Contributions in investment funds	2,339	5,847
Other	83	153

Total	¥ 5,291	¥ 10,706

Note:	Contributions in investment funds included the amount of market valuation of other securities held by the investment funds of ¥321 million.
4.	Investment securities impaired for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006
	Impairment Amount	Impairment Amount

	(in millions)
Other securities	¥35	¥337
	(1,542)

Notes:	1.	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average month-end market price for the past two years declined by 30% or more but less than 50%.

	2.	The figure in parentheses represents the amount of “Losses on devaluation of investment securities” which reflects the collectibility of unrealized losses from inter-company transactions.

Annual Financial Report

Derivative Transaction
1.	Details of derivatives
(1)	Details of transactions

In order to effectively manage and reduce its exposure to fluctuations in interest rates while conducting regular operations, the Company utilizes derivative instruments such as interest rate swap contracts.

(2)	Derivative transactions policy

The Company does not enter into derivative contracts for trading or speculative purposes.

(3)	The purpose of derivative transactions

In order to avoid adverse influences in the Company’s funding costs (interest payments) caused by fluctuations in market interest rates, the Company utilizes interest rate swap contracts to set up a fixed interest rate on variable rate borrowings.

(4)	Details of risks on derivative transactions
1)	Market risks

Market risks are risks caused by changes in the market condition that expose a transaction’s position to gains and losses, and interest rate derivative transactions are exposed to interest rate risks.
However, these risks are inconsequential as the Company only utilizes derivative transactions in the range of its debts and credits.

2)	Credit risks

Credit risks are risks caused by non-performing counterparties that deny the Company of future benefits from the transactions.

The Company’s counterparties to these transactions are limited to major financial institutions such as banks or securities firms with favorable credit ratings. Therefore, the management of the Company does not anticipate any substantial credit risks from its derivative transactions. In addition, there is no credit risk concentration as the Company diversifies its counter-parties.
(5)	Risk management of derivative transactions

Derivative transactions are executed and managed by the Company’s principal department in accordance with the Company’s internal rules approved by the Board of Directors. In addition, the Company’s internal rules on derivative transactions consist of criteria and policies with respect to derivative transactions to be implemented, appropriate risk management stipulated by its Regulation of Derivative Operations, and management and supervision of derivative transactions stipulated by its Regulation of Derivative Transactions.

Furthermore, the principal departments of NISSIN and its consolidated subsidiaries report monthly at the Board of Directors meetings about the positions of the transactions for the purpose of risk management, so that in the case of any large scale market fluctuation that could cause the Company to suffer significant losses, a management system to execute prompt action is readily available.

NISSIN is given notice in advance of significant transactions made by consolidated subsidiaries.
2.	Market value of derivative transactions

The details for market value of derivative transactions are omitted as hedge accounting has been adopted for all derivative transactions.

Annual Financial Report

Retirement Benefits
(April 1, 2004 ~ March 31, 2005)
None
(April 1, 2005 ~ March 31, 2006)
1.	Overview of retirement benefit plans

A defined benefit plan has been adopted in certain consolidated subsidiaries. In addition, certain employees may be entitled to additional special retirement benefits, which are not included in the normal retirement benefits, based on actuarial calculation complying with Accounting for Retirement Benefits.

Moreover, the Company terminated its retirement benefit plans at the end of May 2006, due to the reform of its personnel system. With this termination, the Company plans lump-sum distribution of retirement benefits upon the termination of plans in June 2006.

2.	The components of funded status of the defined benefit plan are as follows:

As of March 31, 2006

(in millions)
Accrued retirement benefits	¥(265)
Unrecognized actuarial difference	(9)

Retirement benefit obligation	¥(274)

3.	The components of retirement benefit expenses are as follows:

Year Ended March 31, 2006

(in millions)
Service cost	¥6
Interest cost	1
Amortization of unrecognized actuarial difference	0

Retirement benefit expenses	¥7

4.	Assumptions used in accounting for the retirement benefit obligation are as follows:

Discount rate:	2.0%
Attribution of retirement benefit obligation:	The straight-line method over the estimated years of service of the eligible employees
Amortization period of actuarial difference:	10 years

Annual Financial Report

Deferred Income Taxes
1.	Significant components of deferred tax assets and liabilities as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Deferred tax assets:
Loan losses	¥15	¥24
Allowance for loan losses	649	792
Reserve for guarantee losses	141	240
Accrued local taxes	58	443
Accrued retirement benefits — directors and statutory auditors	133	154
Accrued bonuses	249	272
Reserve for losses on excess interest repayments	—	238
Impairment of fixed assets	239	239
Other	114	309

Total deferred tax assets	1,601	2,716

Deferred tax liabilities:
Unrealized gains on investment securities	(5,401)	(3,486)

Total deferred tax liabilities	(5,401)	(3,486)

Deferred tax liabilities, net	¥3,799	¥769

2.	The reconciliation of the difference between the statutory tax rate and the effective income tax rate for the years ended March 31, 2005 and 2006 is omitted as the total of these differences is less than 5% of the statutory tax rate.

Annual Financial Report
Segment Information
The segment information for the years ended March 31, 2005 and 2006 is as follows:
1.	Business Segment Information

Business segment information for the year ended March 31, 2005 is as follows:

	Year Ended March 31, 2005
	Integrated
	Financial Services	Loan Servicing	Other Businesses	Total	Eliminations	Consolidated

	(in millions)
I. Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥34,043	¥11,670	¥154	¥45,867	¥—	¥45,867
(2) Operating revenues from inter-segment sales or transfers	103	32	82	217	(217)	—

Total operating revenues	34,146	11,702	236	46,085	(217)	45,867
Operating expenses	27,552	9,775	287	37,615	(367)	37,248

Operating income (losses)	6,594	1,926	(51)	8,470	149	8,619

II. Assets, depreciation and amortization, and capital expenditures
Assets	221,374	21,625	3,723	246,723	(20,436)	226,287
Depreciation and amortization	658	5	0	664	—	664
Capital expenditures	3,990	30	5	4,026	—	4,026

Notes:	1.	Classification of business segments

		Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners, and sole proprietors Provision of leases and other Provision of guarantee services Securities business
(2) Loan servicing:	Management, collection, acquisition, and investment in specific money claims
(3) Other businesses:	Real estate-related business Business owner support services Wholesale trading Agent for life or non-life insurance companies, and other
3.	As discussed in “CHANGES IN ACCOUNTING POLICIES”, the Company changed its amortization method for consolidation account adjustments and fully charged off the excess amount immediately as incurred, beginning from the year ended March 31, 2005.

Consequently, compared with the previous method, “Operating income” from Integrated Financial Services segment is overstated by ¥29 million, and “Assets” decreased by ¥730 million.

4.	All operating expenses are apportionable.

Annual Financial Report

          Business segment information for the year ended March 31, 2006 is as follows:

	Year Ended March 31, 2006
	Integrated
	Financial Services	Loan Servicing	Other Businesses	Total	Eliminations	Consolidated

	(in millions)
I. Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥40,127	¥17,644	¥3,219	¥60,991	¥—	¥60,991
(2) Operating revenues from inter-segment sales or transfers	155	97	225	478	(478)	—

Total operating revenues	40,282	17,741	3,445	61,470	(478)	60,991
Operating expenses	33,113	12,746	3,316	49,177	(970)	48,207

Operating income	7,169	4,994	128	12,292	491	12,784

II. Assets, depreciation and amortization, and capital expenditures
Assets	312,415	40,903	15,603	368,922	(18,060)	350,861
Depreciation and amortization	1,405	6	4	1,417	—	1,417
Capital expenditures	3,310	12	51	3,373	—	3,373

Notes:	1.	Classification of business segments

		Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment

(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners, and sole proprietors Provision of leases and other Provision of guarantee services Securities business
(2) Loan servicing:	Management, collection, acquisition, and investment in specific money claims
(3) Other businesses:	Real estate-related business Business owner support services Agent for life or non-life insurance companies, and other
3.	As discussed in “CHANGES IN ACCOUNTING POLICIES”, the Company changed the method recording the money collected from borrowers on behalf of the Company and its related costs to the method of offsetting “Revenue from purchased loans”, which was included in “Operating revenues” against “Cost of purchased loans collected”, which was included in “Operating expenses”, beginning from the year ended March 31, 2006.

Consequently, compared with the use of the previous method, “Operating revenues from third parties” and “Operating expenses” from the Loan Servicing segment are each understated by ¥881 million.

4.	As discussed in “ADDITIONAL INFORMATION”, the Company has provided reserve for losses on excess interest repayments beginning from the year ended March 31, 2006. As a result, compared with the previous method, “Operating expenses” increased by ¥590 million and “Operating income” decreased by the same amount in the Integrated Financial Services segment.

In addition, the Company changed the presentation of the amount of excess interest repayments from deduction from “Operating Revenues” into addition to selling and general administrative expenses, in accordance with above change. As a result, compared with the previous method, “Operating revenues from third parties” and “Operating expenses” increased by ¥387 million; however, there is no impact on “Operating income”.

5.	All operating expenses are apportionable.

Annual Financial Report

2.	Geographical Segment Information

Geographical segment information is omitted for the year ended March 31, 2005 and 2006, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding years.

3.	Overseas Operating Revenues

Overseas operating revenues information is omitted for the year ended March 31, 2005 and 2006, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding years.

Annual Financial Report

Related Party Transactions
(April 1, 2004 ~ March 31, 2005)
1.	Directors and key individual shareholders

Attribution:	Entities majority of which interests are owned by directors and principal individual shareholders

Name / Entity name:	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	¥100	¥30
Description of business:	Life and non-life insurance agency	Real estate rental and brokerage
Interest of the Company owned:	13.2% directly owned	13.5% directly owned
Description of relationship — interlocking director and/or statutory auditor:	2 directors	2 directors
Description of relationship — business relationship:	Office leases	Office and parking space leases
Transaction and amount (in millions):	Office leases: ¥0(2)	Office and parking space leases: ¥1(2)
Account and balance at year-end (in millions):	Other current liabilities: ¥0	Other current liabilities: ¥0

Notes:	(1)	Consumption taxes are excluded from the amounts presented above.

	(2)	Business terms and related decision-making policies:

		Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.
2.	Subsidiaries and other

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥984
Description of business:	Provider of financial services to businesses
The Company’s interest:	25.0% directly owned
Description of relationship — interlocking director and/or statutory auditor:	1 director

Description of relationship — business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥31(2)	Commission received: ¥12(2)
Account and balance at year-end (in millions):	Other current liabilities: ¥2	Other current assets: ¥0

Description of relationship — business relationship:	Guarantees for borrowings by customers
Transaction and amount (in millions):	Guarantee fees received: ¥315(2)
Account and balance at year-end (in millions):	Other current assets: ¥34

Description of relationship — business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Guarantee fees received: ¥34(2)
Account and balance at year-end (in millions):	Other current assets: ¥4

Notes:	(1)	Consumption taxes are excluded from the amounts presented above.
	(2)	Business terms and related decision-making policies:
1)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

2)	Contract terms related to guarantee fees are set in reference to those available to unrelated parties and are decided upon agreement of both companies.

Annual Financial Report

(April 1, 2005 ~ March 31, 2006)
1.	Directors and key individual shareholders

Attribution:	Entities majority of which interests are owned by directors and principal individual shareholders

Name / Entity name:	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Shinjuku-ku, Tokyo	Matsuyama, Ehime
Capital or investment in capital (in millions):	¥100	¥30
Description of business:	Life and non-life insurance agency	Real estate rental and brokerage
Interest of the Company owned:	12.0% directly owned	12.3% directly owned
Description of relationship — interlocking
director and/or statutory auditor:	2 directors	2 directors
Description of relationship — business relationship:	Office leases, non-life insurance transactions	Office and parking space leases
Transaction and amount (in millions):	Office leases: ¥0(2)	Office and parking space leases: ¥1(2)
Account and balance at year-end (in millions):	Other current liabilities: ¥0	Other current liabilities: ¥0

Notes:	(1)	Consumption taxes are excluded from the amounts presented above.

	(2)	Business terms and related decision-making policies:

		Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

2.	Subsidiaries and other

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥984
Description of business:	Provider of financial services to businesses
The Company’s interest:	25.0% directly owned
Description of relationship — interlocking director and/or statutory auditor:	2 directors

Description of relationship — business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥12 (2)	Commission received: ¥3 (2)
Account and balance at year-end (in millions):	Other current liabilities: ¥0	Other current assets: ¥0

Description of relationship — business relationship:	Guarantees for borrowings by customers
Transaction and amount (in millions):	Guarantee fees received: ¥466(2)
Account and balance at year-end (in millions):	Other current assets: ¥36

Description of relationship — business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Guarantee fees received: ¥8(2)
Account and balance at year-end (in millions):	—

Attribution:	An affiliate
Entity name:	Chuo Mitsui Finance Service Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥500
Description of business:	Provider of financial services to businesses
The Company’s interest:	30.0% directly owned
Description of relationship — interlocking director and/or statutory auditor:	1 director and 1 statutory auditor

Description of relationship — business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥9(2)
Account and balance at year-end (in millions):	Other current liabilities: ¥1

Description of relationship — business relationship:	Guarantees for borrowings by customers
Transaction and amount (in millions):	Guarantee fees received: ¥25(2)
Account and balance at year-end (in millions):	Other current assets: ¥4

Description of relationship — business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Guarantee fees received: ¥11(2)
Account and balance at year-end (in millions):	Other current assets: ¥1

Annual Financial Report

Notes:	(1)	Consumption taxes are excluded from the amounts presented above.
	(2)	Business terms and related decision-making policies:
1)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

2)	Contract terms related to guarantee fees are set in reference to those available to unrelated parties and are decided upon agreement of both companies. As of March 31, 2006, the outstanding balance of the Company’s guarantees for borrowings by customers and guarantees for borrowings from banks of abovementioned companies are as follows:

	Guarantees for borrowings by customers	Guarantees for borrowings from banks

	(in millions)
Shinsei Business Finance Co., Ltd.	¥2,941	¥—
Chuo Mitsui Finance Service Co., Ltd.	566	1,920

Annual Financial Report

Per Share Data

	Year Ended March 31,
	2005	2006

	(in yen)
Consolidated:
Shareholders’ equity per share	¥127.11	¥58.35
Net income per share:
Basic	12.67	6.91
Diluted	11.53	6.50

Notes:	1.	The basis for computation of basic and diluted net income per share presented above is as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Net income	¥6,525	¥9,033
Net income attributable to common stock	6,445	8,935
Amounts not attributable to common shareholders:
Director and statutory auditor bonuses	80	97
Adjustment to net income for the calculation of diluted net income per share:
Interest payments, net of taxes	100	57
Losses on change in equity interest as a result of exercise of stock options of a subsidiary	(53)	(28)

	Year Ended March 31,
	2005	2006

	(thousand shares)
Average number of outstanding shares	508,678	1,292,467
Securities with dilutive effect:
Convertible bonds	50,471	69,012
Stock options	4,156	17,936

In addition, securities without dilutive effect which are not reflected in the calculation for diluted net income per share for the year ended March 31, 2006 are as follows:

Year Ended March 31, 2006

Stock options:
Special resolution date	June 22, 2005
Number of stock options	4,800 units

The details of the securities mentioned above are stated in “ITEM 4-1-(2) OVERVIEW OF NISSIN — Information on Capital Stock — Information on Stock Options and Convertible Bonds”.

All securities are reflected in the calculation for the diluted net income per share for the year ended March 31, 2005 since such securities have been considered to have dilutive effect.

Annual Financial Report

2.	Stock splits

(April 1, 2004 ~ March 31, 2005)

On each of May 20, 2004 and November 19, 2004, NISSIN completed a 2-for-1 stock split. If these stock splits are deemed to have occurred on April 1, 2003, per share data for the year ended March 31, 2004 are adjusted retroactively as follows:

Year Ended March 31, 2004

(thousand shares)
Shareholders’ equity per share	¥106.48
Net income per share:
Basic	12.26
Diluted	11.30

(April 1, 2005 ~ March 31, 2006)

On May 20, 2005, NISSIN completed a 1.2-for-1 stock split and on November 18, 2005, NISSIN completed a 2-for-1 stock split. If these stock splits are deemed to have occurred on April 1, 2004, per share data for the year ended March 31, 2005 are adjusted retroactively as follows:

Year Ended March 31, 2005

(thousand shares)
Shareholders’ equity per share	¥52.96
Net income per share:
Basic	5.28
Diluted	4.80

Annual Financial Report

Significant Subsequent Events
(April 1, 2004 ~ March 31, 2005)
1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

(1) Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
(2) Type of shares subject to be issued:	Common stock
(3) Increase in the number of shares:	108,933,686 shares
(4) Stock split date:	May 20, 2005
(5) Dividend paid for the year from:	April 1, 2005

If the stock split is deemed to have occurred on April 1, 2003, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2004	2005

	(in yen)
Shareholders’ equity per share	¥88.73	¥105.92
Net income per share:
Basic	10.22	10.56
Diluted	9.42	9.61

2.	The Board of Directors meeting held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Issued date of stock option:	April 21, 2005
(2) Number of stock option (units):	7,440 (Number of shares subject to the stock options shall be 240 shares per units)
(3) Issued price of the stock option:	Free of charge
(4) Type of shares:	Common stock
(5) Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6) Grant for:	A total of 120 NISSIN’s employees, corporate advisors, persons with short-term contracts, employees and temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7) Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8) Exercise period:	From May 1, 2005 to April 30, 2008

3.	Based upon approval by the Board of Directors on May 17, 2005, NISSIN will issue its 7th series of unsecured bonds.

(1) Total amount of issue:	¥7,500 million
(2) Issue price of new shares:	At par (¥100)
(3) Payment date:	June 20, 2005
(4) Maturity:	June 20, 2008
(5) Interest rate:	1.17% per annum
(6) Usage of proceeds:	Funds for operating activities and repayment of borrowings

Annual Financial Report

(April 1, 2005 ~ March 31, 2006)
1.	On December 20, 2005, the Board of Directors approved a stock split as follows:

(1) Stock spit method:	2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2006
(2) Type of shares subject to be issued:	Common stock
(3) Increase in the number of shares:	1,406,470,644 shares
(4) Stock split date:	April 1, 2006
(5) Dividend paid for the year from:	April 1, 2006

If the stock split is deemed to have occurred on April 1, 2004, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2005	2006

	(in yen)
Shareholders’ equity per share	¥26.48	¥29.18
Net income per share:
Basic	2.64	3.46
Diluted	2.40	3.25

2.	On May 25, 2006, the Board of Directors approved issuance of new shares through a third-party allotment as follows:

(1) Number of new shares issued:	86,021,600 shares of common stock
(2) Issued price of the new share:	¥93 per share
(3) Total paid-in amount:	¥8,000 million
(4) Amount to be credited to common stock:	¥47 per share
(5) Total amount to be credited to common stock:	¥4,043 million
(6) Offering date:	June 12, 2006
(7) Payment date:	June 12, 2006
(8) Dividend paid for the year from:	April 1, 2006
(9) Underwriter and number of shares allotted:	Sumitomo Mitsui Banking Corporation (“SMBC”) 86,021,600 shares
(10) Usage of proceeds:	Funds for operating activities and business operations
(11) Retention period of the new shares:	Long-term retention as a precondition, taking into consideration relationships with SMBC as well as Sumitomo Mitsui Financial Group, Inc.

Annual Financial Report

5)	Consolidated Supplementary Statements

Details of Bonds and Convertible Bonds

			March 31,
Company	Descriptions	Issued	2005	2006	Rate		Collateral	Maturity

			(in millions)		(%)
NISSIN	3rd unsecured	September 13, 2001	¥8,942	¥822	1.70%		None	September 29, 2006
	convertible bonds			(822)

NISSIN	5th unsecured bonds	November 1, 2002	5,000	—	2.35		None	November 1, 2005

NISSIN	6th unsecured bonds	February 25, 2005	7,500	7,500	1.18		None	February 25, 2008

NISSIN	7th unsecured bonds	June 20, 2005	—	7,500	1.17		None	June 20, 2008

NISSIN	8th unsecured bonds	September 16, 2005	—	10,000	1.08		None	September 16, 2008

NISSIN	1st unsecured bonds	July 31, 2003	500	500	1.90		None	July 31, 2006
	(private placement)			(500)

NISSIN	2nd unsecured bonds	March 26, 2004	500	500	0.64		None	March 26, 2007
	(private placement)			(500)

NISSIN	3rd unsecured bonds	September 27, 2004	500	500	0.45		None	September 27, 2006
	(private placement)			(500)

NISSIN	4th unsecured bonds	September 27, 2004	500	500	0.67		None	September 27, 2007
	(private placement)

NISSIN	5th unsecured bonds	March 28, 2006	—	1,000	0.90	(4)	None	March 27, 2009(5)
	(private placement)			(300)

Nissin Servicer	1st unsecured bonds	September 19, 2003	210	150	0.75		None
Co., Ltd.	(private placement)			(60)				September 19, 2008

Total	—	—	¥23,652	¥28,972	—		—	—
				(2,682)

Notes:	1.	The amounts in parentheses represent the amounts scheduled to be redeemed within one year.
	2.	Information for the convertible bonds is as follows:

Type of Shares Convertible	Conversion Price (in yen)	Conversion Period

Common Stock Shares of NISSIN	¥81.8	From September 14, 2001 To September 28, 2006

In addition, the conversion price is adjusted to ¥40.9 in accordance with the 2-for-1 stock split completed on April 1, 2006.

3.	The redemption schedule of bonds for 5 years subsequent to March 31, 2006 is summarized as follows:

(in millions)

Year Ending March 31,
2007	¥ 2,682
2008	8,360
2009	17,930
2010	—
2011	—

4.	Japanese yen TIBOR (6 months) + 0.75%.

5.	Scheduled to be redeemed ¥150 million on each of March 27 and September 27, with September 27, 2006 as the initial redemption date.

Annual Financial Report

Details of Borrowings

	Year Ended March 31,		Average
	2005	2006	Interest Rate	Maturity

	(in millions)		(%)
Short-term borrowings	¥9,016	¥25,782	1.37%	—
Current portion of long-term borrowings	53,835	58,384	1.69	—
Long-term borrowings (excluding current portion)	52,683	81,873	1.51	From April 1, 2007 To March 31, 2011
Other interest-bearing debt:
Commercial paper (short-term)	3,500	30,000	0.68	—
Asset backed securities	6,672	21,669	0.49	—

Total	¥125,708	¥217,710	—	—

Notes:	1.	The average interest rate represents the weighted-average interest rate as of March 31, 2006.

	2.	The amount of redemption schedule of asset backed securities for 5-year period subsequent to March 31, 2006 is not presented since the amount of redemption schedule is indefinite.

		In addition, the scheduled final repayment date with regard to the trust agreement is March 15, 2014.

	3.	The redemption schedule of long-term borrowings, excluding current portion, in 5-year period subsequent to March 31, 2006 is summarized as follows:

Year Ending March 31,	(in millions)
2008	¥56,284
2009	22,295
2010	2,829
2011	464

(2) Other
       None

Annual Financial Report

2.	Non-consolidated Financial Statements
(1)	Non-consolidated Financial Statements

1)	Non-consolidated Balance Sheets

	March 31,
	2005		2006
		Percentage		Percentage
		of Total		of Total
	Amount	Assets	Amount	Assets
	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥17,686		¥14,332
Notes receivable (Note 5)	145		166
Loans receivable (Notes 1, 2, 9 and 10)	145,162		215,056
Factoring loans	3		—
Compensation of loans receivable	204		560
Interest receivable	830		983
Prepaid expenses	332		354
Deferred tax assets	469		1,114
Accrued income	57		54
Loans to affiliates	—		5,600
Other	1,171		1,744
Allowance for loan losses	(6,864)		(7,253)

Total Current Assets	159,199	77.0	232,714	77.4

Fixed Assets:
Tangible fixed assets:
Buildings	1,019		1,053
Accumulated depreciation	573		604

	445		448

Structures	37		37
Accumulated depreciation	30		31

	6		5

Equipments	363		404
Accumulated depreciation	217		241

	146		163

Land	355		355

Total tangible fixed assets	954	0.5	973	0.3

Intangible fixed assets:
Software	2,220		1,882
Telephone rights	130		130

Total intangible fixed assets	2,351	1.1	2,013	0.7

Investments and other assets:
Investment securities (Note 11)	21,368		28,309
Investment in affiliates	6,109		7,627
Capital contributions	31		30
Investment in affiliates (other)	1,050		2,210
Loans to affiliates	13,634		24,853
Long-term loans to employees	111		177
Bankrupt and delinquent loans receivable (Notes 3 and 9)	3,932		4,251
Long-term prepaid expenses	76		50
Deposit of restricted cash	381		490
Other	747		860
Allowance for loan losses	(3,167)		(3,847)

Total investments and other assets	44,276	21.4	65,013	21.6

Total Fixed Assets	47,582	23.0	68,000	22.6

Total Assets	¥206,782	100.0	¥300,715	100.0

(Continued)

Annual Financial Report

	March 31,
	2005		2006
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
		and		and
		Shareholders'		Shareholders'
	Amount	Equity	Amount	Equity
	(in millions except percentages)
(Continued)

LIABILITIES:
Current Liabilities:
Short-term borrowings (Notes 1 and 10)	¥7,417		¥19,700
Current portion of long-term borrowings (Notes 1 and 10)	48,874		47,679
Current portion of bonds	5,000		1,800
Current portion of convertible bonds	—		822
Commercial paper	3,500		30,000
Other payable	688		629
Accrued expenses	260		322
Accrued income taxes	81		4,338
Deposit received (Note 11)	90		4,650
Unearned income	22		69
Accrued bonuses	616		640
Reserve for guarantee losses	349		609
Reserve for losses on excess interest repayments	—		540
Other (Note 5)	160		220

Total Current Liabilities	67,059	32.4	112,020	37.2

Long-term Liabilities:
Bonds	9,500		26,200
Convertible bonds	8,942		—
Long-term borrowings (Notes 1 and 10)	44,564		64,142
Asset backed securities (Note 1)	6,672		21,669
Deferred tax liabilities	4,783		1,535
Accrued retirement benefits — directors and statutory auditors	330		330
Other	67		64

Total Long-term Liabilities	74,861	36.2	113,941	37.9

Total Liabilities	141,920	68.6	225,962	75.1

SHAREHOLDERS’ EQUITY:
Common stock (Note 6)	7,779	3.8	11,848	3.9
Additional paid-in capital:
General	10,203		14,253
Other:
Gains on sales of treasury stock	262		1,266

Total additional paid-in capital	10,465	5.1	15,519	5.2
Retained earnings:
Legal reserve	400		400
General reserves:
Dividend reserve	1,000		1,000
Other	34,100		37,900

Total general reserves	35,100		38,900
Unappropriated retained earnings	6,240		6,742

Total retained earnings	41,740	20.2	46,043	15.3
Unrealized gains on investment securities (Note 7)	7,913	3.8	3,173	1.1
Treasury stock (Note 8)	(3,037)	(1.5)	(1,833)	(0.6)

Total Shareholders’ Equity	64,861	31.4	74,752	24.9

Total Liabilities and Shareholders’ Equity	¥206,782	100.0	¥300,715	100.0

Annual Financial Report

2)	Non-consolidated Statements of Income

	Year Ended March 31,
	2005		2006
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥29,250		¥28,472
Other financial income (Note 1)	0		5
Other operating income (Note 2)	3,120		5,674

Total operating revenues	32,370	100.0	34,152	100.0
Operating Expenses:
Financial costs (Note 3)	2,733		2,382
Other operating expenses:
Costs of real estate leases and other	148		485
Advertising expenses	322		612
Loan losses	100		234
Provision for loan losses	8,129		8,304
Provision for guarantee losses	349		609
Provision for losses on excess interest repayments	—		540
Salaries for directors and statutory auditors	182		221
Salaries for employees	4,380		4,587
Bonuses	403		360
Provision for bonuses	616		640
Depreciation and amortization	205		555
Taxes and duties	589		568
Lease and rental expenses	1,919		1,649
Commission fees	799		1,010
Other	3,943		4,333

Total operating expenses	24,824	76.7	27,095	79.3

Operating Income	7,546	23.3	7,056	20.7

Other Income (Note 4):
Interest income from loans to subsidiaries	246		594
Interest income from securities	1		1
Dividend income	27		16
Dividends from subsidiaries	—		300
Dividends from insurance	0		—
Guarantee fees received from affiliates	39		20
Income from investment funds	—		306
Fees received in connection with sales of loans receivable	392		—
Fees received from stock loaned	81		74
Other	36		40

Total other income	825	2.6	1,354	4.0

Other Expenses:
Stock issuance costs	104		107
Bond issuance costs	54		92
Securitization facility costs	—		54
Penalty for cancellation of real estate lease contracts	69		—
Syndicated loan borrowing costs	140		33
Other	13		13

Total other expenses	382	1.2	301	0.9

Ordinary Income	7,989	24.7	8,109	23.8

(Continued)

Annual Financial Report

	Year Ended March 31,
	2005		2006
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(in millions except percentages)
(Continued)

Special Gains:
Gains on sales of investment securities	937		4,246
Reversal of allowance for loan losses	3,327		—
Other	0		—

Total special gains	4,264	13.2	4,246	12.4
Special Losses:
Losses on sales of fixed assets	—		0
Losses on disposal of fixed assets (Note 5)	103		14
Losses on sales of investment securities (Note 6)	1,552		2
Impairment of investment securities	35		337
Impairment of equity interest in affiliates	—		27
Provision for loan losses (Note 7)	—		289
Penalty for cancellation of lease contracts	327		9
Total special losses	2,019	6.3	681	2.0

Income Before Income Taxes	10,234	31.6	11,675	34.2

Income Taxes:
Current	2,290		5,398
Deferred	1,664		(667)

Total income taxes	3,954	12.2	4,730	13.9

Net Income	6,279	19.4	6,944	20.3

Retained earnings at beginning of year	660		1,076
Half-year dividend paid	700		1,278

Unappropriated Retained Earnings at End of Year	¥6,240		¥6,742

Annual Financial Report

3.	Non-consolidated Statements of Appropriation of Earnings

	Year Ended March 31,
	2005	2006
	(Approved on	(Approved on
	June 22, 2005)	June 24, 2006)
	Amount	Amount
	(in millions)
Unappropriated Retained Earnings at End of Year	¥6,240	¥6,742
Appropriations:
Cash dividends	1,292	1,503
Directors’ and statutory auditors’ bonuses	70	74
of which statutory auditors’ bonuses	3	—
General reserves:
Other	3,800	3,400

Total appropriations	5,163	4,977

Unappropriated Retained Earnings Carried Forward	¥1,076	¥1,765

Notes:	1.	Dates stated in the title of above table are the dates of Annual Shareholders’ Meeting.
	2.	On December 10, 2004, NISSIN paid half-year dividends in the total amount of ¥700 million at ¥2.75 per share.
	3.	On December 9, 2005, NISSIN paid half-year dividends in the total amount of ¥1,278 million at ¥2.00 per share.
	4.	27,687,153 shares of treasury stock were excluded from the calculation of cash dividends for the year ended March 31, 2005.
	5.	40,051,037 shares of treasury stock were excluded from the calculation of cash dividends for the year ended March 31, 2006.

Annual Financial Report

SIGNIFICANT ACCOUNTING POLICIES
1.	Valuation and Computation of Investment Securities
(1)	Investment in subsidiaries and affiliates
Cost method, cost being determined by the moving average method
(2)	Other securities
Marketable securities
Market value is determined by the market price at year-end.

(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.

In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, NISSIN makes evaluations based on NISSIN’s interest in asset value (not applicable as of March 31, 2005).
2.	Derivatives

Market value method
3.	Depreciation and Amortization of Fixed Assets
(1)	Tangible fixed assets

Tangible fixed assets are depreciated using the declining balance method.
However, depreciation of buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the straight-line method.

(2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

(3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
4.	Deferred Assets
The entire amounts of stock issuance costs and bonds issuance costs are treated as expenses for the fiscal year.

Annual Financial Report

5.	Allowance for Loan Losses and Accrued Expenses
(1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying percentages derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

(2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

(3)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

(4)	Reserve for losses on excess interest repayments (not applicable as of March 31, 2005)

Reserve for losses on excess interest repayments are provided, in order to prepare for refund claims for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law from borrowers, at the amount based on reasonable estimation taking into account past experiences and current conditions.

(5)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.
6.	Basis for Revenue Recognition
Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.
7.	Accounting for Lease Transactions
Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.
8.	Hedging Activities
(1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

Annual Financial Report

(2)	Hedge instruments and hedge items
•	Hedge instruments
Interest rate swaps
•	Hedge items
Cash flow hedge for interest on borrowing with variable rates
(3)	Hedging policy

NISSIN utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

(4)	Evaluation of hedge effectiveness

NISSIN determines the effectiveness of its hedging transactions based on correlation between indicated rates of the hedge instruments and those of the hedge items.
9.	Other Significant Accounting Policies for the Preparation of Non-consolidated Financial Statements

Accounting treatment of consumption taxes:

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding year.

Annual Financial Report

CHANGES IN PRESENTATION
(April 1, 2004 ~ March 31, 2005)
(Non-consolidated Balance Sheets)
Contributions in investment funds, which was included in “Other” of “Investments and other assets” as of March 31, 2004, is included in “Investment securities” from March 31, 2005, in conjunction with the promulgation of the “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” on June 9, 2004. According to this Law, pursuant to Securities and Exchange Law, Regulation 2-2, a contribution to an investment limited partnership or similar organization is deemed an investment in securities. The amount of these contributions to investment funds as of March 31, 2004 and 2005 is ¥93 million and ¥2,339 million, respectively.
(April 1, 2005 ~March 31, 2006)
(Non-consolidated Balance Sheets)
1.	“Factoring loans”, which was classified separately as of March 31, 2005, is included in “Other” of “Current Assets” beginning from March 31, 2006, as the amount became insignificant. The amount of “Factoring loans” as of March 31, 2006 was ¥0 million.

2.	“Loans to affiliates”, which were included in “Other” of “Current Assets” as of March 31, 2005, is classified separately beginning from March 31, 2006, as the amount became more than 1% of the total assets. The amount of “Loans to affiliates” as of March 31, 2005 was ¥372 million.
(Non-consolidated Statements of Income)
1.	“Income from investment funds”, which were included in “Other” of “Other Income” for the year ended March 31, 2005, is classified separately beginning from the year ended March 31, 2006, as the amount became more than 10% of the total of “Other Income”. The amount of “Income from investment funds” as of March 31, 2005 was ¥17 million.

2.	“Penalty for cancellation of real estate lease contracts”, which was classified separately for the year ended March 31, 2005, is included in “Other” of “Other Expenses” beginning from the year ended March 31, 2006, as the amount became less than 10% of the total of “Other Expenses”. The amount of “Penalty for cancellation of real estate lease contracts” as of March 31, 2006 was ¥0 million.
ADDITIONAL INFORMATION
(April 1, 2004 ~ March 31, 2005)
(Non-consolidated Statements of Income)
In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted for corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, NISSIN adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥91 million were charged as a part of corporate enterprise tax, and were included in “Operating Expenses — Other operating expenses — Taxes and duties”.

Annual Financial Report

(April 1, 2005 ~ March 31, 2006)
(Non-consolidated Balance Sheets)
As we believe that reserve for losses on excess interest repayments will become a firm accounting practice, and in order to further ensure fair appropriation of periodic profit and loss, and fiscal soundness, NISSIN has provided reserve for losses on excess interest repayments from the year ended March 31, 2006. As a result, compared with the previous method, “Operating Income”, “Ordinary Income”, and “Income Before Income Taxes” decreased by ¥540 million.
In addition, NISSIN changed the presentation of the amount of excess interest repayments from deduction from “Operating Revenues” into addition to selling and general administrative expenses, in accordance with the above change. As a result, compared with the previous method, “Operating Revenues” increased by ¥378 million; however, there are no impacts on “Operating Income”, “Ordinary Income”, and “Income Before Income Taxes”.

Annual Financial Report

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
Non-consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	(in millions)
Loans receivable	¥18,586	¥15,421

Total	¥18,586	¥15,421

Corresponding borrowings secured by the above collateral as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	(in millions)
Short-term borrowings	¥2,500	¥—
Current portion of long-term borrowings	6,596	8,624
Long-term borrowings	9,118	4,893

Total	¥18,215	¥13,517

Loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings, including the current portion as of March 31, 2005 and 2006, are as follows:

	March 31,
	2005	2006
	(in millions)
Loans receivable	¥1,827	¥355
Long-term borrowings	2,097	405
of which current portion	1,692	385

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Loans receivable” and the related long-term liability recorded as “Asset backed securities” as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	(in millions)
Loans receivable	¥9,216	¥30,907
Asset backed securities	6,672	21,669

Note 2.	Unsecured consumer loans included in loans receivable as of March 31, 2005 and 2006 are ¥2,827 million and ¥2,994 million, respectively.

Note 3.	Loans receivable, with respect to which it is doubtful that all or a portion of principal can be collected, are recognized as bankrupt and delinquent loans receivable. Bankrupt loans receivable included in “Bankrupt and delinquent loans receivable” as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	(in millions)
Bankrupt loans receivable	¥860	¥1,002

Annual Financial Report

Note 4.	Commitments and contingencies as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	(in millions)
Guarantees for loans outstanding of alliance companies	¥7,008	¥11,571
Guarantees for borrowings of subsidiaries and affiliates:
Shinsei Business Finance Co., Ltd.	3,645	—
Chuo Mitsui Finance Service Co., Ltd.	150	1,920
Aprek Co., Ltd.	—	6,381

Note 5.	Rediscounted notes as of March 31, 2005 and 2006 are ¥83 million and ¥128 million, respectively.

Note 6.	Total number of authorized and issued shares as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	(shares)
Total number of authorized shares	1,920,000,000	3,840,000,000
Total number of issued shares	544,668,431	1,406,470,644

However, as stipulated by the Articles of Incorporation, the number of authorized shares will be decreased by the amount of stock retired, if any.

Note 7.	Dividend restriction
Net assets increased by ¥7,913 million and ¥3,173 million due to change of fair value of securities as of March 31, 2005 and 2006, respectively. As stipulated by the Enforcement Regulation 124-3 of the Commercial Code, these amounts are restricted from appropriations of dividends.

Note 8.	Treasury stock
The numbers of shares of common stock held by NISSIN as treasury stock as of March 31, 2005 and 2006 were 27,687,153 shares and 40,051,037 shares, respectively.

Note 9.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable as of March 31, 2005 and 2006 are classified as follows:

	March 31,
	2005	2006
	(in millions)
Bankrupt loans receivable (1)	¥860	¥1,002
Delinquent loans receivable (2)	3,072	3,249
Delinquent loans receivable (3 months or more) (3)	—	—
Restructured loans receivable (4)	13,874	14,268

Total	¥17,807	¥18,520

Notes:	(1)
“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3), and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).
	(3)
“Delinquent loans receivable (3 months or more)” are loans receivable for which the payments of principal and interest have been delayed for 3 months or more, excluding loans receivable mentioned in (1), (2).

Annual Financial Report

(4)
“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowing company and support its financial condition, excluding loans receivable mentioned in (1), (2), (3).

Note 10.	(1)	In order to raise funds efficiently, the Company entered into syndicated loan agreements, overdraft agreements and loan commitment agreements with several banks. The limits and unused balance of these prescribed limit agreements as of March 31, 2006 are as follows:

March 31,
2006
(in millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit lines	¥15,937
Outstanding borrowings within the limits	(11,200)

Unused balance	¥4,737

(2)	In providing its core business, the integrated financial services, NISSIN contracts credit line agreements with certain customers, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	(in millions)
Total amount of credit line agreements	¥70,727	¥85,997
Loans outstanding under credit line agreements	(23,736)	(28,319)

Total unfunded credit lines	46,990	57,678
of which unfunded credit lines without loans outstanding	40,804	48,036

Certain portions of credit line agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status or other substantial reasons. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.

Note 11.
As of March 31, 2006, “Investment Securities” includes securities in the amount of ¥5,944 million loaned to a third party under share lending agreement and “Deposit received” of “Current Liabilities” includes the amount of ¥4,500 million received as collateral.

Non-consolidated Statements of Income

Note 1.	Details of other financial income for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006
	(in millions)
Other financial income:
Interest from deposits	¥0	¥0
Other	0	5

Total	¥0	¥5

Annual Financial Report

Note 2.	Details of other operating income for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Other operating income:
Loan origination fees	¥1,367	¥2,785
Recovery from loans previously charged off	711	894
Guarantee fees received	790	1,268
Rent revenue from real estate	51	105
Revenue from leases and installment loans	118	404
Other	80	215

Total	¥3,120	¥5,674

Note 3.	Details of financial costs for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Financial costs:
Interest expense on borrowings	¥2,164	¥2,007
Interest expense on bonds	569	375

Total	¥2,733	¥2,382

Note 4.	Other income

Interests and dividends received from investment securities are recorded in other income for the years ended March 31, 2005 and 2006.

Note 5.	Details of losses on disposal of fixed assets for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Losses on disposal of fixed assets:
Buildings	¥25	¥9
Equipments	9	1
Software	68	4

Total	¥103	¥14

Note 6.	With respect to losses on sales of investment securities, ¥1,542 million for the year ended March 31, 2005, incurred due to inter-company transaction with a subsidiary.

Note 7.	“Provision for loan losses” in “Special Losses” for the year ended March 31, 2006 is provision for loans to affiliates.

Annual Financial Report

Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
(Lessee)
1.	Equivalents of acquisition costs, accumulated amortization, accumulated impairment and book value as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Equipments:
Acquisition costs equivalent	¥2,335	¥2,210
Accumulated amortization equivalent	(1,050)	(1,253)

Book value equivalent	1,285	956
Software:
Acquisition costs equivalent	625	267
Accumulated amortization equivalent	(460)	(157)

Book value equivalent	165	109
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(2)	(3)

Book value equivalent	2	1

Total:
Acquisition costs equivalent	2,965	2,482
Accumulated amortization equivalent	(1,512)	(1,415)

Book value equivalent	¥1,452	¥1,067

2.	Equivalents of outstanding future minimum lease payments as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Due within one year	¥522	¥540
Due after one year	950	548

Total	¥1,473	¥1,088

3.	Lease payments, amortization expense equivalent, and interest expense equivalent for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Lease payments	¥801	¥568
Amortization expense equivalent	767	545
Interest expense equivalent	38	24

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligations is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
       There is no impairment loss allocated to leased assets.

Annual Financial Report

Investment Securities
Information regarding investments in subsidiaries and affiliates with market quotation available as of March 31, 2005 and 2006 is as follows:

	March 31,
	2005			2006
	Carrying	Market		Carrying	Market
	Value	Value	Difference	Value	Value	Difference

	(in millions)
Investment in subsidiaries	¥500	¥25,200	¥24,700	¥1,946	¥67,552	¥65,605

Total	¥500	¥25,200	¥24,700	¥1,946	¥67,552	¥65,605

Note: There were no equity-method affiliates with market quotation available as of March 31, 2005 and 2006.
Deferred Income Taxes
1.	Significant components of deferred tax assets and liabilities as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Deferred tax assets:
Loan losses	¥15	¥17
Allowance for loan losses	165	196
Reserve for guarantee losses	141	246
Accrued local taxes	13	322
Accrued retirement benefits — directors and statutory auditors	133	133
Accrued bonuses	249	259
Reserve for losses on excess interest repayments	—	218
Impairment of fixed assets	239	239
Other	112	105

Total deferred tax assets	1,071	1,739

Deferred tax liabilities:
Unrealized gains on investment securities	(5,386)	(2,160)

Total deferred tax liabilities	(5,386)	(2,160)

Net deferred tax liabilities	¥4,314	¥420

2.	The reconciliation of the difference between the statutory tax rate and the effective income tax rate for the years ended March 31, 2005 and 2006 is omitted as the total of these differences is less than 5% of the statutory tax rate.

Annual Financial Report

Per Share Data

	Year Ended March 31,
	2005	2006

	(in yen)
Shareholders’ equity per share	¥125.32	¥54.65
Net income per share:
Basic	12.21	5.32
Diluted	11.20	5.02

Notes:	1.	The basis for computation of basic and diluted net income per share presented above is as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Net income	¥6,279	¥6,944
Net income attributable to common stock	6,208	6,870
Amounts not attributable to common shareholders:
Director and statutory auditor bonuses	70	74
Adjustment to net income for the calculation of diluted net income per share:
Interest payments, net of taxes	100	57

	Year Ended March 31,
	2005	2006

	(thousand shares)
Average number of outstanding shares	508,678	1,292,467
Securities with dilutive effect:
Convertible bonds	50,471	69,012
Stock options	4,156	17,936

In addition, securities without dilutive effect which are not reflected in the calculation for diluted net income per share for the year ended March 31, 2006 are as follows:

Year Ended March 31, 2006

Stock options:
Special resolution date
June 22, 2005
Number of stock options: 4,800 units

The details of the securities mentioned above are stated in “ITEM 4-1-(2) OVERVIEW OF NISSIN — Information on Capital Stock — Information on Stock Options and Convertible Bonds”.

All securities are reflected in the calculation for the diluted net income per share for the year ended March 31, 2005 since such securities have been considered to have dilutive effect.

Annual Financial Report

2.	Stock splits

(April 1, 2004 ~ March 31, 2005)

On each of May 20, 2004 and November 19, 2004, NISSIN completed a 2-for-1 stock split. If these stock splits are deemed to have occurred on April 1, 2003, per share data for the year ended March 31, 2004 are adjusted retroactively as follows:

Year Ended March 31,
2004

(thousand shares)
Shareholders’ equity per share	¥105.15
Net income per share:
Basic	10.87
Diluted	10.05

(April 1, 2005 ~ March 31, 2006)

On May 20, 2005, NISSIN completed a 1.2-for-1 stock split and on November 18, 2005, NISSIN completed a 2-for-1 stock split. If these stock splits are deemed to have occurred on April 1, 2004, per share data for the year ended March 31, 2005 are adjusted retroactively as follows:

Year Ended March 31,
2005

(thousand shares)
Shareholders’ equity per share	¥52.22
Net income per share:
Basic	5.09
Diluted	4.67

Annual Financial Report

Significant Subsequent Events
(April 1, 2004 ~ March 31, 2005)
1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

(1) Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
(2) Type of shares subject to be issued:	Common stock
(3) Increase in the number of shares:	108,933,686 shares
(4) Stock split date:	May 20, 2005
(5) Dividend paid for the year from:	April 1, 2005

If the stock split is deemed to have occurred on April 1, 2003, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2004	2005

	(in yen)
Shareholders’ equity per share	¥87.62	¥104.44
Net income per share:
Basic	9.06	10.17
Diluted	8.37	9.33

2.	The Board of Directors meeting held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Issued date of stock option:	April 21, 2005
(2) Number of stock option (units):	7,440 (Number of shares subject to the stock options shall be 240 shares per units)
(3) Issued price of the stock option:	Free of charge
(4) Type of shares:	Common stock
(5) Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6) Grant for:	A total of 120 NISSIN’s employees, corporate advisors, persons with short-term contracts, employees and temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7) Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8) Exercise period:	From May 1, 2005 to April 30, 2008

3.	Based upon approval by the Board of Directors on May 17, 2005, NISSIN will issue its 7th series of unsecured bonds.

(1) Total amount of issue:	¥7,500 million
(2) Issue price:	At par (¥100)
(3) Payment date:	June 20, 2005
(4) Maturity:	June 20, 2008
(5) Interest rate:	1.17% per annum
(6) Usage of proceeds:	Funds for operating activities and repayment of borrowings

Annual Financial Report

(April 1, 2005 ~ March 31, 2006)
1.	On December 20, 2005, the Board of Directors approved a stock split as follows:

(1) Stock spit method:	2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2006
(2) Type of shares subject to be issued:	Common stock
(3) Increase in the number of shares:	1,406,470,644 shares
(4) Stock split date:	April 1, 2006
(5) Dividend paid for the year from:	April 1, 2006

If the stock split is deemed to have occurred on April 1, 2004, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2005	2006

	(in yen)
Shareholders’ equity per share	¥26.11	¥27.33
Net income per share:
Basic	2.54	2.66
Diluted	2.33	2.51

2.	On May 25, 2006, the Board of Directors approved issuance of new shares through a third-party allotment as follows:

(1) Number of new shares issued:	86,021,600 shares of common stock
(2) Issued price of the new share:	¥93 per share
(3) Total paid-in amount:	¥8,000 million
(4) Amount to be credited to common stock:	¥47 per share
(5) Total amount to be credited to common stock:	¥4,043 million
(6) Offering date:	June 12, 2006
(7) Payment date:	June 12, 2006
(8) Dividend paid for the year from:	April 1, 2006
(9) Underwriter and number of shares allotted:	Sumitomo Mitsui Banking Corporation (“SMBC”) 86,021,600 shares
(10) Usage of proceeds:	Funds for operating activities and business operations
(11) Retention period of the new shares:	Long-term retention as a precondition, taking into consideration relationships with SMBC as well as Sumitomo Mitsui Financial Group, Inc.

Annual Financial Report

4.	Non-consolidated Supplementary Statements

Details of Investment Securities

(Equity Stocks)	March 31, 2006
	Number of Shares	Book Value
	(shares)	(in millions)
Investment Securities:
Other Securities:
Xinhua Finance Limited	114,717	¥8,890
Shinyei Kaisha	7,275,000	2,764
IDU Corporation	5,200	2,589
For-side.com Co., Ltd.	50,000	1,455
Riskmonster.com	1,500	526
The Richmond Insurance Company	1	405
Daiei Kanko Co., Ltd.	280,000	350
Axell Corporation	600	281
ArtMasters Co., Ltd.	600	270
Cyber Communications Inc.	500	226
Tosei Fudosan Co., Ltd.	1,500	211
Capital Partners Securities Co., Ltd.	6,700	201
Sea Capital Co., Ltd.	1,400	168
Gulliver International Co., Ltd.	10,000	142
MOC Corporation	800	134
C&C Pro Co., Ltd.	1,000	130
125 other companies	10,079,558	3,448

Total	17,829,076	¥22,194

(Bonds)	March 31, 2006
	Face Value	Book Value
	(in millions)
Investment Securities:
Other Securities:
Bonds with warrants (5 companies)	¥181	¥114

Total	¥181	¥114

(Contributions in investment funds)	March 31, 2006
	Number of Units	Book Value
	(in millions except units)
Investment Securities:
Other Securities:
Alfex Japan Long Short	190,000	¥2,217
Chuo Mitsui Private Equity Partners 5th Investment Fund	100,000	1,010
NH Distributor Partners Investment Fund	20	1,000
UMJ Jousho International Fund	1	243
NVCC Chinese New Star 1st Investment Fund	2.500	239
UMJ Tekuniko International Fund	1	232
Tokyo Hybrid Venture Investment Fund	200	194
JAMS Capital Co., Ltd.	1	107
JB Bay Co., Ltd.	100	100
JCM 1st Investment Fund	100	100
8 other portfolios	213	400

Total	290,638.500	¥5,847

Annual Financial Report

(Other)	March 31, 2006
	Number of Units	Book Value
	(in millions except units)
Investment Securities:
Other Securities:
Warrant securities (6 companies)	3,792.500	¥153

Total	3,792.500	¥153

Details of Fixed Assets

					Accumulated
					Depreciation and
	Balance as of			Balance as of	Amortization as of	Depreciation and
	March 31, 2005	Increase	Decrease	March 31, 2006	March 31, 2006	Amortization	Balance (Net)
	(in millions)
Tangible fixed assets:
Buildings	¥—	¥—	¥—	¥1,053	¥604	¥40	¥448
Structures	—	—	—	37	31	0	5
Equipments	—	—	—	404	241	27	163
Land	—	—	—	355	—	—	355

Total tangible fixed assets	—	—	—	1,851	877	68	973
Intangible fixed assets:
Software	2,348	146	10	2,484	602	480	1,882
Telephone rights	130	—	—	130	—	—	130

Total intangible fixed assets	2,479	146	10	2,615	602	480	2,013
Long-term prepaid expenses	76	16	28	64	14	13	50
	(36)	(-)	(18)	(17)			(17)
Deferred assets	—	—	—	—	—	—	—

Total deferred assets	—	—	—	—	—	—	—

Notes:	1.	The amounts of “Depreciation and Amortization” for the year ended March 31, 2006 were allocated to “Cost of real estate leases and other” of “Operating Expenses” in ¥7 million and “Depreciation and amortization” of “Operating Expenses” in ¥555 million.
	2.	The amount of tangible fixed assets is omitted in “Balance as of March 31, 2005”, “Increase” and “Decrease” as the amount is less than 1% of total assets.
	3.	The amounts presented in parentheses are the amounts of amortization for insurance expense and deferred interest expense. These amounts are not included in the amounts of “Accumulated Depreciation and Amortization” and “Depreciation and Amortization” because they are different in substance.

Details of Shareholders’ Equity

	Balance as of			Balance as of
	March 31, 2005	Increase	Decrease	March 31, 2006
	(thousand shares)
Number of issued shares of common stock	544,668	861,802	—	1,406,470

Notes:	1.	The number of shares of treasury stock was 40,051 thousand shares as of March 31, 2006.
	2.	The number of issued shares of common stock increased by 108,933,686 shares due to a 1.2-for-1 stock split on May 20, 2005, 666,077,650 shares due to a 2-for-1 stock split on November 18, 2005, and 86,790,877 shares due to conversion of convertible bonds.

Annual Financial Report

		Balance as of			Balance as of
		March 31, 2005	Increase	Decrease	March 31, 2006
		(in millions)
Common stock		¥7,779	¥4,069	¥—	¥11,848

Additional paid-in capital	General:
	Additional paid-in capital	10,069	4,050	—	14,119
	Warrants	133	—	—	133
	Other:
	Gains on sales of treasury stock	262	1,004	—	1,266

	Total	10,465	5,054	—	15,519

Legal reserve and general reserves	Legal reserve	400	—	—	400
	General reserves:
	Dividend reserves	1,000	—	—	1,000
	Other	34,100	3,800	—	37,900

	Total	35,500	3,800	—	39,300

Notes:	1.	The amount of “Common stock” and “General — Additional paid-in capital” increased due to conversion of convertible bonds.
	2.	The amount of “Gains on sales of treasury stock” increased due to sales of treasury stock resulting from exercises of stock options.
	3.	The amount of “General reserves — Other” increased due to appropriation of earnings for the previous fiscal year.
Details of Allowance for Loan Losses and Other Revenues

	Balance as of		Decrease	Decrease	Balance as of
	March 31, 2005	Increase	(Purpose Usage)	(Other)	March 31, 2006
	(in millions)
Allowance for loan losses	¥10,031	¥11,100	¥7,827	¥2,203	¥11,100
Accrued bonuses	616	640	616	—	640
Reserve for guarantee losses	349	609	349	—	609
Reserve for losses on excess interest repayments	—	540	—	—	540
Accrued retirement benefits — directors and statutory auditors	330	—	—	—	330

Note:
The amount of “Decrease (Other)” in “Allowance for loan losses” represents the total of the amount recovered by collection of ¥836 million and the adjustment amount of ¥1,367 million for the allowance for general loans based on actual results and restatement of specific loans.

Annual Financial Report

(2)	Details of Major Assets and Liabilities
1)	Cash and Deposits

March 31, 2006
(in millions)
Cash	¥136
Deposits:
Checking account	0
Ordinary deposit	13,795
Time deposit	400
Total deposits	14,195

Total	¥14,332

2)	Notes Receivable

The summary of promissory notes receivable originated from commercial bills discounting is presented below:
(a)	By industry

March 31, 2006
(in millions)
Manufacturing	¥18
Construction	86
Wholesale / Retail / Restaurants	39
Services	22
Other	0

Total	¥166

(b)	By maturity

March 31, 2006
(in millions)
April 2006	¥45
May 2006	53
June 2006	30
July 2006	17
August 2006	7
September 2006 and thereafter	10

Total	¥166

3)	Loans Receivable

The amounts of loan originations and collections for the year ended March 31, 2006 are as follows:

								Turnover Ratio
Balance as of					Balance as of	Collection		(times)
March 31,	Amount of	Amount of			March 31,	Ratio (%)		(B)
2005	Origination	Collection	Amount	Loans	2006	(C)	x 100	(A)+(D)
(A)	(B)	(C)	Transferred	Charged-off	(D)	(A)+(B)		2

(in millions except percentages and times)
¥145,162	¥203,995	¥123,255	¥2,834	¥8,010	¥215,056	35.3		1.13

Note:	“Amount Transferred” refers to the amount transferred to “Bankrupt and delinquent loans receivable”.

Annual Financial Report

4)	Loans to Affiliates (Long-term)

March 31, 2006
(in millions)
NIS Lease Co., Ltd.	¥10,757
NIS Property Co., Ltd.	13,724
2 other companies	372

Total	¥24,853

5)	Short-term Borrowings
(a)	Short-term borrowings

March 31, 2006
(in millions)
Commercial banks	¥1,000
Regional banks	1,000
Trust banks	4,000
Long-term credit banks	1,000
Foreign banks	8,500
Business corporations	4,200

Total	¥19,700

(b)	Commercial paper

March 31, 2006
(in millions)
Redemption date:
April 2006	¥9,000
May 2006	5,000
June 2006	7,000
July 2006	—
August 2006	9,000

Total	¥30,000

6)	Current Portion of Long-term Borrowings

March 31, 2006
(in millions)
Commercial banks	¥4,972
Regional banks	24,863
Trust banks	1,728
Long-term credit banks	2,040
Foreign banks	5,784
Credit banks and credit cooperative banks	3,270
Non-life insurance companies	782
Business corporations	4,239

Total	¥47,679

Annual Financial Report

7.	Long-term Borrowings

March 31, 2006
(in millions)
Commercial banks	¥3,502
Regional banks	27,527
Trust banks	2,777
Long-term credit banks	2,660
Foreign banks	14,916
Credit banks and credit cooperative banks	3,407
Non-life insurance companies	1,199
Business corporations	8,153

Total	¥64,142

8.	Asset Backed Securities

March 31, 2006
(in millions)
Implementation date:
March 2004	¥1,669
March 2006	20,000

Total	¥21,669

(3)	Other

None

Annual Financial Report

ITEM 6.   ADMINISTRATIVE MATTERS REGARDING NISSIN’S STOCK

Ending date of fiscal year:	March 31 of each year
Annual shareholders’ meeting:	During June in each year
Record date:	March 31 of each year
The type of shares certificate:	100 shares, 1,000 shares, and 10,000 shares
Record date for half-year dividend:	September 30 of each year
Number of shares to constitute one unit of share:	100 shares
Stock transfer;
Place of business handling:	Head Office, The Chuo Mitsui Trust Banking Co., Ltd. 33-1, Shiba 3-chome, Minato-ku, Tokyo
Agent:	The Chuo Mitsui Trust and Banking Co., Ltd. 33-1, Shiba 3-chome, Minato-ku, Tokyo
Intermediary offices:	Head office and branches of The Chuo Mitsui Trust and Banking Co., Ltd.
Head office and branches of Japan Securities Agents, Ltd.
Fee for stock transferring:	Free of charge
Fee for issuing share certificate:	Free of charge
Purchase of shares below 1 unit (under Japanese Unit Share System);
Place of business handling:	Head Office, The Chuo Mitsui Trust Banking Co., Ltd. 33-1, Shiba 3-chome, Minato-ku, Tokyo
Agent:	The Chuo Mitsui Trust and Banking Co., Ltd. 33-1, Shiba 3-chome, Minato-ku, Tokyo
Intermediary offices:	Head office and branches of The Chuo Mitsui Trust and Banking Co., Ltd.
Head office and branches of Japan Securities Agents, Ltd.
Purchase commission:	Handling charges as stipulated by the securities companies designated by the Company for the repurchase.
Method of public notice:	Adoption of public notification by electronic means. However, a public notice will be inserted in the Nihon Keizai Shimbun in case where public notification by electronic means is impossible.
URL for public notification: http://www.nisgroup.jp/Japanese/ir/hk.cfm
URL for balance sheet and statement of income:
http://www.nisgroup.jp/Japanese/ir/kk.cfm
Special privileges for the shareholders:	None

Annual Financial Report

ITEM 7.   REFERENCE INFORMATION FOR NISSIN
1.	Information on Parent Company
NISSIN does not have parent company.
2.	Other Information
The following documents were submitted to Director of Kanto Local Finance Bureau from April 1, 2005 to the filing date of the current annual financial report.
(1)	Annual Financial Report and Attachment for the year ended March 31, 2005 was submitted on June 23, 2005.

(2)	Semi-annual Financial Report for the six months ended September 30, 2005 was submitted on December 20, 2005.

(3)	Security Registration Statement for Stock Option and Attachment was submitted on April 12, 2005, July 6, 2005, and March 14, 2006.

(4)	Amendment Security Registration Statement, regarding the Security Registration for Stock Option submitted on April 12, 2005, was submitted on April 21, 2005.

(5)	Supplemental Security Issuance Registration Statement for Bonds and Attachment was submitted on June 7, 2005 and September 2, 2005.

(6)	Withdrawal of Security Issuance Registration Statement for Bonds was submitted on November 24, 2005.

(7)	Security Issuance Registration Statement for Bonds was submitted on November 14, 2005.

(8)	Amendment Security Issuance Registration Statements for Bonds was submitted on June 23, 2005, and November 28, 2005.

Annual Financial Report

SECOND SECTION:     GUARANTOR COMPANY OF NISSIN
None

Annual Financial Report

Report of Independent Certified Public Accountants
June 22, 2005
Board of Directors of
NISSIN CO., LTD.
Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of retained earnings, the consolidated statement of cash flows and the consolidated supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.
As discussed in “Changes in Accounting Policies”, the Company has changed the amortization method of its consolidation and equity-method account adjustments from the straight-line basis over five years, except for insignificant amounts, to fully amortized immediately as incurred.
We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report

Report of Independent Certified Public Accountants
June 24, 2006
Board of Directors of
NISSIN CO., LTD.
Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of retained earnings, the consolidated statement of cash flows and the consolidated supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
1.	As discussed in “Changes in Accounting Policies”, the money collected by other financial institutions from borrowers on behalf of the Company was previously recorded in “Operating revenues” as “Revenue from purchased loans”, and the related costs were previously recorded in “Operating expenses” as “Costs of purchased loans collected”. However, the Company changed to the method of offsetting “Revenue from purchased loans” against “Cost of purchased loans collected” beginning from the year ended March 31, 2006.

2.	As discussed in “Significant Subsequent Events”, the Company resolved a third-party allotment at the Board of Directors held on May 25, 2006.
We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report

Report of Independent Certified Public Accountants
June 22, 2005
Board of Directors of
NISSIN CO., LTD.
Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the balance sheet, the statement of income, the statement of appropriation of earnings, and the supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2005, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.
We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report

Report of Independent Certified Public Accountants
June 24, 2006
Board of Directors of
NISSIN CO., LTD.
Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the balance sheet, the statement of income, the statement of appropriation of earnings, and the supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2006, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
As discussed in “Significant Subsequent Events”, NISSIN CO., LTD. resolved a third-party allotment at the Board of Directors held on May 25, 2006.
We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.